As filed with the Securities and Exchange Commission	Registration No. 333-208078

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.8 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FUDA GROUP (USA) CORPORATION

(Exact name of registrant as specified in its charter)

SPRUCE VALLEY ACQUISITION CORPORATION

(Former Name of Registrant)

Delaware	1041	47-2031462
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

48 Wall Street, 11th Floor

New York 10005, NY, USA

+1 (646) 751-7488

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Xiaobin Wu

48 Wall Street, 11th Floor

New York 10005, NY, USA

+1 (646) 751-7488

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

215 Apolena Avenue

Newport Beach, California 92662

(949) 673-4510 (tel) / (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price(1)	Fee
Common Stock	50,000,000 shares	$5.85	$292,500,000	$20,140	(2)
				$9,315	(3)

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Previously paid by electronic transfer.
(3)	Paid by electronic transfer.

EXPLANATORY NOTE

In October, 2015, the Company effected a 41-for-100 reverse stock split. Unless otherwise so indicated all share amounts are stated in post-split figures.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ____ 2016

FUDA GROUP (USA) CORPORATION

50,000,000 shares of Common Stock offered by the Company at $5.85 per share

This prospectus relates to the offer and sale of 50,000,000 shares of common stock (the “Shares”) of Fuda Group (USA) Corporation (the “Company”), $0.0001 par value per share at $5.85 for a total offering of $292,500,000. No public market currently exists for the Company’s common stock. The Company intends to list its common stock on NASDAQ when and if qualified to do so. If available, the Company intends to apply for listing on NASDAQ using the ticker symbol “FUDA” for its common stock.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company is (in aggregate) 50,000,000. Funds received by the Company will be immediately available to the Company for use by the Company. Any and all funds received by the Company for sales of Shares at any time in the offering will be immediately available to the Company and there will be no refunds to investors from the Company for sales of shares. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of funds by the Company.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

In the event that the Company does not raise sufficient capital to implements its proposed operations, a prospective investor’s entire investment could be lost. The Shares are being offered by the Company through its officers and directors on a "best efforts" basis and there is no minimum aggregate offering amount and there will be no escrow of funds received from an investment this offering. Any funds received will be immediately available for use by the Company. Initial investors should be aware of the high degree of risk involved with the offering.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “The Company: Jumpstart Our Business Startups Act” contained herein.

The Company does not have any current arrangements and has not entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Price to Public	Selling Commissions		Proceeds to Company
Per Share	$5.85		(1)	$5.85
Total offering	$292,500,000		(1)	$292,500,000

(1)	The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.

See “RISK FACTORS” contained in this prospectus beginning on page 13

48 Wall Street, 11th Floor

New York 10005, NY, USA

+1 (646) 751-7488

Prospectus dated __________________, 2016

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

NB: In China, property belongs to the country and is not sold to individual entities. An entity, such as the Company, can only acquire land use rights which give the acquirer rights to cultivate, develop, mine and/or use the land for period of 70 years but actual ownership of the property remains with the country. Given such property ownership law in China, in this registration statement instances of the use of the term “acquire the property” refers to the actual acquisition of the “land use rights” and such terms may be used interchangeably herein .

The Company

The Company, primarily focused on the region of Northeastern China, intends to concentrate on three channels:

o	Gold, precious metal, granite, marble, flourite and graphite commodities trading;
o	The eventual ownership (solely or in jointly) of mining operations of gold, precious metal, granite and marble;
o	Eventual possible mergers and acquisition projects

The Company plans to develop into an international company with offices and operations throughout the world. The Company’s long term projections are to purchase or enter into joint ventures for the acquisition of operating gold mines or other granite or other natural resources mines and to revitalize any such mine pursuant to the Company’s model. The Company does not intend to necessarily operate such mines, but to increase the efficiency and model of the current operators. Over time, the Company plans to have several subsidiaries with diverse operations in different countries. The Company intends to seek properties with known mineralization that are currently being mined but which the Company believes can be increased in value.

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The only revenues received by the Company to date have been derived from the trading business segment.

The Company intends further diversification into construction commodities, such as granite and marble, through established vendor and supplier networks. The Company will expand and strengthen its upstream asset resources by seeking and exploring properties in the region. The Company anticipates that it will obtain funds to execute its business plan through this offering at $292,500,000 and additional fundings.

There is no assurance that any such additional fund raising will occur or if it occurs that it will be successful in raising the anticipated amount. If the Company is unable to raise additional funds, it may be required to proportionally curtail its development plan or to postpone any such development until funds can, if ever, be raised.

Corporate History

The Company was incorporated in the State of Delaware in September, 2014, and was initially known as Spruce Valley Acquisition Corporation (“Spruce Valley”). In February 2015, Spruce Valley effected a change in control and, as part of such change in control, changed its name to Fuda Group (USA) Corporation. As part of the change of control, the then current management of Spruce Valley resigned and new officers and directors were appointed.

Subsequent to the change in control, new management of the Company effected acquisitions (collectively the “Acquisitions”) in September 2015 with two companies: Fuda Gold (UK) Limited (“Fuda UK”), a private company organized under the laws of England and Wales, and Marvel Investment Corporation Limited (“Marvel”), a private company organized under the laws of Hong Kong. The acquisition of Marvel included its subsidiary, Liaoning Fuda Mining Co. Ltd.

The Company is headquartered at 48 Wall Street, 11th Floor, New York 10005, NY, USA. The main phone number of the Company is +1 (646) 751-7488.

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Business Operations:

In 2015, granite sales and trading accounted for over 97.9% or $29,481,294 of the Company revenues. The summary of the Company’s past operations is as follows:

	Barter Trades Gain
	For the Years Ended
	December 31,	December 31,
	2015	2014

Barter Trade-Affiliated parties	$7,631,963	$15,967,123
Barter Trade-Third parties	2,969	4,557,423

Total	$7,634,932	$20,524,546

	Revenues
	For the Years Ended
	December 31,	December 31,
	2015	2014
Regular Trade-Related parties	$-	$-
Regular Trade-Third parties	30,144,145	12,966,742

Total	$30,144,145	$12,966,742

The breakdown by products for sales revenues and barter trade gain is:

	Sales Revenues
	For the Years Ended
	December 31,		December 31,
	2015		2014
Granite blocks	$17,646,868	58.6%	$11,773,147	90.8%
Granite slabs	11,834,426	39.3%	1,193,595	9.2%
Graphite	224,936	0.7%	-	0.0%
Fluorite	249,926	0.8%	-	0.0%
Gold	187,989	0.6%	-	0.0%

Total	$30,144,145	100%	$12,966,742	100%

	Barter Trade Gain
	For the Years Ended
	December 31,		December 31,
	2015		2014
Granite blocks	$7,634,932	100.0%	$20,524,546	100.0%
Granite slabs	-	0.0%	-	0.0%
Graphite	-	0.0%	-	0.0%
Fluorite	-	0.0%	-	0.0%
Gold	-	0.0%	-	0.0%

Total	$7,634,932	100%	$20,524,546	100%

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The purchase price and sales price of the granite for regular trade and barter trade is as follows:

	Purchase	Quantity	Sales	Quantity
December 31, 2014	Price	Purchased	Price/Barter	Sold/Barter
Granite Blocks (Ton)	$7,294,331	43,575	$41,324,875	59,039
Granite Slabs (Square Meter)	$597,947	37,235	$1,193,595	37,386
Total	$7,892,278		$42,518,470

	Purchase	Quantity	Sales	Quantity
December 31, 2015	Price	Purchase	Price/Barter	Sold/Barter
Granite Blocks (Ton)	$5,187,556	91,145	$25,907,614	91,240
Granite Slabs (Square Meter)	$6,876,383	383,316	$11,834,426	383,316
Total	$12,063,939		$37,742,040

(1)	In 2013 and 2014, the Company was primarily focused on the shipping and trading of purchased granite block and slabs. In 2014, the Company developed a greater focus on domestic sales and reduced sales in international export of granite bocks and granite construction slabs.

The purchase price of granite was higher in 2013 because the granite involved additional effort and costs for the supplier to prepare to meet the requirements of the international customer as well as the standards to export. As of December 31, 2013, the Company had ending inventory in the amount of RMB34,702,993 or US$5,679,391 to carryover to 2014.

The Company generated granite block sales of $11,773,147 and $17,646,868 for the years ended December 31, 2014 and 2015, respectively. The Company generated granite slab sales of $1,193,595 and $11,834,426 for the years ended December 31, 2014 and 2015, respectively. The Company also barter traded granite blocks with fair market value of $29,551,728 and $8,260,746 for the years ended December 31, 2014 and 2015, respectively. The barter traded granite was netted with cost of the granite to show as Gain on barter trade.

The shift from international to domestic market enabled the Company to renegotiate the purchase price of the granite with the suppliers. The suppliers agreed to lower the price of the goods as there was less effort and lower cost such as handling, loading, and labor for the supplier to prepare the goods for domestic customers. As a result of the 2013 ending inventory that was carried over to 2014 and the renegotiation of prices with the suppliers, the cost of goods and gross margin were effected in 2014.

Business Operations: Business Plan

The Acquisitions have resulted in both Fuda UK and Marvel becoming wholly owned subsidiaries of the Company, the surviving entity. The Company has thereby inherited the respective operations and business plans of both Fuda UK and Marvel.

Marvel Investment Corporation Limited; Marvel was incorporated in Hong Kong in 2009 and had minimal business operations until it acquired Liaoning Fuda Mining Co. Ltd., (“Liaoning Fuda”), a Chinese company, pursuant to an equity transfer agreement executed on February 28, 2015 and later consummated on June 30, 2015.

Marvel derives its revenues from trading graphite and fluorite targeting industrial manufacturers, engineering companies and trading companies.

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Liaoning Fuda Mining Co. Ltd (a subsidiary of Marvel): Liaoning Fuda is a natural resource trading company which natural resources consist of raw blocks, stone carvings, slabs, pavers and wall claddings with operations concentrated in an area around Dandong City, Liaoning Province, situated in the region of Northeast China.

Fuda Gold (UK) Limited: Fuda (UK) was incorporated in 2015 in the United Kingdom with initial minimal business operations. Fuda (UK) derives its revenues from trading gold stones, gold sand, or gold bars.

The Company has also entered into agreements with gold mines to sort and process their tailings. Through its subsidiaries, the Company now has the ability to diversify its operations into the profitable granite and marble business connected with the construction materials industry.

The business plan of the Company envisions trying to acquire a controlling percentage in operating mines. The Company does not necessarily anticipate acquiring 100% of any operating mine but envisions acquiring a majority interest and retaining the current operators of operating mines that may have preliminary studies for possible mineral deposits.

The Company has purchased certain land use rights on property surrounding operating gold mines. The Company does not currently intend to mine these lands but anticipates that it may enter into joint venture agreements with such mine operators for acquisition, either partial or total of their operating mines, or expansion into the Company’s land. Or the Company may simply sell these land assets when, and if, the resale price so justifies.

At the current preliminary stage of gold and precious metals operations, the Company is purchasing gold ores, powder or sand from various suppliers with the intention to trade on these. These gold powder and ores are sourced from other gold mines around Northern China. Further, the Company has entered into a cooperative operating agreement with a mine owner whereby the Company will filter and sort gold mine tailings from discarded mine materials.

Business Strategy

The Company’s business strategy is to widen its market position in gold, fluorite, graphite, granite and the marble mining and trading industry by directly acquiring a number of operating mines throughout Asia. The Company seeks properties with known mineralization that are in an advanced stage of exploration and have previously undergone some drilling but are under-explored, which it believes can increase value.

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The execution of the Company’s business strategy is based on the amount of funds that it is able to raise. The Company anticipates that it will raise capital in addition to that raised in this offering in stages. Depending on the proceeds raised in this offering and additional tranches, the Company intends to buy operating active granite or gold mines whether in whole or in joint venture with the current operator or other investors. The ultimate goal is to achieve the mining, production, trading and wholesale of the precious metals and other commodities with the eventual possibility of entering into the retail market with its own brand products.

The Company’s Advantage

Although the Company has been in operation for only a number of years, it believes that it has certain advantages over its above state-owned competitors. These advantages are:

Experienced management with international exposure;

Outstanding track record in the industry (based on customer reviews and feedback, including positive customer experience, history of financial success and strong Company performance;

Vertical integration structure that will allow the Company to oversee all eventual areas of the supply chain which develops smooth operations;

Ability to directly access and associate with multiple mines and refineries;

Willingness to integrate cutting-edge technology directly into mining techniques and marketing strategy.

Market Opportunity – Mining Acquisition in China

The Company believes that a significant opportunity exists in the natural resources market especially in gold and precious metal. In 2011, the demand for gold (25% of global gold demand) exceeded demand from East Indians (23% of global gold demand) who were previously to that the largest consumers of gold (90.9 metric tons compared to India's 85.6 metric tons, China's represented a doubling over the previous year). That's after China demanded twice as much gold (in the form of bullion imports) as it produced in 2010 (700 tons against 351 tons) a significant feat considering it was by far the largest producer of gold that year. Those trends are ultimately expected to lead to a large international role for Chinese mining companies that recognize the market conditions ripe for foreign deals (expanding their gold reach outside of the country).

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Management

The Company’s management personnel have substantial experience in the areas of precious metals, mining, trading, gold and diamonds. The Company’s management is buttressed by the strong experience and profiles of its individual members:

·            Mr. Xiaobin Wu is the President of FUDA Group (USA). He holds a Master of Business Administration Degree from Beijing University. Having been in business for over two decades, he has developed a wide network of business and political contacts in China. He has significant experience providing fiscal, strategic and operational leadership in uniquely challenging situations. Mr. Wu is also a dynamic, results-oriented leader with a strong performance track record.

·            Dr. Wei Guo Lang obtained his Master’s and Doctorate degrees in Engineering from the University of Saskatchewan, Canada and has more than 20 years experience in the mining, technology and agriculture sectors. He serves as an advisor to various Chinese private and governmental companies involved in mining and mining finance sectors worldwide. He has many years experience in mining project development and capital operations. Since August, 2015, Dr. Lang has been Chief Executive Officer of Ultra Lithium Inc. (Symbol TSX V:ULI) . He is also the Executive Director of Zhongsheng Resources Holdings Limited (Symbol: 2623.HK), primarily responsible for business development and investment. Prior to that, he acted as director for Klondex Mines Ltd. (TSX: KDX; NYSE MKT:KLDX), Agro International Inc., Zhongrun (Tianjin) Mining Development Co., Ltd., Ventek Systems Inc. and Q-Net Technologies Inc (Symbol: QNTI).

·            Mr. Mihir J. Sangani holds a Degree in Finance from Bombay University, India. Mr. Sangani has significant global marketing and business development experience along with relation investor exposure. Mr. Sangani has managed an over-$200MM portfolio in the area of investment and asset management. Mr. Sangani has 14 years of experience in the diamond and precious metals trading sectors. He has previous marketing experience with the following companies: Charles Wolf & Sons Inc, New York; Blue Diamonds Inc, New York; Simi-Diam Thailand/Prime Star HK; Al-Othaim Jewelry Saudi Arabia.

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·            Mr. Jimmy Lee has a Bachelor of Science Degree in Accounting from the University of Albany. He is well versed with both the US and Asian markets and has deep knowledge of auditing, financial reporting, consulting, taxation, and financial planning.

·            Mr. Li Bin is a graduate from Fudan University, a renowned Chinese university. Mr. Li finished his Masters Degree and Doctor of Jurisprudence Degree in the United States.  Mr. Li externed for the Honorable Ronald Lew of the Central District of California, and is licensed by the State Bar of California to appear before the California Superior Court and Court of Appeal, the Federal District Court and Bankruptcy Court for the Central District of California.

·            Ms. Lynn Lee is a graduate in Economic and Statistics from the National University of Singapore. She has many years of working experience in international locations within various industries in both public and private sectors, as well as multinational corporations to local companies. She has extensive people management experience and significant organization planning and development know-how.

Together, these professionals form a well-rounded team of leaders that hold skills and abilities needed to succeed in the natural resources industry.

Summary Financial Information

The Company had no operations or specific business plan until the Acquisitions.

The consolidated statements of operations data for the years ended December 31, 2015 and December 31, 2014, respectively, and the condensed balance sheet data as of December 31, 2015 and December 31, 2014, respectively, are derived from the consolidated audited financial statements of the Company, and related notes thereto included herein. Past performance is not necessarily an indicator of future performance as future trends events and uncertainties may impact future performance in material ways that may be unfavorable.

	At December 31, 2015	At December 31, 2014
Balance sheet data
Cash	$18,178,550	$466
Total current assets	$19,684,391	$2,702,311
Land, property & equipment (net)	$49,478,802	$52,286,087
Other assets	$46,233	$48,872
Total assets	$69,209,426	$55,037,270
Total liabilities	$3,666,799	$10,327,151
Total stockholders’ equity	$65,542,627	$44,710,119

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	Year ended	Year ended
	December 31, 2015	December 31, 2014
Statement of operations data
Total sales	$30,147,357	$19,417,843
Gross margin	$18,211,078	$12,397,770
Income (Loss) from operations	$16,445,821	$11,166,734
Net income (loss)	$24,215,164	$27,014,470

Financial Projection: Funding

The Company has undertaken this offering to raise funds to acquire a gold, fluorite, graphite, granite, marble or other natural resource operating mine. Depending on the amount of funds raised, the Company may only be able to acquire a percentage of such operating mine. The intention of the Company is to acquire at least a controlling interest (51%) of any such mine. The Company anticipates that it may be presented with the opportunity to enter into such a purchase as a joint venture or other business combination with another company. If such an event should occur, the Company anticipates that negotiations between the parties prior to entering into any such joint venture would determine the parameters of the joint venture including management of the mine(s), revenue distribution, dissolution and other matters. The Company would only enter into such a joint venture if it determined that the management team of the other party was experienced in the industry and had developmental and operational plans not inconsistent with the business plan of the Company. In all events, for any mine acquired whether in whole or in part, the Company anticipates streamlining the operations of such mine with technology, efficiency and cash infusion to increase the value and output of such mine. The Company does not envision being the operators of the mining operation but retaining the then current operators.

The Company anticipates that it will undertake to raise additional funding in order to acquire gold, fluorite, graphite, granite and/or marble resource mines and facilities. The amount of funds raised in this offering and any other additional fundings, if any, will determine what, if any, land use rights or mines the Company can acquire.

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Listing on a National Exchange

The Company will apply to list its common stock on The NASDAQ Stock Market. In order for the common stock to be listed, the Company must fulfill certain listing requirements including a minimum stock price for the common stock. At our Special Meeting of Stockholders held on 1 October, 2015, the Company received stockholder approval to effect a reverse stock split of our outstanding common stock and to change the allowable exchange ratio to not less than 1-for-4 and not more than 1-for-25. The Company expects that such a reverse stock split would initially result in an increase in the price per share of the common stock and substantially reduce the risk that a U.S. national securities exchange would decline to list our common stock on the basis of failure to meet the exchange’s minimum stock price. No assurances can be given that, even if the Company satisfies this listing requirement, its listing on The NASDAQ Stock Market or another U.S. national securities exchange will be approved, or that, if listed on The NASDAQ Stock Market or another U.S. national securities exchange, it will be able to satisfy the maintenance requirements for continued listing.

Risk Factors

Investment in this offering involves risks that include the limited operating history, securing adequate capital to continue to expand, maintaining an efficient operating and business, speculative nature of gold trading, competition, volatile commodity prices and other material factors. For a discussion of these risks and other considerations that could negatively affect the Company, including risks related to this offering and our common stock, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Corporate Information

The Company’s principal office is located at 48 Wall Street, 11 Floor, New York, NY 10005, and its telephone number is (646) 751-7488 and its website is www.fudagroupusa.com.

As a public reporting company, the Company makes periodic filings with the Securities and Exchange Commission which can be viewed on its web site at www.sec.gov under the Edgar filing CIK number 0001623013. The Company expects to make such reports and other information filed with or furnished to the SEC available free of charge through its website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

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The Offering

This prospectus relates to the offer and sale of 50,000,000 shares (“Shares”) of common stock of the Company.

Common stock outstanding before the offering	105,954,309(1)

Common stock for sale by the Company	50,000,000

Common stock outstanding after the offering	155,954,309(2)

Proceeds to the Company at $5.85 per share	$292,500,000(3)

(1) Based on number of shares outstanding as of the date of this prospectus.

(2) Assumes the sale of the maximum number of Shares.

(3) The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares. The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares. In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Any and all funds received by the Company for sales of Shares by the Company at any time in the offering will become immediately available to the Company. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

Use of proceeds	The Company expects to receive $292,500,000 in proceeds from the sale of the common stock offered by it. Such number may be reduced underwriting discounts and commissions if the Company locates an underwriter for the offering after deducting. The proceeds does not include estimated offering expenses.

Dividend policy	The Company does not anticipate paying any cash dividends on its common stock.

Listing	The Company intends to apply to list its common stock on NASDAQ.

Risk factors	Any prospective investor should carefully read and consider the information in this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in this offering.

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RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. Investors should carefully consider the following risks and all of the other information contained in this prospectus before the purchase of the Shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The risks described below are not the only ones facing us. Additional risks not presently known to us or which we consider immaterial also may adversely affect us. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money their investment.

Risks Related to Our Business

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company (except Fuda Mining Co.) is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. As such, the Company’s business performance might likely suffer.

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The Company may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-	difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;

-	over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;

-	difficulties in integrating the acquired business into information systems, controls, policies, and procedures;

-	failure to retain key personnel, business relationships, reputation, or clients of an acquired business;

-	the potential impairment of acquired assets;

-	diversion of management’s attention from other business activities; insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

-	the assumption of unknown liabilities and additional risks of the acquired business; and

-	unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

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An investor will not know the specific location or type of mine at the time of such investor’s investment decision.

The Company intends to use some of the proceeds of this offering to locate and purchase the land use rights of an operating gold, precious metals, granite, marble, flourite and/or graphite mine in whole or as part of a joint venture with another company. At the time of this offering, the Company has not located a specific mine or mines and does not know the type of mine or location of any such mine. The Company does not know the terms or relationship it may enter with any mine owner or with any possible joint venture company. The Company does not intend to be the operator of any such mine but to acquire controlling ownership rights to such a mine and to improve its profitability by improving its technology, marketing, resourcing and other areas. Thus an investor must make investment decision relying on the ability of management to locate, select and negotiate terms of a mine in a currently profitable business.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships. As a result the Company expects to incur additional expenses which could adversely affect the business, financial condition and results of operations.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company does not have any independent directors.

The Company has only one director who is also the chief executive officer of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

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The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

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The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as staffing needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its products and services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company is susceptible to changes in economic conditions.

Demand for natural resources may decline with changing economic conditions. For example, decline in private construction projects may reduce demand for granite products that the Company operates in. International economic conditions or a slowdown of growth in China or around the globe could harm the Company’s business and operations.

Changes in prices for metals or products will affect the Company’s profitability and operations.

Commodities, such as gold, fluctuate and change in price on a daily basis. Changes in these prices could negatively affect the Company’s operations and profitability.

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The Company utilizes regular suppliers.

The Company relies on meeting its orders with its customers through suppliers. Over the past several years, the Company has utilized the same several suppliers from which it obtains good service and good prices. However, there are many such suppliers in the area which the Company could use at any time that its regular suppliers either cannot for whatever reason fulfill its orders. The Company does not believe that the loss of any of its suppliers would effect its operations. The suppliers typically used by the Company are:

Junda Mining Co., Ltd.

Xiang An Mining Co., Ltd.

Heng Xu Mining Co., Ltd

Changan Gold Mine

Zhenan Gold Mine

The Company is exposed to seasonal risks in its business and operations.

The Company’s business can encounter seasonal issues from time to time in granite and marble mining as the mining and processing activities can typically be done at year round and during the seasonal periods that construction demand slowed, the mines and processing continued operations and built up inventories to prepare for the periods of higher demand.

The Company has a small financial and accounting organization. Being a public company strains the Company's resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

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The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

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be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

If the Company is unable to generate sufficient cash from operations or to raise funds, it may find it necessary to curtail operational activities.

The Company has an extensive business plan hinged on its ability to market and commercialize its products and to raise funds in this offering and other funding sources. If the Company is unable to market and/or commercialize its products or locate additional funding in addition to this offering, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. The business operations of the Company remain speculative.

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The Company’s inability to obtain capital, use internally generated cash, or use shares of the Company’s common stock or debt to finance future expansion efforts could impair the growth and expansion of the Company’s business.

Reliance on internally generated cash or debt to finance the Company’s operations or complete business expansion efforts could substantially limit the Company’s operational and financial flexibility. The extent to which the Company will be able or willing to use shares of common stock to consummate expansions will depend on the Company’s market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using shares of common stock for this purpose also may result in significant dilution to the Company’s then existing stockholders. To the extent that the Company is unable to use common stock to make future expansions, the Company’s ability to grow through expansions may be limited by the extent to which the Company is able to raise capital for this purpose through debt or equity financings. No assurance can be given that the Company will be able to obtain the necessary capital to finance a successful expansion program or the Company’s other cash needs. If the Company is unable to obtain additional capital on acceptable terms, the Company may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, the Company may need additional funds to implement the Company’s internal growth and operating strategies or to finance other aspects of the Company’s operations. The Company’s failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits the Company’s operational or financial flexibility, or (iii) use shares of common stock to make future expansions may hinder the Company’s ability to actively pursue any expansion program the Company may decide to implement and negatively impact the Company’s stock price.

Costs incurred because the Company is a public company may affect the Company’s profitability.

As a public company, the Company incurs significant legal, accounting, and other expenses, and the Company is subject to the SEC’s rules and regulations relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact the Company’s financial results. To the extent the Company’s earnings suffer as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

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It may be time-consuming, difficult and costly for the Company to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to the Company. The Company’s new members of management as of the reverse merger transaction have no experience operating a public company. The Company may need to recruit, hire, train, and retain additional financial reporting, internal controls, and other personnel in order to develop and implement appropriate internal controls and reporting procedures both domestically and internationally. If the Company is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, the Company may have material weaknesses reported in the Company’s independent accountant’s attestation report on the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act.

The PRC legal system embodies uncertainties that could limit the legal protections available to the Company.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing general economic and business matters. The overall effect of legislation since 1979 has been a significant enhancement of the protections afforded to various forms of foreign-invested enterprises in China. These laws, regulations, and legal requirements, however, are constantly changing, and their interpretation and enforcement involve uncertainties, which could limit the legal protections available to the Company. In addition, the Company cannot predict the effect of future developments in the PRC legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Furthermore, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. The Company’s industry is characterized by a large and fragmented group of competitors, and as such, there can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s stock price may not track the price of gold or granite.

The prices of commodities fluctuate and are volatile. The Company’s share price may be adversely impacted by changes in the prices of commodities, such as gold or granite. However, the Company’s stock price may not directly track the price of commodities, as price of commodities trade independent of shares in the Company.

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Because the Company is based overseas, it may be difficult for investors and others to pursue lawsuits and enforce judgments against the Company.

The Company has operations and its main business headquarters overseas. The management of the Company are primarily based in China. As a result, prospective investors may encounter difficulty in pursuing lawsuits against the Company or its management. Furthermore, judgements against the Company or its management may be challenging to enforce against these parties overseas, because of their presence outside the United States.

The management of the Company may lack experience in new lines of business or operations that the Company explores in the future.

The Company may expand into various business lines or pursue different or new operations. The Company’s management may, however, lack requisite experience in new lines of business or operations that are not presently active or contemplated by the Company.

The Company’s business strategy is to acquire active mines that are currently in operation. Along with the acquisition, the Company plans to retain key individuals as well as the current operations team to ensure smooth transition, transfer and continuity of know-how, expertise and management. The Company also plans to engage consultants to streamline processes and upgrade the technology to improve the effectiveness and efficiency of the mines wherever possible.

The Company’s business model is to engage various professionals versed in the different areas of mining operations. The cooperation with these professionals is likely to buttress the Company’s existing management’s experience and capabilities as the Company expands into new areas

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The Company’s contractual arrangements with the Company’s affiliated PRC entity may result in adverse tax consequences.

As a result of the Company’s corporate structure and the contractual arrangements between the Company and the Company’s affiliated PRC entity, the Company are effectively subject to the 5% PRC business tax on net revenues derived from the Company’s contractual arrangements with the Company’s affiliated PRC entity. The Company may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between the Company and the Company’s affiliated PRC entity were not on an arm’s length basis and constitute a favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that the Company’s affiliated PRC entity adjust its taxable income, if any, upward for PRC tax purposes. Such a pricing adjustment could adversely affect the Company by increasing the Company’s affiliated PRC entity’s tax expenses without reducing the Company’s tax expenses, which could subject the Company’s affiliated PRC entity to late payment fees and other penalties for underpayment of taxes. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. As a result, the Company’s contractual arrangements with the Company’s affiliated PRC entity may result in adverse tax consequences to us. As the Company’s affiliated PRC entity suffered accumulated loss since its inception, it has not paid any PRC income tax so far. If it generates net income from transactions with the Company’s PRC subsidiaries pursuant to the contractual arrangements in the future and the PRC tax authorities decide to make transfer pricing adjustments on its net income, the Company’s consolidated net income may be adversely affected.

Restrictions on currency exchange may limit the Company’s ability to utilize the Company’s capital effectively.

All of the Company’s revenues and operating expenses are denominated in Renminbi. The Renminbi is currently freely convertible under the “current account”, which includes dividends, trade, and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.

Currently, the Company’s PRC subsidiaries may purchase foreign exchange for settlement of “current account transactions,” and retain foreign exchange in its current account, subject to a ceiling approved by the SAFE, to satisfy foreign exchange liabilities or to pay dividends. The Company cannot, however, assure you that the relevant PRC governmental authorities will not limit or eliminate the Company’s PRC subsidiaries’ abilities to purchase and retain foreign currencies in the future.

Since a significant amount of the Company’s future revenues will be denominated in Renminbi, the existing and any future restrictions on currency exchange may limit the Company’s ability to utilize capital generated in Renminbi to fund the Company’s business activities outside of China, if any, or expenditures denominated in foreign currencies.

Foreign exchange transactions under the capital account are subject to limitations and require registration with or approval by the relevant PRC governmental authorities. In particular, if the Company finances the Company’s PRC subsidiaries by foreign currency loans, those loans cannot exceed certain statutory limits and must be registered with the SAFE, and if the Company finance the Company’s PRC subsidiaries by capital contributions, then those capital contributions must be approved by the Ministry Of Commerce or its local agency. In addition, because of the regulatory issues related to foreign currency loans to, and foreign investment in, domestic PRC enterprises, the Company may not be able to finance its operations by loans or capital contributions. The Company cannot assure you that the Company can obtain these governmental registrations or approvals on a timely basis, if at all. These limitations could affect the ability of these entities to obtain foreign exchange through debt or equity financing, and could adversely affect the Company’s business and financial conditions.

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Fluctuation in the value of the Renminbi may reduce the value of the Company’s investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on exchange rates set by the People's Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi solely to the U.S. dollar. Under this revised policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Following the removal of the U.S. dollar peg, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. The People's Bank of China, however, regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals. For almost two years after July 2008, the Renminbi traded within a narrow range against the U.S. dollar. As a consequence, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government announced that it would increase Renminbi exchange rate flexibility. It remains unclear, though, how this flexibility might be implemented. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Because all of the Company’s revenues and expenditures are denominated in Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying change in the Company’s business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend the Company issue that will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments the Company make in the future.

Very limited hedging transactions are available in China to reduce the Company’s exposure to exchange rate fluctuations. To date, the Company have not entered into any hedging transactions in an effort to reduce the Company’s exposure to foreign currency exchange risk. While the Company may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and the Company may not be able to successfully hedge the Company’s exposure at all. In addition, the Company’s currency exchange losses may be magnified by Chinese exchange control regulations that restrict the Company’s ability to convert Renminbi into foreign currency.

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Estimated reserves on mines to be acquired are based on many assumptions that may turn out to be inaccurate. Significant inaccuracies in these underlying assumptions will materially affect the quantities and present value of any reserves.

Mining is not an exact science and requires subjective estimates of underground accumulations of reserves and assumptions concerning future commodity prices, production levels and operating and development costs. As a result, estimated quantities of any reserves, projections of future production rates and the timing of development expenditures may be incorrect. The timing of both production and incurrence of costs in connection with the development and production of reserves will affect the timing of actual future net cash flows.

The volatility of gold and precious metal commodities prices due to factors beyond the Company’s control greatly affects earnings, cash flows and asset values.

The Company’s financial results vary with fluctuations in the market prices of gold and precious metal. A substantial or extended decline in the market prices of gold and precious metal commodities could have a material adverse effect on our financial results, the value of assets and our ability to repay any debt or to meet our other fixed obligations, and could depress the trading prices of the common stock.

The revenues, operating results, profitability, future rate of growth and the carrying value of properties depend primarily upon the prevailing commodity prices. Historically, gold and precious metal as well as specialized commercial minerals prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.

The Company’s business plan requires substantial additional capital, which the Company may be unable to raise on acceptable terms in the future, which may in turn limit its ability to execute the business plan and could lead to a loss of properties and have a material adverse effect on operations.

Growing the business and making the necessary acquisitions to execute it is very expensive, and the Company expect that it will need to raise substantial additional capital, through future private or public equity offerings, strategic alliances or debt financing, before it can achieve commercialization of some of its properties.

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In the near term, the Company intends to finance our capital expenditures with cash flows from operations, borrowing availability and proceeds from this offering.

The Company’s business and operating results can be harmed by factors such as the availability, terms and cost of capital or increases in interest rates. Changes in any one or more of these factors could cause the cost of doing business to increase, limit access to capital, limit ability to pursue acquisition opportunities, reduce cash flows available for drilling and place the Company at a competitive disadvantage. Continuing disruptions and volatility in the global financial markets may lead to an increase in interest rates or a contraction in credit availability, which could impact the ability to finance operations.

If the Company is unable to fund capital requirements, it may be required to curtail operations relating to an inability to implement development plan, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on production, revenues and results of operations. In addition, a delay in or the failure to complete proposed or future projects could delay or eliminate potential efficiencies and related cost savings.

The international operations are subject to political, social and geographic risks of doing business in countries outside the U.S.

The Company currently has operations located outside the United States. The international operations must comply with the U.S. Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws of the other jurisdictions. There has been a substantial increase in the global enforcement of these laws. Any violation of these laws could result in significant criminal or civil fines and penalties, litigation, and loss of operating licenses or permits, and may damage reputation, which could have a material adverse effect on business, results of operations and financial condition.

The inability of one or more customers to meet their obligations may adversely affect the Company’s financial results.

In addition to credit risk related to receivables from commodity derivative contracts, the Company’s principal exposure to credit risk is through receivables from purchasers. Current economic circumstances may further increase these risks. The Company does not require customers to post collateral. The inability or failure of significant customers to meet their obligations or their insolvency or liquidation may materially adversely affect the Company’s financial condition and results of operations.

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The Company relies on a few key employees whose absence or loss could adversely affect the business.

Many key responsibilities within the business have been assigned to a small number of employees. The loss of their services could adversely affect the business. In particular, the loss of the services of one or more members of the Company’s senior management team, could disrupt operations.

The failure to successfully identify, complete and integrate future acquisitions of properties or businesses could reduce operating results and impede growth.

There is intense competition for acquisition opportunities in the industry and the Company may not be able to identify attractive acquisition opportunities. Competition for acquisitions may increase the cost of, or cause the Company to refrain from, completing acquisitions. The Company’s ability to complete acquisitions is dependent upon, among other things, the ability to obtain debt and equity financing and, in some cases, regulatory approvals. Further, these acquisitions may be in geographic regions in which it does not currently operate, which could result in unforeseen operating difficulties and difficulties in coordinating geographically dispersed operations, personnel and facilities. In addition, if the Company enters into new geographic markets, the Company may be subject to additional and unfamiliar legal and regulatory requirements. Compliance with these regulatory requirements may impose substantial additional obligations, cause additional time and resources in compliance activities and increase exposure to penalties or fines for non-compliance with such additional legal requirements. Completed acquisitions could require the Company to invest further in operational, financial and management information systems and to attract, retain, motivate and effectively manage additional employees. The inability to effectively manage the integration of acquisitions could reduce the focus on subsequent acquisitions and current operations, which, in turn, could negatively impact results of operations and growth.

Any acquisition involves potential risks, including, among other things:

·	the validity of assumptions about estimated reserves, future production, commodity prices, revenues, capital expenditures, operating expenses and costs;

·	an inability to obtain satisfactory title to the assets acquired;

·	a decrease in liquidity by using a significant portion of available cash to finance acquisitions;

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·	a significant increase in interest expense or financial leverage if additional debt is incurred to finance acquisitions;

·	the assumption of unknown liabilities, losses or costs for which there is no or limited indemnity or other recourse;

·	the diversion of management’s attention from other business concerns; and

·	an inability to hire, train or retain qualified personnel to manage and operate growing assets.

The Company is subject to various legal proceedings, which may have an adverse effect on business.

The Company is a party to a number of legal proceedings in the normal course of business activities, including workers’ compensation claims, employment-related disputes, commercial disputes, personal injury claims, royalty claims, property damage claims and contract actions.

There is the potential that litigation could have an adverse effect on cash flows, results of operations or financial position. If the Company is not able to successfully defend with respect to various legal proceedings, there could be a delay or even a halt in exploration, development or production activities or other business plans, resulting in a reduction in reserves, loss of production and reduced cash flows.

Risks Related to this Offering and Common Stock

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

Shareholders of the Company cannot rely upon Rule 144 to resell securities of the Company.

Due to the Company’s previous status as a shell company, shareholders cannot rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)). As such, certain shares of common stock have no ability for resale or transfer until the Company meets the requirements of Rule 144(i)(2) of the Securities and Exchange Commission

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Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

-The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

-The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

-The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The Company may need additional capital, and the sale of additional shares or other equity securities could result in dilution to the Company’s stockholders.

The Company may require additional cash resources due to changed business conditions or other future developments, including any investments the Company may decide to pursue. If the Company’s resources are insufficient to satisfy the Company’s cash requirements, the Company may seek to sell additional equity or debt securities. The sale of additional equity securities could result in dilution to the Company’s stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in further operating and financing covenants that would further restrict the Company’s operations. The Company cannot provide assurances that financing will be available in amounts or on terms acceptable to the Company, if at all.

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The Company’s officer and sole director Xiaobin Wu beneficially owns a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Xiaobin Wu, an officer and sole director of the Company, currently beneficially own more than 50% of the Company’s outstanding common stock. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their shares.

The Company may complete another primary offering for Shares immediately following this offering.

The Company may conduct an addition offering of its Shares. Such an offering may be conducted immediately following this offering. Sales of additional Shares will dilute the percentage ownership of existing shareholders in the Company.

The Company will incur increased costs as a result of being a public company, which may significantly affect our financial condition.

As a public company, the Company will incur significant legal, accounting and other expenses that we did not incur as a private company to meet related reporting requirements. We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the Financial Industry Regulatory Authority. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Under the Shared Services Agreement that we expect to enter into with FCX at the closing of this offering, FCX will provide legal, accounting and other services necessary for us to meet our regulatory obligations as a public company. If the Shared Services Agreement is terminated or not renewed, we will need to find a replacement service provider or provide such functions ourselves, which may increase the costs associated with meeting our public company reporting requirements.

The Company expects to incur additional expenses and devote additional management effort toward ensuring compliance with Section 404 of the Sarbanes-Oxley Act. See “—Risks Related to Our Business—If the Company fails to maintain proper and effective internal controls over financial reporting, its ability to produce accurate and timely financial statements could be impaired and investors’ views could be harmed.”

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The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of shares of common stock. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. Currently, no such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

There has been no public market for the Company’s common stock, and if the price of the common stock fluctuates significantly an investment could lose value.

Prior to this offering, there has been no public market for the Company’s common stock. Although the Company intends to apply to list its common stock on the NASDAQ, an active public market may not develop for the common stock or the common stock may not trade in the public market subsequent to this offering at or above the initial public offering price. If an active public market for the common stock does not develop, the stock price and liquidity of the common stock will be materially and adversely affected.

If there is a thin trading market or “float” of the Company’s common stock, the market price common stock may fluctuate significantly more than the stock market as a whole. Without a large float, common stock is less liquid than the stock of companies with broader public ownership and, as a result, the stock price of the Company’s common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment. The initial offering price may not be indicative of the stock price for the Company’s common stock after this offering. In addition, the stock market is subject to significant price and volume fluctuations, and the price of the common stock could fluctuate widely in response to several factors, including:

·	quarterly or annual operating results;

·	changes in earnings estimates;
·	investment recommendations by securities analysts who follow the Company or the industry;
·	additions or departures of key personnel;
·	changes in the business, earnings estimate or market perceptions of competitors;

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·	failure to achieve operating results consistent with securities analysts’ projections;
·	changes in industry, general market or economic conditions; and
·	announcements of legislative or regulatory change.

The Company does not intend to pay cash dividends on its common stock in the foreseeable future, and therefore only appreciation of the price of the common stock will provide a return to stockholders.

The Company anticipates that it will retain all future earnings, if any, to finance the growth and development of the business. The Company does not intend to pay cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of the Board of Directors and will depend upon financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors deemed relevant by our Board of Directors. As a result, only appreciation of the price of the common stock, which may not occur, will provide a return to stockholders.

FORWARD LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

Special Additional Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Business” and “Risk Factors.”  These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

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Given these uncertainties, undue reliance should not be placed on these forward-looking statements.  These forward-looking statements include, among other things, statements relating to:

–	the Company’s ability to find suitable markets for, and increase sales of, the existing products it offers and develops;
–	the Company’s ability to successfully defend and maintain its intellectual property rights;
–	the Company’s ability to obtain additional capital to fund expansion of its operations, new marketing initiatives, and/or acquisitions;
–	economic, regulatory, and legal risks associated with the Company’s operations; or
–	the loss of key members of the Company’s management.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this prospectus.  A potential investor should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects.  Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

The following table lists the anticipated use of proceeds from the sale of the Shares assuming slae of all the Shares or a lesser amount thereof.

The Company intends to raise the funds to acquire, either partially or whole, any one or more, in any combination, the land use rights in gold, fluorite, graphite, granite and marble resource mines and facilities. The ability to acquire these assets depends on the funds raised. The percentage of ownership interest is also dependent upon the amount of funds raised. The Company may not acquire 100% of the land use rights but may enter into a joint venture with another company or mine operator. The Company anticipates that it will acquire no less than 51% of the ownership interest in any mine.

The Company is offering the Shares on a best efforts basis such that the funds received from an investment in this offering will be available to the Company immediately for use. Funds will not be placed in an escrow account and there is no minimum investment amount that needs to be reached before the funds are available for use by the Company. Estimated use of proceeds:

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	If 50,000,000		If 25,000,000		If 10,000,000
	Shares sold		Shares sold		Shares sold
Proceeds:	($292,500,000)		($146,250,000)		($58,500,000)

Acquisition of (1)
granite mine(s)		(2)	$128,000,000		50,750,000	(3)

Acquisition of (1)
Gold mine(s)	$255,937,500			(2)		(3)

Working Capital	$29,250,000		14,250,000		5,800,000

Administrative expenses	$7,312,500		4,000,000		1,450,000

(1)	Purchase of either all or controlling percentage of mine.
(2)	If the greater amount of funds is raised the Company will focus on acquiring a gold mine and if lesser funds, then the Company will focus on granite mines.
(3)	If less than 10,000,000 Shares are sold, then the Company anticipates that it will use the proceeds as working capital and for development of its current operations and not for acquisition of any mines.

The Company has no agreements for the purchase of any mine, land or facility. The Company is basing its projections listed below on estimates and informal discussions regarding mines currently available or in operations. Based on the funding achieved, the Company will phase the completion of the acquisition plan accordingly.

The Company anticipates that it may only acquire a controlling percentage of any such mine not the entire ownership interest. The Company believes that it can meet its ownership goals of increasing efficiency, technology, productivity so long as it has the controlling ownership interest. The Company’s intention is to retain current mine operators so that they will partner with the Company to operate the mine according to its business and operating model.

The following are some typical prices of operating mines.

Gold:	Acquisition of Gold Mine $350 million. Acquisition of Gold Sorting and Refinery Facility $150 million.

Granite:	Acquisition of Granite Mines $120 million (open-pit) includes processing facilities.

Graphite:	Acquisition of Graphite Mine $230 million. (includes a processing facility )

Fluorite:	Acquisition of Fluorite Mine $150 million (includes processing facility)

The Company may try to enter into a joint venture with another company to acquire a mine. The terms of any such joint venture, in regard to operations, management, dissolution, etc., would need to be negotiated but it would be anticipated that revenues and costs would proportionate to investment/ownership percentage.

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DIVIDEND POLICY

The Company does not anticipate declaring or paying any cash dividends to holders of the common stock in the foreseeable future. Future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including results of operations, financial condition, capital requirements and investment opportunities.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their shares of common stock. Purchasers in this offering will pay $5.85 per Share but immediately after purchase the value of those Shares will be reduced.

Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

Prior to the offering, the Company had a net tangible book value of $79,504,166 or $0.75 per share with 105,954,309 shares outstanding as of June 30, 2016.

The Company is offering 50,000,000 Shares at $5.85 per Share. If fully sold, this would result in an adjusted net tangible book value of $372,004,166 (assuming no offering expenses) with 155,954,309 shares of common stock outstanding or $2.39 per share.

This represents an immediate increase in net tangible book value of $1.63 per share to \existing shareholders and an immediate dilution of $3.46 per share to the new investors purchasing shares of common stock in this offering.

The following table illustrates the per share dilution assuming all 50,000,000 Shares offered herein are sold. If fewer than the 50,000,000 shares are sold, then the dilution to new investors will be greater. That is, the value of an investors shares immediately after investment will be proportionately more greatly reduced if less than the 50,000,000 Shares are sold.

Assuming 50,000,000 Shares sold ($292,500,000 in proceeds) (1)

	Shares Outstanding		Total Paid
	Number	Percent	Amount	Percent	Average Price per Share

Existing Shareholders	105,954,309	67.94	$14,634	0.01%	$0.0001
New Investors	50,000,000	32.06	292,500,000	99.99%	$5.8500

Total	155,954,309	100%	$292,514,634	100%	$5.8501

Net tangible book value before offering		$79.5m
Net tangible book value per share before offering	$0.75
Net tangible book value after offering		$372.0m
Net tangible book value per share after offering	$2.39
Dilution per share to new investors			$3.46

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Assuming 25,000,000 Shares sold ($146,250,000 in proceeds) (1)

	Shares Outstanding		Total Paid
	Number	Percent	Amount	Percent	Average Price per Share

Existing Shareholders	105,954,309	80.91	$14,634	0.01%	$0.0001
New Investors	25,000,000	19.09	146,250,000	99.99%	$5.8500

Total	130,954,309	100%	$146,264,634	100%	$5.8501

Net tangible book value before offering		79.5m
Net tangible book value per share before offering	$0.75
Net tangible book value after offering		225.8m
Net tangible book value per share after offering	$1.72
Dilution per share to new investors			$4.13

Assuming 12,500,000 Shares sold ($73,125,000 in proceeds) (1)

	Shares Outstanding		Total Paid
	Number	Percent	Amount	Percent	Average Price per Share

Existing Shareholders	105,954,309	89.45%	$14,634	0.02%	$0.0001
New Investors	12,500,000	10.55%	73,125,000	99.98%	$5.8500

Total	118,454,309	100%	$73,139,634	100%	$5.8501

Net tangible book value before offering		$79.5m
Net tangible book value per share before offering	$0.75
Net tangible book value after offering		$152.6m
Net tangible book value per share after offering	$1.29
Dilution per share to new investors			$4.56

(1) Assumed for purposes of illustration only. Does not reflect possible selling commissions and expenses.

If the Company effects a subsequent offering of its securities, the investors in this offering may experience additional dilution to the value of their shares if the price of the securities offered in any subsequent offering is less than that paid by the investors in this offering.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

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Prior to this offering, there has been no public market for the Company’s common stock. In determining the initial public offering price of the common stock, the following has been considered:

·	the history and prospects for the industry;
·	the Company’s financial information;
·	the ability of management and business potential and earning prospects;
·	the prevailing securities markets at the time of this offering; and

·	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company intends to attempt to locate an underwriter or broker-dealer or selling agent to sell the Shares.

Shares may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares. The executive officers of the Company will be offering the Shares for sale without commission or payment. The offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

There is no minimum of any Shares that must be sold by the Company before the offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the offering period.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers offering the Shares is considered to be a broker of such securities as (i) no officer is subject to any statutory disqualification, (ii) no officer is nor will be compensated by commissions for sales of the securities, (iii) no officer is associated with a broker or dealer, (iv) all officers are primarily employed on behalf of the Company in substantial duties and (v) no officer participates in offering and selling securities more than once every 12 months.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

DESCRIPTION OF SECURITIES

The following statements relating to the capital stock set forth certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits to this registration statement.

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Capitalization

The Company is authorized to issue 480,000,000 shares of common stock, par value $0.0001, of which 105,954,309 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of non-designated preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

In October 2015, the Company adopted an amendment to its certificate of incorporation effecting a reverse share split on a forty-one (41) for one hundred (100) basis, such that each one hundred (100) shares of common stock held by a stockholder were converted into forty-one (41) shares of common stock. All outstanding shares of common stock were so converted in October when such amendment was filed in the State of Delaware. The action was duly approved by the board of directors and shareholders of the Company. As a result of the reverse share split, the total number of outstanding shares of common stock of the Company decreased from 258,339,773 shares outstanding to 105,954,309 shares outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which were filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 50,000,000 shares of its common stock for sale to the public at a price of $5.85 per Share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

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Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

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Transfer Agent

It is anticipated that the transfer agent and registrar for the Company’s common stock is Colonial Stock Transfer Company, Inc.

Dividends

The Company has not paid any dividends to date. The Company intends to offer dividends in the future, depending on the success of its business and its overall financial performance, including the availability of cash and other needs/uses of cash.

THE BUSINESS

Background

The Company was incorporated in the State of Delaware in September 2014 and initially had no business, operations. Subsequently, the Company has acquired two subsidiaries with operations and accordingly, the business of the Company below is that of its subsidiaries: Fuda (UK) and Marvel (and its subsidiary Liaoning Fuda).

The Acquisitions have resulted in both Fuda (UK) and Marvel becoming wholly owned subsidiaries of the Company. The Company has thereby inherited the respective operations and business plans of both Fuda (UK) and Marvel.

Marvel Investment Corporation Limited; Marvel was incorporated in Hong Kong in 2009 and had minimal business operations until it acquired Liaoning Fuda Mining Co. Ltd., (“Liaoning Fuda”), a Chinese company, pursuant to an equity transfer agreement executed on February 28, 2015 and later consummated on June 30, 2015.

Marvel derives its revenues from trading graphite and fluorite targeting industrial manufacturers, engineering companies and trading companies.

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Liaoning Fuda Mining Co. Ltd (a subsidiary of Marvel): Liaoning Fuda is a natural resource trading company which natural resources consist of raw blocks, stone carvings, slabs, pavers and wall claddings with operations concentrated in an area around Dandong City, Liaoning Province, situated in the region of Northeast China.

Fuda Gold (UK) Limited: Fuda (UK) was incorporated in 2015 in the United Kingdom with initial minimal business operations. Fuda (UK) derives its revenues from trading gold stones, gold sand, or gold bars.

Operations

In 2015, granite sales and trading accounted for over 97.9% or $29,481,294 of the Company revenues. The summary of the Company’s past operations is as follows:

	Barter Trades Gain
	For the Years Ended
	December 31,	December 31,
	2015	2014
Barter Trade-Affiliated parties	7,631,963	15,967,123
Barter Trade-Third parties	2,969	4,557,423

Total	7,634,932	20,524,546

	Revenues		Cost of Sales
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Regular Trade-Related parties	$-	$-	$-	$-
Regular Trade-Third parties	30,144,145	12,966,742	11,936,036	5,243,149

Total	$30,144,145	$12,966,742	$11,936,036	$5,243,149

The breakdown by products for sales revenues and barter trade gain is:

	Sales Revenues
	For the Years Ended
	December 31,		December 31,
	2015		2014
Granite blocks	$17,646,868	58.6%	$11,773,147	90.8%
Granite slabs	11,834,426	39.3%	1,193,595	9.2%
Graphite	224,936	0.7%	-	0.0%
Fluorite	249,926	0.8%	-	0.0%
Gold	187,989	0.6%	-	0.0%

Total	$30,144,145	100%	$12,966,742	100%

	Barter Trade Gain
	For the Years Ended
	December 31,		December 31,
	2015		2014
Granite blocks	$7,634,932	100.0%	$20,524,546	100.0%
Granite slabs	-	0.0%	-	0.0%
Graphite	-	0.0%	-	0.0%
Fluorite	-	0.0%	-	0.0%
Gold	-	0.0%	-	0.0%

Total	$7,634,932	100%	$20,524,546	100%

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The purchase price and sales price of our granite for regular trade and barter trade as follows:

	Purchase	Quantity	Sales	Quantity
December 31, 2014	Price	Purchased	Price/Barter	Sold/Barter
Granite Blocks (Ton)	$7,294,331	43,575	$41,324,875	59,039
Granite Slabs (Square Meter)	$597,947	37,235	$1,193,595	37,386
Total	$7,892,278		$42,518,470

	Purchase	Quantity	Sales	Quantity
December 31, 2015	Price	Purchase	Price/Barter	Sold/Barter
Granite Blocks (Ton)	$5,187,556	91,145	$25,907,614	91,240
Granite Slabs (Square Meter)	$6,876,383	383,316	$11,834,426	383,316
Total	$12,063,939		$37,742,040

(1)

In 2013 and 2014, the Company was primarily focused on the shipping and trading of purchased granite block and slabs. In 2014, the Company developed a greater focus on domestic sales and reduced sales in international export of granite bocks and granite construction slabs.

The purchase price of granite was higher in 2013 because the granite involved additional effort and costs for the supplier to prepare to meet the requirements of the international customer as well as the standards to export. As of December 31, 2013, the Company had ending inventory in the amount of RMB34,702,993 or US$5,679,391 to carryover to 2014.

The Company generated granite block sales of $11,773,147 and $17,646,868 for the years ended December 31, 2014 and 2015, respectively. The Company generated granite slab sales of $1,193,595 and $11,834,426 for the years ended December 31, 2014 and 2015, respectively. The Company also barter traded granite blocks with fair market value of $29,551,728 and $8,260,746 for the years ended December 31, 2014 and 2015, respectively. The barter traded granite was netted with cost of the granite to show as Gain on barter trade.

The shift from international to domestic market enabled the Company to renegotiate the purchase price of the granite with the suppliers. The suppliers agreed to lower the price of the goods as there was less effort and lower cost such as handling, loading, and labor for the supplier to prepare the goods for domestic customers. As a result of the 2013 ending inventory that was carried over to 2014 and the renegotiation of prices with the suppliers, the cost of goods and gross margin were effected in 2014.

The Company is able to sell granite blocks at a much higher markup than the granite slabs because the Company receives the blocks direct from the mines without any processing. Before the Company receives the granite slabs, they are processed and that processing cost is added to the price and paid to the processor. This processing cost reduces the profit which the Company can retain from the granite slabs.

The amount of inventory that the Company purchases in any given year varies depending on customer demand as well as variable market factors. In 2015, the purchase price of granite blocks decreased significantly as the Company was able to negotiate better rates with the mines arising from several factors including

General slowing of the domestic economy;
Conversion to local sales from international sales reducing certain costs additional labor, loading and equipment rental costs;
Bulk purchases instead of graded purchases;
Mines had overstock and needed to clear excess inventory

The sales price of granite also declined in 2015 primarily as a result of the general slowing of the economy and conversion to local sales; that is, local prices tend to be lower than export prices not only due to no additional loading and shipping costs but also because local grade granite is less stringent than export and therefore less expensive.

The Company attempts to balance its purchases of granite with expected sales but the Company may have inventory from one year available for sale the following year. In addition, the Company will attempt to take advantage of reduced pricing or pricing in bulk and will build inventory without necessarily an expected sale.

In 2015, the Company was engaged primarily in granite but through its subsidiary, Marvel, the Company began graphite and fluorite orders.

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The Company, focused on the region of Northeast China, is seeking to develop and operate a portfolio of natural assets with reserves of gold and precious metals. The Company’s business plan envisions the acquisition, either solely or as a joint venture, of operating granite or gold mines. The Company does not necessarily intend to operate such mines but to continue with the in-place operators and work to streamline and modernize and make more efficient the operations of such mines. The Company further intends to diversify into the construction commodities, such as granite and marble, through developed vendor and supplier networks.

The Company’s management believes that the market demand for natural resources, such as gold, granite and marble, fluorite and graphite will continue to increase. Gold and other precious metals are commodities and will thereby experience times of high and low trading values, but the Company believes that the demand for it as a commodity would be ever present. The same could be said for granite and marble, which would be additionally affected by the economy in terms of the construction industry.

Commodities prices can be volatile and are generally not considered to be stable over time.

Gold and Gold Mining. The Company is an emergent gold resources company seeking to develop and operate a portfolio of natural assets with reserves of gold and precious metals. Following the Acquisitions, through its subsidiaries, the Company has been purchasing and trading gold resources and has been exploring, planning, negotiating and engaging in gold trading activities with the vision to purchase gold mining assets and facilities. Specifically, the Company intends to identify properties with certain degrees of mining, but are under explored which could rapidly increase in value through better technology, management and/or cash infusion. An ancillary part of the strategy is to explore merger and acquisition opportunities with other companies in the industry.

For gold, trading refers to the purchase of gold sand, powder and bars. The Company has entered an agreement with a third party gold mine, Zhen An Gold Mine, located in Northern China to sort its dust and sand (tailings) with the intention to either trade these or appoint a subcontractor to further extract and process them into bars or other refined products. Sorting refers to the selection of high quality tailings, extracting and refining them into gold bars. The processing includes the extraction of precious minerals out of the sand/rock, refining them into gold bars. The Company does not do the processing which is done by the supplier or may be outsourced to third parties.

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The Company owns the land use rights to eight parcels of undeveloped and forested land which surround within 5 kilometers three different operating gold mines, namely Zheng An Gold Mine, Changan Gold Mine and Wulong Gold Mine. The Company has preliminary studies on its property that surrounds these operating mines, but has no studies indicating proven or probable reserves on such property. The properties are undeveloped and accessible by car on a rough pathway that has been cleared. The Company has not performed any exploration work on any of these eight parcels of land. There is no certainty or indication that these parcels, or any of them, will contain any mineral reserves.

Location within China

The Company does not intend to mine its property but anticipates three possible alternatives:

(i) When, and if, the neighboring currently active mines have depleted their resources, one or more of them may seek to expand into the Company’s land; or

(ii) At an appropriate time and if opportunity presents itself, the Company might consider either entering into a joint venture with one of the mine operators for expansion into the Company’s land; or

(iii) Simply sell one or more of these properties when, and if, the resale price so justifies.

If the Company were to mine the property itself, it would need to obtain from the state authorities the requisite licenses required to commence mining operations. The estimated time to receive such licensing is approximately two years. In addition, the Company would need to seek qualified and available personnel to manage and operate the facility. If the Company were to enter into a joint venture with one of the neighboring operating mines, it would be able to piggyback on the existing mining licenses of those operators and simply apply for an expansion of project land area. The Company does not intend to be the operator of a mine but to acquire, in whole or in part, an operating mine or to expand a neighboring operating mine into the Company’s property and continue to use the licensing and personnel and operating expertise of the then current operators.

The Company has not determined that any of the three mines which its properties surround will be the actual mines purchased by the Company with funds from this offering. These mines will be considered by the Company as one of the candidates for its acquisition depending on the amount of funds raised, results of geological studies, negotiations with current owners and operators and availability of other gold, granite or other mineral resource mines.

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At the end of 2015, the Company entered into an agreement with a mine owner whereby the Company will filter and sort gold mine tailings from discarded mine materials after which the Company will sell these sorted out materials.

The Company defines processing as activities that change the raw materials to finished goods. Sorting does not transfer the raw materials into finished goods; it merely deals with the grading of the material. Hence the Company does not consider sorting as a form of processing.

Sorting does require some basic tools and safety gear.

Sorting and filtering activities of gold mine tailing required the Company to incur additional expenses such as hiring additional workers - supervisors, technical experts, mining advisors and purchasing some basic tools and supplies.

In late 2015, the Company traded only two gold bars. The purchase price for the bars were RMB 1,500,000 (USD227,552 at current exchange rates) The sales price at that time, based on Shanghai Gold Bullion Exchange, was $238.70. The weight was 4.986kg. The total sales price was RMB 1,184,622 (USD179,709 at current exchange rates). The Company experienced a loss due to a drop in commodity prices from the time of purchase to time of sale.

Transportation and storage regarding gold is as follows: For gold dust or ore or powder, storage is typically in the warehouse facility of the mine. Buyers come to specified location to pick up and arrange delivery of the gold at their cost. For gold bars, the sellers usually hand deliver the bars to the Company which are kept in the Company’s safe and usually picked up by the Company’s buyer within 24 hours.

The Company has no processing facility for the gold tailings into gold bars and only third party processing facilities are used typically charging $5USD per gram of extracted gold.

Granite and Marble

Not only is the Company seeking to engage in the business of gold and precious metals trading but anticipates building its business of trading in granite, marble, fluorite and graphite. Through the operations of its subsidiaries, the Company can diversify its operations into the granite and marble business connected with the construction materials industry.

For granite mining, the Company plans to make acquisitions in an open granite mine that employ's saw cutting methods to remove large raw blocks from the quarry. The Company supplies raw blocks to wholesalers and other stone processing plants.

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Currently the Company does not perform any processing in granite or marble but as part of its business plan considers that acquiring or building a processing plant would reduce transportation costs and increase profit margins. The Company would process the raw blocks into slabs, pavers, wall claddings as well as carvings. These products can be sold to government agencies for infrastructure projects, corporations, granite processing plants, civil engineering companies as well renovation companies. .

Business Plan: Mining Activities

The Company’s current operations are in trading mining output. The Company does not currently operate any mining or processing facilities. Part of the Company’s long-term vision is to develop this area. The Company does not envision operating a mine but entering into a joint venture for or acquiring an operating mine and retaining the then operators.

The Company’s business plan includes developing the areas and operations as discussed below. There is no assurance that the Company can achieve any of these activities or plans.

Establish Plant and Facilities: The facility would consist of the processing plant itself with a minimum of 3 CIP tanks, mini-laboratory for assay analysis, firing area, office, provision for canteen and the large remaining portion will be designated as a stockyard. Perimeter fence will cover the entire facility for security purposes.

Manufacturing/Production Plan: A truck will deliver products to the plant using 40 to 50kg used sack containers. Processing will be done on a first come first served basis. Prior to completing the processing, an assay analysis will be conducted to ensure fair processing and to determine the expected amount of gold.

Equipment and Technology: The Company will conduct a series of tests to assure the optimal functioning of its machineries before any service from clientele shall be accepted. Operations and dry runs shall operate 24 hours from Monday to Sunday, and 365 days a year, with two allotted days reserved every month for maintenance and downtime.

Variable Labor Requirements: General workers need to be strong and physically fit. Supervisors have, at minimum, experience in ore processing or have previously worked in a processing plant. Assistant manager is an engineer with technical knowledge. Chemists need to have knowledge in basic assay and routine analysis.

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Inventory Management: The inventory manager must have a thorough understanding of the principles involved in setting stock levels and the core ability to handle the sheer volume of items on a daily basis.

Management Information Systems: As other industries are demanding management information systems to increase their ability to manage and analyze organizational information, the Company believes the mining industry is also witnessing similar demands on technology. The Company believes it is crucial for mining companies to make the transition from traditional methods to technology-enabled business processes.

Major focus areas for the Company are anticipated to include:

–	Knowledge Sharing
–	Safety
–	Environmental Impact
–	Process Improvement
–	Remote operations
–	Exploration and production techniques
–	Asset management
–	Efficiency
–	Merger and acquisition
–	Mine Automation

Other Operational Concerns

–	Smooth supply and distribution network
–	On time order fulfillment and congenial customer service
–	Research and development on periodic basis
–	Optimum capacity utilization
–	Development and implementation of standard quality control procedures
–	Safety, Health, and Environmental Concerns; knowledge and education of employees and workers
–	Shrinkage

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Development Plans

The Company has the following long term objectives:

–	To become a technological advanced mining company;
–	To achieve expertise in production through continuous economies of scale;

Moreover, the Company’s business strategy is to acquire active mines that are currently in operation. Along with the acquisition, the Company would seek to retain key individuals as well as the current operations team to ensure smooth transition, transfer and continuity of know-how, expertise and management. It will also enable operations to remain optimum, smooth and effective. The Company would also engage consultants to streamline processes and upgrade the technology to improve the effectiveness and efficiency of the mines wherever possible.

–	To build a strong customer base through Management experience in the mining business and networking;
–	To improve and innovate production techniques through expertise accumulated over time;
–	To become an active member of World Gold Council;
–	To impact the Gold industry in total value creation and upholding positive impact of the industry; and
–	To establish a healthy partnership with stakeholders and winning their trust.

Growth Strategy: In the mining business, resource replacement and growth is one of the key technical objectives. This can be achieved by direct investment in exploration, or by relying on successful exploration by others, with the intention of subsequent resource acquisition. The Company wishes to expand the exploration base and which shall be possible through investment in the business.

 Financial Projection: Funding

The Company anticipates that it will undertake to raise additional funding in addition to this offering in order to acquire gold, fluorite, graphite, granite and/or marble resource mines and facilities. The Company anticipates that it may be presented with the opportunity to enter into such a purchase as a joint venture or other business combination with another company. If such an event should occur, the Company anticipates that negotiations between the parties prior to entering into any such joint venture would determine the parameters of the joint venture including management of the mine(s), revenue distribution, dissolution and other matters. The Company would only enter into such a joint venture if it determined that the management team of the other party was experienced in the industry and had developmental and operational plans not inconsistent with the business plan of the Company.

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Key Milestones

A description of some of key milestones that the Company has developed in its business plan are discussed below. All references to time are estimates only and subject to the change by the Company.

Obtain Additional funding: In addition the funds being raised by this offering, the Company will seek additional funding from investment banks or other financial institutions. The Company has no agreements and arrangements with any bank or financial institution for any funding. The Company may also seek private investors, institutional investors or it may determine to raise fund by the issuance of bonds. The Company may also consider debt as an option in case funding targets have not been met. The Company has earmarked six months as its target for raising additional funds but there is no assurance that can attained.

Secure Contracts: The Company has conducted a number of preliminary investigations on some potential target mines. From its such research, the Company believes that it will need approximately 90 days to complete its research and due diligence and to enter into a contract to begin the acquisition process.

Initiating Gold Mining and Trading Operations: The mines that the Company anticipates to target are active and the activities that the Company intends after funding is trading and mining operation improvement and development. Such activities would commence immediately upon participation in the mine and would continue indefinitely. The properties that the Company intends to acquire are active mines that are currently producing, have all the necessary permits etc. These mines would need to be open to accepting partnerships to further develop their mines, increase output, additional capital injection.

Competition

The Company is involved in the businesses of gold, graphite, fluorite, granite and marble. The metals and mining sector in China is represented at the top by large state-owned firms organized to extract and process resources on a provincial or regional scale.

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Some competitors in the granite/marble business in Northern China are: Kuan Dian Manchu Autonomous County Yuanlong Mine, Dandong City Liaoning Province Granite Quarry, Fengcheng City, Liaoning Province, Phoenix Technology Volcanic Stone Company, Jinjiang Xulong Stone Co., Ltd., Kuandian Rongda Industry Co., Ltd, Zhen'an District Dandong City Xin Lee Stone Co., Ltd.

Some competitors in the gold and precious metal business in Northern China are: Zhaojin Mining Industry Co., Ltd, Liaoning Tianli Mining Company Ltd, Real Gold Mining Limited, Liaoning Wulong Gold Mining Co., Ltd, Dandong Zhenan Gold Mine Trustworthiness Cooperative, Paishanlou Gold Mine Company

Zijin Mining Group, is China's biggest gold producer, second-biggest copper producer and major producer of iron and silver ores and illustrates the comparable size of the large gold and mineral producers. In 2014, it produced 175 tons of gold, 411,000 tons of copper, 3 million tons of iron concentrates and 349 tons of silver. It also mines zinc, tungsten, tin, lead, molybdenum and coal. In addition to its domestic mines, Zijin Mining Group has mining operations in Kyrgyzstan, Tajikistan, South Africa and Russia. It reported a consolidated revenue of more than $9.1 billion. The Company is on a much smaller scale than such a producer.

There is no assurance that the Company will be able to compete with these companies which have greater operations and resources than the Company and have been in operation longer. The Company will direct its resources to the market on a scale smaller than that targeted by these large companies.

The Market

The Company’s management believes that the market demand for natural resources (such as gold, fluorite, graphite, granite and marble) will continue. Gold and other precious metals are commodities and will have times of high and low price, but the demand for it as a commodity will continue. The same to be said for granite and marble that would be affected by the economy in particular the performance in construction trade.

In addition to the demand for gold rising from the medical, scientific and jewelry business, gold has been and is used as a financial commodity, monetary barometer and currency standard in many countries. Vast numbers of institutional and private investors utilize gold as an investment portfolio basic. The price of gold fluctuates on a daily basis but the Company believes that there will consistently be a worldwide demand for gold. Gold currently fluctuates around $1200 per ounce.

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The Market: Granite and Marble

The history and use of granites dates back to the 26th century B.C. in which the Egyptians used granite blocks for constructing pyramids. Other uses in Ancient Egypt included columns, door lintels, sills, jambs, and wall and floor veneer. Since then, the use of granite has grown in popularity and is used by people around the world for many purposes, including sculptures and monuments, memorials, dimension stone and as flooring tiles in public and commercial buildings and monuments, slabs, furniture and pavers.

With the introduction of foreign processing technology and equipment into China in the 1980's/90's, the stone industry in China has achieved significant breakthroughs in terms of quality. The granite industry has also gradually transformed itself from being structural material into a decorative material.

Stone processing business in China is a booming active market and is a definite revenue winner compared to other building materials. In 2013, sales revenue for all companies in the industry is estimated to be around USD$600 billion. In 2014, China's import and export trade volume for the stones industry was around USD$80 billion. Exports accounted for about two-thirds of this figure, and imports accounted for one-third.

With the worldwide economic downturn starting 2008, although the stone processing industry growth had slowed, the growth rate nevertheless maintained itself at more than twice the GDP. In 2013, Granite stone production growth was over 10 percent.

China's stone industry market presents four major characteristics:

·             First, demand in the Chinese market itself is better than demand in the international market.

·             Second, large enterprises perform better than small businesses.

·             Third, there are more benefits for company going into processing and marketing finished products than doing just wholesale business.

·             Fourth, businesses with resources are better off than businesses with no resources.

Stone Market

In a September 2015 report (“Rising Construction Activity in Emerging Markets to Fuel Growth in the Global Granite, Marble & Stone Market, According to a New Report by Global Industry Analysts, Inc.”), GIA launched a comprehensive analysis of industry segments, trends, growth drivers, market share, size and demand forecasts on the global Granite, Marble and Stone market.

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The global market for crushed stone is projected to reach 19.6 billion metric tons by 2020, driven by growing construction activity and healthy industrialization in emerging markets.

The global stone market is chiefly influenced by trends in the construction industry. The market is composed of crushed stone and dimension stone. Granite represents the largest segment of the dimension stone market, followed by marble. Production of granite in the global market is dominated by five countries including China, Brazil, Saudi Arabia, India and Spain. China, India and Brazil together accounted for over four-fifth of the total value of granite produced worldwide in the year 2014. The United States, during the same year, recorded stable gains in consumption growth, supported by the continued recovery in GDP and revival in the domestic construction industry. Growing stability of the US economy, strengthening consumer confidence, improving real estate market, and rise in housing starts are key factors spurring growth in the country. Imports of crude and roughly trimmed granite products in the United States increased during the year 2013 which positively impacted export oriented countries such as China, India, and Brazil. Traditional stone markets of France, Portugal and Spain also witnessed growth against the backdrop of the strengthening Euro.

The natural stone market is witnessing steady growth, encouraging the influx of newer players into the market. China represents the leading producer of natural stone worldwide. While the country remains a vital player in trade of natural stones especially for pink, gray and various light-colored granite and marble tiles. Italy produces high quality granite, marbles and other stones. In terms of trade, China, Turkey, Italy and India accounted for approximately three-fourth of the global marble and granite exports in the year 2014. Globally, crushed stone consumption is exhibiting strong growth, driven by the robust demand for construction aggregate in Asia-Pacific. In addition, consumption in the region is also supported by the growth in domestic steel production, cement manufacturing, glass, metal and paper manufacturing. China is the largest producer of crushed stone in the world.

As stated by the new market research report on granite, marble and stone, Asia-Pacific represents the largest and the fastest growing market worldwide, with a CAGR of 6.2% over the analysis period. The growth in the region is led by strong urbanization and continued industrialization trends and the resulting rise in residential and infrastructure construction activity in economies such as China, India, Thailand, Indonesia and other Southeast Asian countries. The Middle East and Europe are the other major markets in terms of consumption of crushed stone.

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Entry of the Company into the Market

The Company intends to use the funds raised in this offering to acquire either in whole or in joint venture a gold or granite mine, depending on the amount raised in this offering. Once the Company has acquired an operating mine, it anticipates that it begin to generate revenue in gold mining. The Company anticipates that its initial products would include the following: ore, sand, fine. These items would be traded in the wholesale market.

Products and Services

The main activities of the Company include: sales and marketing of both granite and marble raw blocks and finished products; and sales of gold and other precious metal both raw powder/stones and finished products to domestic as well as international buyers. Though the Company is currently focused on selling domestically, it does not intend to abandon international buyers.

The finished products for granite include granite slabs, pavers, carvings and wall claddings. Since one of the particular features of the stone that the Company engages in is that they can be used for both for internal as well as external construction application, the Company has a large target market to reach out to for sales of products.

The Company also buys gold powder and raw stones from suppliers for trading or resale as the Company perceives market demand. The Company engages in the sorting and selection of high quality tailings for sale. The Company also purchases gold bars from Zhenan Gold Mine. The Company does not do any processing.

The products that the Company is currently trading in are the following:

–	Granite and marble products to be used in building construction, such as floor tiles, curbs, pavers, wall cladding, mushroom stones, counter tops, carvings etc.

–	Gold products include ore, slag and dory bars.

The Company does not need additional capital to be able to purchase and trade in these products. However, the Company plans to acquire stakes in mining projects and processing plants to ensure stability of supply and improve profit earnings.

Seasonality of Business

The Company’s business can encounter seasonal demand fluctuations in the granite and marble trade. Though processing activities can be conducted all year around, mining activities are limited during winter. During seasonal periods, construction demand slows as well. Hence to ensure that there are enough inventories to cater for winter sales a temporary build up in inventory is required.

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Relationship with Suppliers

Junda Mining, Heng Xu Mining, and Xiang An Mining are suppliers of the Company. These entities are able to supply both raw materials and finished products. These suppliers have consistently been able to supply the Company with items based on order requirements of the Company. Because they are regular customers of these suppliers, the Company, as many other similarly situated companies, receives wholesale prices for such suppliers. As is typically the process, the Company has made a fully refundable deposit with the suppliers to be used against the failure to pay on any future orders. This alleviates the need to make such deposit at the time of each order or to prepay orders. However, there is no contractual ramification if any such supplier is unable to fill an order at a given time. In such case, the Company would turn to another of supplier.

The Company does not have any contractual, binding or standing orders from any of these suppliers. The Company purchases raw stone or other mineral resources from the supplier that has the item in the quantity and quality that the Company needs. The Company negotiations pricing at the time of the acquisition. The Company places an order to a supplier specifically to meet an order from a customer.

Although the Company utilizes the five below listed suppliers primarily, there are other companies which could supply the Company with its needed orders. The Company believes that the loss of any one of these suppliers would not effect the operations or the ability of the Company to fulfill its orders.

Junda Mining Co., Ltd.

Xiang An Mining Co., Ltd.

Heng Xu Mining Co., Ltd

Changan Gold Mine

Zhenan Gold Mine

Governmental Regulations

The Company does not presently need or require any approval of a material nature from government authorities or agencies in order to operate its regular business and operations.

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The mines that the Company plans to work in are active mines and they have the relevant permits that comply with government regulations. There is no need for the Company to do so. The Company shall be retaining the management and adding on consultants to watch over the compliance process.

The permits that would be required are discussed directly below.

Government Permits

The Company anticipates acquiring active mines which already have the relevant permits. There is no need for the Company to have additional permits, because the Company would be retaining the management and adding on consultants to watch over the compliance process. The entire permitting process takes approximately two years.

The permits that would be required are:

Permit Authority	Type of Permit
Sate Administration of Work Safety	Work Safety Permit
Ministry of Environmental Protection	Environmental Investigation Approval
Ministry of Land Resources	Mining License
State Administration of Taxation	Tax Certificate
State Administration of Industry and Commerce	Business Registration Certificate

Customers

The Company’s customers are typically industrial wholesalers, government agencies with infrastructure or upgrading projects, civil engineering firms, corporations, renovators, construction companies and stone processing factories.

The list below represents current customers of the Company. The first four projects noted below involve only supply of materials by the Company to builders. The remainder listed are sales to traders who have projects in their various respective countries. The Company does not have backlog orders. Before the Company accepts an order, it will discuss the customer’s requirements with its suppliers and get an initial commitment from a supplier.

Project	Country	Size	Products
Beijing Capital Airport Terminal	China	Large Size	Granite Polished Slabs 800*800*2.5
CExhibition Hall in DanDong	China	Mid Size	Granite Polished Slabs 800*800*2.5
Wanda Real Estate Development Construction Projects	China	Mid Size	Granite Square Tiles 300*600*150
Sun Fortune Building Construction Projects	China	Mid Size	Granite Fire Finished External Wall Cladding 400*400*2.5
Golden Prosperity	Sri Lanka	Large Size	Raw Blocks Granite
ANU Management	Sri Lanka	Mid Size	Raw Blocks Granite
JFL International Group	Singapore	Mid Size	Raw Blocks Granite
Blandford & Worthing	Singapore	Mid Size	Raw Blocks Granite
Centuary Corporation	India	Mid Size	Raw Blocks Granite
Aaray Global Resources	India	Mid Size	Raw Blocks Granite

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As the Company has just begun its operations for gold bars and gold powder/stones, it is still growing the customer base. The Company is a member of Singapore Assay Office an independent body that tests and certifies precious metal articles as well as assay and hallmarking.

The following list represents the Company’s major customers:

Dandong Fuda Investment Co., Ltd.

Of these major customers Dandong Fuda Investment Co., Ltd. accounts for approximately 15.52% of the Company’s sales in 2015 and Jin Chang Stone Shenyang approximately 10%. (Mr. Wu, the President of the Company is the manager of Dandong Fuda Investment Co., Ltd and has a 3% ownership interest)

Jim Chang Stone Shenyang

Dong Gang City Hua Yang Stones

Dandong An Ming Nong Ji Service Center

Dandong Yugeng Stone Factory

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new customers. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates the need for a significant budget for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s products, services and competitive solutions. A variety of marketing approaches, emphasizing the competitive advantages, i.e. low cost labour and large domestic market in China, and internal and external application as the key differentiators of the Company’s products and services, are expected to be used in order to attract new customers and entice existing customers to do larger volumes of business with the Company.

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The Company also plans to employ sales persons, distributors and other such agents in China and other countries. Relationships are key to success in the Company’s business. Most institutional and government projects have all been established and maintained through personal contact. Personal selling will remain the Company’s most important means of promotion in the corporate and government sectors.

In and through 2013 to 2014, the Company changed the focus of the business to more regional customers and distributions from international customers and distribution channels. This is in large part due to larger costs associated with international delivery. Focusing on regional customers was easier for collections, customers were familiar with products and logistics costs were significantly lower.

At the present time, the Company generally sells direct to its customers, and wholesalers. Customers organize their own shipping and handling. The materials are stored in their own warehouse. Hence, there is no cost associated with distribution.

The marketing strategy is multi-faceted:

–	Penetrate the applicable stone market.

–	Emphasize personal service and support.

–	Foster a long-term relationship business.

–	Focus on the public-sector, major contractor and high-end homeowner as key target markets.

–	Induce more companies to utilize the Company’s products.

The Company positions itself with one core objective: satisfied customers are the best marketing tool. When a customer leaves the Company’s business satisfied, knowing that they have dealt with an honest company, knowing that they have a reliable, trustworthy and quality product at an attractive price, the Company expects that its name and services will stand on its own and build the Company’s brand name and reputation.

Pricing

For raw blocks of granite/marble, the pricing varied based on the applicable grades of the blocks. A raw block is a block cut from the mine with the standard dimension of 3m x 2m x 1.5m with no processing, polish or trim. The raw block is then either put directly into inventory, processed further to various stages and put into inventory to meet projected demand needs or immediately processed to customer specification to fulfil an order. Volume discounts are offered by the Company to its major clients.

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The Company considers its pricing strategy to be competitive within its marketplace. For granite/marble, the Company prices finished products using prevailing market rates. The market price is between 1200-1400 Chinese Yuan (USD$193.50 – USD$225.80) per ton.

The purchase and sales price of gold bars are determined by the exchange in which the trade is conducted or mutually agreed by both buyers and sellers. The exchanges that current buyers and sellers refer to are LBMA, COMEX and SGEX.

THE COMPANY

The Acquisitions

In September 2015, the Company effected stock-for-stock acquisitions with each of Fuda Gold (UK) Limited, a private company organized under the laws of England and Wales (“Fuda UK”), and Marvel Investment Corporation Limited, a private company organized under the laws of Hong Kong (“Marvel”), in separate acquisitions (collectively, and together, the “Acquisitions”).

Fuda UK was incorporated in May 2015 in the United Kingdom. Since its inception, Fuda UK has conducted minimal business operations but has started to purchase gold stones and powder and wholesale trading of gold bars.

Marvel was incorporated in October 2009 in Hong Kong. Since its inception, Marvel conducted minimal business operations until it acquired Liaoning Fuda Mining Co. Ltd. (“Liaoning Fuda”) pursuant to an equity transfer agreement executed on February 28, 2015 and later consummated on June 30, 2015.

Liaoning Fuda was incorporated in China in August 2012. Liaoning Fuda is a granite and marble trading company.

As a result of the Acquisitions, each of Fuda (UK) and Marvel has been acquired by the Company, and now each has become a wholly owned subsidiary of the Company (furthermore, Liaoning Fuda is a wholly owned subsidiary of Marvel). The Company, as the surviving entity from the Acquisitions, has taken over the respective operations and business plans of each of both Fuda (UK) and Marvel (and also of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda).

Pursuant to the Acquisition agreements, the Company acquired each of Fuda (UK) and Marvel through the exchange of (i) all of the outstanding shares of Fuda (UK) for 20,500,000 shares of common stock of the Company, and (ii) all of the outstanding shares of Marvel for 25,420,000 shares of common stock of the Company. Accordingly, a total of 45,920,000 shares were issued in the Acquisitions.

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Intellectual Property

The Company intends to protect its intellectual property, trade secrets and proprietary methods and processes (to the extent applicable) in the United States and abroad (including China). However, at the present time, the Company does not possess any intellectual property grants nor has the Company applied for any intellectual property protection.

Employees and Organization

The Company presently has approximately 50-60 employees.

Property

The Company currently has the following physical locations and respective lease arrangements:

The Company’s Beijing Head office is located at 903-904 Ling Hang International, Guang Qu Men Nei, Dong Cheng District, Beijing, China

The Company’s China Regional office is located at 12th Floor, 100 Jin Jiang Street, Dandong City, Liaoning Province, China.

The Company’s USA office is located at 48 Wall Street, 11th Floor, New York, NY 10005, USA

The Company’s Hong Kong office is located at Room 801-2, 8/F., Easey Commercial Building, 253-261 Hennessy Road, Wanchai, Hong Kong

The Company’s UK office is located at 20-22 Wenlock Road, London N1 7G.

The Company owns eight parcels of land which surround three different gold mines, namely Zheng An Gold Mine, Changan Gold Mine and Wulong Gold Mine.

The title to each of these properties is in the name of Liaoning Fuda Mining Co., Ltd. They are untouched raw woodlands and forestry. There have not been any studies to date indicating proven or probable reserves on such property. The Company does not intend to currently mine these properties but anticipates three possible alternatives:

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(i) When, and if, the neighboring currently active mines have depleted their resources, one or more of them may seek to expand into the Company’s land; or

(ii) At an appropriate time and if opportunity presents itself, the Company might consider either entering into a joint venture with one of the mine operators for expansion into the Company’s land; or

(iii) Simply sell one or more of these properties when, and if, the resale price so justifies.

In order to commence mining operations on its property, the Company would need to obtain the requisite licenses required to commence mining operations. The Company would also need to seek qualified and available personnel to manage and operate the facility. The Company does not intend to commence mining operations. If the Company were to enter into a joint venture with one of the neighboring operating mines, it would be able to piggyback on the existing mining licenses of those operators and simply apply for an expansion of project land area. The operators and personnel of that operating mine would continue and the Company would apply its expertise and technology to improve the efficient and operations of the then current mine.

Subsidiaries

The Company has two wholly owned subsidiaries: Fuda UK and Marvel. Liaoning Fuda is a wholly owned subsidiary of Marvel and in turn indirectly a wholly owned subsidiary of the Company.

Relationship with Tiber Creek Corporation

In 2015, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company. Tiber Creek provided assistance in transferring control of reporting to the Company, preparing the business combination agreement, effecting the merger; the preparation and filing of forms which include a registration statement, with the Securities and Exchange Commission. Tiber Creek will also assist in listing the Company’s securities on a trading exchange and establishing and maintaining relationships with market makers and broker-dealers. James Cassidy, the former president of the Company prior to the change in control, is the President and sole shareholder of Tiber Creek. Tiber Creek received cash fees from the Company in exchange for its consulting services.  Mr. Cassidy had no relationship with the Company prior to the change in control.

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In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Spruce Valley Acquisition, are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of the inactive Delaware corporations (such as Spruce Valley Acquisition) until such time as the change of control in such corporations is effectuated. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions. Messrs. Cassidy and McKillop each originally owned 10,000,000 (pre-split) shares of the Company prior to the change in control. As part of the change in control, the Company redeemed 19,500,000 shares such that each of Messrs. Cassidy and McKillop hold 250,000 (pre-split, 102,500 post-split) shares of the Company.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

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Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

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Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In November 2014, the Company (as Spruce Valley Acquisition Corporation) filed a Form 10-12G registration statement pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to the Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001623013.

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PLAN OF OPERATION

Short-Term, Intermediate-Term and Long-Term Plans

The Company’s current activities include the trading of granite and marble construction materials, such as trading gold and precious material ore, sand and bars.

The Company’s short-term plans, depending on the amount of funds raised in this offering, are to acquire mining projects and develop operating facilities.

Potential Revenue

The Company expects to earn potential revenue from existing customers and product sales and refining and trading activities. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients. The company will be also expanding its portfolio of products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in September 2014 and was formerly known as Spruce Valley Acquisition Corporation. In September 2015, the Company acquired each of Fuda Gold (UK) Limited, a private company organized under the laws of England and Wales (“Fuda UK”), and Marvel Investment Corporation Limited, a private company organized under the laws of Hong Kong (“Marvel”), in separate stock-for-stock acquisitions. Prior to the Acquisitions, the Company had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as Fuda UK and Marvel. Accordingly, the business of the Company is now that of Fuda UK and Marvel (and of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda), each of which was acquired by the Company in the Acquisitions.

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to Liaoning Fuda Mining Co. Ltd, Fuda UK and Marvel respectively. The Company’s independent auditors have expressed substantial doubt as to the ability for some companies under the structure but not Liaoning Fuda to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of for some companies under the structure but not Liaoning Fuda to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company expects to earn potential revenue from existing customers and product sales and refining and trading activities. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients. The company will be also expanding its portfolio of products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

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Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Liquidity and Capital Resources at December 31, 2015 and 2014

As of December 31, 2015, Fuda Group (USA) had cash available of $0, Liaoning Fuda had cash available of $18,166,602, Marvel had cash available of $11,549 and Fuda UK had cash available of $399, with consolidated cash available for the Company at $18,178,550.

As of December 31, 2014, Fuda Group (USA) had cash available of $0, Liaoning Fuda had cash available of $466, Marvel had cash available of $nil and Fuda UK had cash available of $nil with consolidated cash available for the Company at $466.

During the year ended December 31, 2015 net cash provided by operating activities was $17,121,270, and for the year ended December 31, 2014 net cash used in operating activities was $875,236, respectively. Net cash used in operating activities in 2014 resulted from $20,524,546 of gain on barter trade adjustment to reconcile net income to net cash used in operating activities which significantly reduced cash in operating activities. In contrary, the Company had cash provided by accounts receivables, inventory, security deposits to suppliers, accounts payable and accrued expenses. The significant changes resulted from the change in its business model in 2014 focusing on the local domestic market instead of the international market in which its export sales decreased starting the first half of year 2014. The Company had started its trading business of graphite, fluorite, and gold which requires additional expenditures. In addition, gain on barter trade was significantly reduced in 2015 as the outstanding amounts owed for the land purchased through barter trade were paid off.

During the year ended December 31, 2014, the Company collected $1,055,131 from its customers for prior year’s export sales accounts receivables. The Company’s sales revenues increased and was able to generate significant cash flow by selling the inventory acquired in 2013. In addition, the Company’s deposits to suppliers were used to offset by the purchases of inventory from the suppliers.

During the year ended December 31, 2015, the Company decreased $637,532 of its accounts payables and accrued expenses as compared to the same period in 2014. The Company’s accounts payables and accrued expenses decreased by $16,775,644 in 2014 which affected the Company’s cash used in operating activities.

Net cash provided by financing activities for the year ended December 31, 2015 was $1,852,169 whereas net cash used in financing activities for the same period in 2014 was $2,144,151. Financing activities were primarily attributable to repayments to and proceeds from trade financing loans. The Company has executed various short term accounts receivables factoring agreements with the banks where the banks would advance the Company a contracted percentage of the invoices factored up front. These accounts receivables derived from export sales generated in 2013 that carryover to 2014. The shareholders of the Company have repaid the outstanding trade financing loans on behalf of the Company which increased the cash provided by financing activities.

Net cash used in investing activities for year ended December 31, 2015 was $20,776 whereas net cash used in investing activities for the same period in 2014 was $3,359. The Company acquired machinery and equipment of $20,776 for gold tailing sorting and filtering activities that started in 2015. The Company had non-cash investing activities of $31,630,426 in acquisition of land through barter trade payable.

The resulting effect for cash at the end of the year ended December 31, 2015 was $18,178,550 compared with cash at the end of the year ended December 31, 2014 of $466.

In 2014 the Company executed various short term accounts receivables factoring agreements with the banks where the banks would advance the Company a contracted percentage of the invoices factored up front or charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are repaid.

The outstanding amount of trade financing loans were $0 and $1,893,264 as of December 31, 2015 and 2014, respectively. The interest expenses were $1,276 and $346,110 for the years ended December 31, 2015 and 2014, respectively.

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From time to time, the Company receive advances from related parties as working capital to fund for its operations which consist of the following. These advances are due on demand, unsecured and non-interest bearing.

	December 31,	December 31,
	2015	2014
Mr. Tan Lin	$(1,227,280)	$-
Mr. Wu Xiao Bing	(778,449)	-
\Mr. Yang Yuan Xi	(539,389)	(1,548)
Mr. Wu Zhong Chen	(539,389)	-
Ms. Lynn Lee	(547,115)	-
Total	$(3,631,621)	$(1,548)

Overall, the Company expects to generate its liquidity and capital resources from sales revenues by its operating subsidiary-Liaoning Fuda. These capital resources are used to purchase inventory and to pay its vendors and suppliers for expenses incurred under normal operation of the Company. The Company also expects to fund the newly started operations of its subsidiary-Fuda UK and Marvel-through working capital of Liaoning Fuda as well as shareholder loans.

The Company has executed short term accounts receivables factoring agreements with the banks with maturity from 1 to 3 months. The bank would advance the Company at contracted discount percentage of 70%-85% of the accounts receivable invoices factored up front (the “Discount”) and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced until the loan is repaid in full. The Discount is recognized as financing interest expense. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are to be repaid. The Company has also purchased insurance for the full invoiced amount. The Company recognized discounts and interest expenses on the financing loans in the amount of $1,276 and $346,110, for the years ended December 31, 2015 and 2014, respectively

As at December 31, 2015, the Director of the Company has repaid the outstanding trade financing loans on behalf of the Company which increased amounts due to related party.

At December 31, 2014, the Company had outstanding payable balances of $8,379,978 to the land sellers for land purchased during the fiscal years ended December 31, 2014 and 2013.

In 2013, the Company and Beijing Huanda (the land seller) executed a “Land Purchase and Sales Agreement” for approximately 621.6mu (102.4 acre) at a price of RMB90,000 (approximately $14,645) per mu. Initial payment was due on transfer of the land title which the Company paid in cash. Subsequently, Beijing Huanda experienced a need for granite and entered into a sales agreement with the Company to purchase granite from the Company. The parties also agreed to use granite to reduce the remaining amount due on the Land Purchase and Sales Agreement.

In 2014, Fuda Investment and Winner International (the “Land Sellers”) executed a series of “Sales Agreement” and “Land Purchase and Sale Agreement” with the Company for an aggregate of approximately 1,415.83mu (233.24 acre) for an average price of RMB90,000 (approximately $14,645) per mu, and approximately 607.1mu (100.0 acre) for an average price of RMB108,656 (approximately $17,680) per mu, respectively. As the Company desired to acquire land from the Land Sellers, and the Land Sellers desired to purchase granite from the Company, the parties agreed to trade the land for granite. Thereafter, each executed a Sales Agreement and a Land Purchase and Sales Agreement with the Company. The transaction is considered an arms-length transaction as the purchase price of the land is determined based on appraised value and the price of granite is based on normal sales price without any special consideration or discount or conditions.

Mr. Wu, President of the Company was trading manager of Winner International from 2007 to 2009 and worked in Fuda Investment from 2009 to 2012. At the time of the land sale Mr. Wu was not an officer or employee of either company.

The land debts above were treated as Accounts Payable and Accrued expenses classified as a current liability on the balance sheet as there were no payment terms or maturity date.

Sales Agreements for granite include a total sales amount equal to the purchase price of the land and provides that payment may be made by cash or land.

If the land sellers demand the outstanding payables to be paid immediately, the Company will be able to obtain financing through the banks by putting the lands as a collateral to pay off the outstanding balances owed to the land sellers. If the Company is not able to raise capital for this purpose through other debt or equity financings, the Company’s business and financial conditions may be adversely affected.

The Company’s proposed expansion plans and business process improvements described above will necessitate additional capital and financing. Accordingly, the Company plans to raise outside funding in order to achieve its expanded growth and profit objectives in its business over the next two years. The monies raised will be utilized for general operations, working capital, acquisition of mines, acquisition of gold sorting and refining facilities and acquisition of granite and marble processing facilities.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

The ability of the Company’s Chinese Subsidiary-Liaoning Fuda-to pay dividends, royalties, management fees, etc may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. A majority of the revenue being earned and currency received are denominated in RMB, which is subject to the exchange control regulation in China, and, as a result, the Company may be unable to distribute any dividends outside China due to PRC exchange control regulations that restrict the ability to convert RMB into US Dollars. Accordingly, Liaoning Fuda funds may not be readily available to the Company to satisfy obligations which have been incurred outside the PRC, which could adversely affect the business and prospects or the Company’s ability to meet cash obligations. Refer to “Restrictions on currency exchange may limit the Company’s ability to utilize the Company’s capital effectively” appearing elsewhere herein for additional information.

Discussion of the Years ended December 31, 2015 and 2014

The Company generated revenues from sales of products of $30,144,145 and $12,966,742 during the years ended December 31, 2015 and 2014, respectively, an increase of approximately 132.5% on a year-over-year basis. Part of the sales generated, $nil and $5,631,720 were generated through the sales of products through agents for the years ended December 31, 2015 and 2014, respectively.

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Direct international sales are sales generated by the Company directly with the customers and the terms and conditions of the sales contract and deals are set out directly with customers. Agency international sales are sales generated by agents where the agents would prepare the terms and conditions of the sales contract and deal directly with customers.

Gross margin for the year ended December 31, 2015 was $18,208,109 or approximately 60.4% of revenues as compared to $7,723,593 or approximately 59.6% of revenues for the same period in 2014. In early 2014, the Company changed its business model focusing on the local domestic market instead of the international market for its granite trading business. In addition, the Company began to sell graphite, fluorite and gold in second half of 2015 which effected the overall gross margin.

The increase in sales revenues of granite for the year ended December 31, 2015 resulted from increase in demand of granite in local market as the Company changed its focus from international market to domestic market. The Company was able to use its reputation developed in the international market to expand its market share effectively and became recognizable by domestic customers. In addition, mines in southern China, Fujian province, were forced to shut down due to government’s enforcement of strict environmental laws causing many customers to seek new suppliers.

The increase in the sale of granite slabs from 2014 to 2015 resulted from a shift from the international to the domestic market resulting in a change in the profile and needs of customers. In 2014, the Company developed a greater focus on domestic sales and reduced its sales in international export. Historically international customers prefer granite blocks whereas domestic customers generally prefer granite slabs. International customers tend to ship the granite blocks back to their countries for processing whereas domestic customers prefer the granite slabs which are ready to use directly on construction and other projects. As the Company shifts its emphasis from international to domestic customers the shift to granite slabs increases.

For 2015 and 2016, the Company’s growth is primarily due to increase in product variety and the engagement of new selling agents and distributors. In 2016, Dandong City, where the Company is located, has been experiencing a massive growth and development including such projects as construction of a new town as well as light speed rail in the city. The Company believes that this growth will increase the domestic demand for granite slabs.

Trends

The Company believes that the demand for granite in China, particularly near and around Dandong City, will continue to grow through 2016 and beyond.  Dandong City is experiencing massive growth and development in residential, commercial and governmental building.  In addition, the domestic demand for granite is greatly increasing as a decorative and a building material as China experiences such internal growth.  China’s real estate development, construction projects, municipal projects, construction market and retail market requires a large amount of stone products. In 2016, we have introduced more varied line of stone products, art carvings, custom made stone products, construction slabs and retail market standard size slabs.

The Company believes that the demand for granite will continue to steadily grow and that the Company is poised to provide such product. The Company makes a security deposit with the granite suppliers to ensure the constant supplies and to lock down the purchase price of granite.

The sales revenues, cost of sales and gross margin percentage is:

	Revenues		Cost of Sales		Gross Margin %
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Granite Blocks	17,646,868	11,773,147	4,565,530	4,608,419	74.1%	60.9%
Granite Slabs	11,834,426	1,193,595	6,757,547	634,730	42.9%	46.8%
Graphite	224,936	-	199,957	-	11.1%	0.0%
Fluorite	249,926	-	174,966	-	30.0%	0.0%
Gold	187,989	-	238,036	-	-26.6%	0.0%
Total	30,144,145	12,966,742	11,936,036	5,243,149	60.4%	59.6%

The breakdown by products for sales revenues and barter trade gain is:

	Sales Revenues
	For the Years Ended
	December 31,		December 31,
	2015		2014
Granite blocks	$17,646,868	58.6%	$11,773,147	90.8%
Granite slabs	11,834,426	39.3%	1,193,595	9.2%
Graphite	224,936	0.7%	-	0.0%
Fluorite	249,926	0.8%	-	0.0%
Gold	187,989	0.6%	-	0.0%

Total	$30,144,145	100%	$12,966,742	100%

	Barter Trade
	For the Years Ended
	December 31,		December 31,
	2015		2014
Granite blocks	$7,634,932	100.0%	$20,524,546	100.0%
Granite slabs	-	0.0%	-	0.0%
Graphite	-	0.0%	-	0.0%
Fluorite	-	0.0%	-	0.0%
Gold	-	0.0%	-	0.0%

Total	$7,634,932	100%	$20,524,546	100%

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The purchase price and sales price of our granite for regular trade and barter trade as follows:

	Purchase	Quantity	Sales	Quantity
December 31, 2014	Price	Purchased	Price/Barter	Sold/Barter
Granite Blocks (Ton)	$7,294,331	43,575	$41,324,875	59,039
Granite Slabs (Square Meter)	$597,947	37,235	$1,193,595	37,386
Total	$7,892,278		$42,518,470

	Purchase	Quantity	Sales	Quantity
December 31, 2015	Price	Purchase	Price/Barter	Sold/Barter
Granite Blocks (Ton)	$5,187,556	91,145	$25,907,614	91,240
Granite Slabs (Square Meter)	$6,876,383	383,316	$11,834,426	383,316
Total	$12,063,939		$37,742,040

The purchase price of granite was higher in 2013 because the granite involved additional effort and costs for the supplier to prepare to meet the requirements of the international customer as well as the standards to export. As of December 31, 2013, the Company had ending inventory in the amount of RMB34,702,993 or US$5,679,391 to carryover to 2014.

The Company generated granite block sales of $11,773,147 and $17,646,868 for the years ended December 31, 2014 and 2015, respectively. The Company generated granite slab sales of $1,193,595 and $11,834,426 for the years ended December 31, 2014 and 2015, respectively. The Company also barter traded granite blocks with fair market value of $29,551,728 and $8,260,746 for the years ended December 31, 2014 and 2015, respectively. The barter traded granite was netted with cost of the granite to show as Gain on barter trade.

In 2014, the Company had shifted its business to focus on domestic customers rather than international customers which enabled the Company to renegotiate the purchase price of the granite with the suppliers. The suppliers agreed to lower the price of the goods as there was less effort and lower cost such as handling, loading, and labor for the supplier to prepare the goods for domestic customers.

As a result of the 2013 ending inventory that was carried over to 2014 and the renegotiation of prices with the suppliers, the cost of goods and gross margin were effected in 2014. Gross margin was lower for granite blocks in 2014 as a result of other costs of sales incurred by International Agency Sales.

The cost of sales consists of the following:

	For the Years Ended
	December 31,	December 31,
	2015	2014
Cost of sales
Custom duties charges	-	194,166
Freight and courier	-	540,451
Product costs	11,936,036	4,507,982
Other cost	-	550
Total	11,936,036	5,243,149

During the year ended December 31, 2015, the Company posted operating income of $16,445,852 and net income of $24,215,164 as compared to operating income of $6,492,557 and net income of $27,014,470 for year ended December 31, 2014.

Operating expenses increased 43% from $1,231,036 in the year ended December 31, 2014 to $1,765,257 in the same period of 2015. The increase in these costs was primarily attributable to professional and travel expenses related to the Company’s going public in 2015.

	For the Years Ended
	December 31,	December 31,
	2015	2014
Insurance	-	345,461
Employees’ wages and salaries	413,954	471,641
Bad debt expense	261,847	15,130
Rent expense	74,838	125,505
Professional fees	457,354	11,607
Stock-based compensation	14,638	-
Travel expenses	263,781	39,900
Other SG&A expenses	278,845	221,792
Total	1,765,257	1,231,036

The Company’s bad debt increase is a result of write off of uncollectible receivable from the export sales customers which the Company has limited its export sales in early 2014. Insurance policies were purchased by the Company for the shipment of goods as required by the bank on the export sales accounts receivables factored for advance financing in 2014.

In late 2015, the Company started operations of trading gold, graphite, and fluorite, as well as sorting and filtering gold mine tailing activities. Sorting and filtering activities of gold mine tailing required the Company to incur additional expenses such as hiring additional workers - supervisors, technical experts, mining advisors— and purchasing some basic tools and supplies. In early 2014, export sales required the Company to incur additional expenses such as hiring additional employees and renting equipment for the delivery, loading and unloading of exported goods to and from the shipping ports.

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Other income generated was $7,772,312 in the year ended December 31, 2015 as compared to other income of $20,521,913 in the same period of 2014. The Company incurred interest expenses of $1,276 and $346,110 for the years ended 2015 and 2014 for trade financing loans that were paid off in 2015. The Company received $138,427 and $343,477 in government rebates which were mainly for export and insurance incentives that occurred in 2014 for export sales by the Company. The Company recognized gain from barter trade of $7,634,932 and $20,524,546 for the years ended December 31, 2015 and 2014. Barter trade gains decreased as the outstanding amount of stones to be delivered decreased and paid off.

Liquidity and Capital Resources at June 30, 2015 and December 31, 2015

As of June 30, 2016, Fuda Group (USA) had cash available of $0, Liaoning Fuda had cash available of $19,269,323, Marvel had cash available of $557,545 and Fuda UK had cash available of $3,302,377, with consolidated cash available for the Company at $23,129,245.

As of December 31, 2015, Fuda Group (USA) had cash available of $0, Liaoning Fuda had cash available of $18,166,602, Marvel had cash available of $11,549 and Fuda UK had cash available of $399, with consolidated cash available for the Company at $18,178,550.

Overall, the Company expects to generate its liquidity and capital resources from sales revenues by its operating subsidiaries-Liaoning Fuda and Fuda UK. These capital resources are used to purchase inventory and to pay its vendors and suppliers for expenses incurred under normal operation of the Company.

In 2013 and 2014, the Company executed short term account receivable factoring agreements with the banks with maturity from 1 to 3 months. The bank would advance the Company at contracted discount percentage of 70%-85% of the accounts receivable invoices factored up front and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced. The discount is recognized as financing interest expense. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are repaid. The Company has also purchased insurance for the full invoiced amount. Please refer to additional discussions below.

As at December 31, 2015, the Director of the Company has repaid the outstanding trade financing loans on behalf of the Company which increased amounts due to related party.

The outstanding amount of trade financing loans were $nil and $nil as of June 30, 2016 and December 31, 2015 respectively. The interest expenses were $nil and $1,367 for the six months ended June 30, 2016 and 2015, respectively. The trade financing loans were repaid in Jan 2015 when the goods were returned by the customers.

The Company’s proposed expansion plans and business process improvements described above will necessitate additional capital and financing. Accordingly, the Company plans to raise outside funding in order to achieve its expanded growth and profit objectives in its business over the next two years. The monies raised will be utilized for general operations, working capital, acquisition of mines, acquisition of gold sorting and refining facilities and acquisition of granite and marble processing facilities.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

The ability of the Company’s Chinese Subsidiary-Liaoning Fuda-to pay dividends, royalties, management fees, etc may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. A majority of the revenue being earned and currency received are denominated in RMB, which is subject to the exchange control regulation in China, and, as a result, the Company may unable to distribute any dividends outside China due to PRC exchange control regulations that restrict its ability to convert RMB into US Dollars. Accordingly, Liaoning Fuda funds may not be readily available the Company to satisfy obligations which have been incurred outside the PRC, which could adversely affect business and prospects or the Company’s ability to meet its cash obligations.

During the six months ended June 30, 2016, net cash provided by operating activities was $8,844,432, and net cash provided by operating activities for the six months ended June 30, 2015 was $7,276,368, respectively. Net cash provided by operating activities in 2015 was lower resulting from gain from barter trade of $4,859,661 adjustment to reconcile net income to net cash provided by operating activities. The significant changes resulted from net income increase with gain from barter trade reduction. The Company generated net income of $15,768,105 for the six months ended June 30, 2016 compared to net income of $11,737,212 for the same period in 2015. In 2015, the net income of $11,737,212 was generated from $4,859,661 of gain from barter trade as compared to 2016 no net income generated from barter trade, as a result cash provided by operating activities was higher for the six months ended June 30, 2016. However, in 2016 the Company paid $5,421,694 to its suppliers as part of the purchase agreements while in 2015 the Company received security deposits returned from its suppliers which reduce the cash provided by operating activities in 2016. During the six months ended June 30, 2016, the Company had outstanding receivable from its customers of $2,059,194 as compared to $475,041 for the same period in 2015. The increase in receivable resulted from sales generated at the end of the quarter with payments collected subsequently.

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Net cash used by financing activities for the six months ended June 30, 2016 was $3,376,947 whereas net cash used in financing activities for the same period in 2014 was $1,891,043. The Company’s received $5 from its shareholders in 2015 and repaid $3,376,947 to the shareholders in 2016. In 2013 and 2014, the Company has executed various short term accounts receivables factoring agreements with the banks where the banks would advance the Company a contracted percentage of the invoices factored up front. These trade financing loans derived from export sales generated in 2013 and 2014 that carryover to 2015. Financing activities attributable to repayments of trade financing loans was $1,891,048 in 2015. The trade financing loans had to be repaid by the shareholders as the goods were returned by the customers.

The resulting effect for cash as at June 30, 2016 was $23,129,245 compared with cash at June 30, 2015 was $5,420,679.

Discussion of Three months ended June 30, 2016 and 2015

The Company generated revenues from sales of products of $22,440,841 and $9,902,672 during the three months ended June 30, 2016 and 2015, respectively, an increase of approximately 126.6% on a year-over-year basis. As the Company granite business steadies, there was an increase of customers and therefore sales orders have increased. According to the increase in market and customer demand, the Company’s revenues generated from granite increased. The Company also started generating sales revenues from the cooperative operation agreement to filter and sort gold sands or gold dust from the gold mine tailings for the three months ended June 30, 2016.

Gross margin for the three months ended June 30, 2016 was $12,853,258 or approximately 57.3% of revenues as compared to $5,409,166 or approximately 54.6% of revenues for the same period in 2015, representing an increase in gross margin. The gross margin was effected by the quality of the granite blocks received by the Company from the supplier. The Company purchased granite blocks in batches from the suppliers, and the Company would sort the granite blocks into different grades. In 2016, the Company received better-quality granite blocks than in 2015, therefore the Company was able to sell them at a higher price. The imperfect granite received in 2015 were included as part of the cost of the inventory which resulted in a lower profit margin in 2015.

The sales revenues and cost of sales as follows:

	Revenues		Cost of Sales		Margin %
	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015	2016	2015
Granite Blocks	9,463,911	5,141,868	1,424,295	1,438,074	85.0%	72.0%
Granite Slabs	3,846,258	4,760,804	2,297,047	3,055,432	40.6%	35.8%
Graphite	280,008		276,464		1.3%
Fluorite	280,008		277,826		0.8%
Gold	8,552,656		5,311,951		37.9%
Total	22,440,841	9,902,672	9,587,583	4,493,506	57.3%	54.6%

Operating expenses increased 352% from $173,464 in the three months ended June 30, 2015 to $784,502 in the same period of 2016.

	For the Three Months Ended
	June 30,	June 30,
	2016	2015
Selling, general and administrative expenses
Employees’ wages and salaries	408,841	105,127
Rent expense	15,314	19,209
Professional fees	134,674	2,459
Motor vehicle expenses	26,800	218
Travel expenses	107,950	13,014
Other SG&A expenses	90,923	33,437
Total	784,502	173,464

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The Company’s motor vehicle expenses increased as a result of new car leases obtained by the Company for its officers in 2016. The Company also incurred additional travel expenses and professional fees being a public reporting company. The Company also incurred additional travel expenses to visit suppliers and customers for graphite and fluorite.

In late 2015, the Company started operation of trading gold, graphite, and fluorite, as well as sorting and filtering gold mine tailing activities which continued into 2016. Sorting and filtering activities of gold mine tailing required the Company to incur additional expenses such as hiring additional workers - supervisors, technical experts, mining advisors— and purchasing some basic tools and supplies. As a result, wages and salaries were higher in 2016.

Total Other income generated was $2,516 in the three months ended June 30, 2016 as compared to other income of $2,646,334 in the same period of 2015. The Company received interest income of $nil and $14 for the three months ended 2016 and 2015, respectively. The Company received $nil and $106 in the three months ended June 30, 2016 and 2015, respectively in government rebates which were mainly for export and insurance incentives that occurred in 2014 for export sales by the Company. The Company generated other income of $2,516 from the sale of an equipment for the three months ended June 30, 2016. The Company generated gain from barter trade of $nil and $2,646,214 for the three months ended June 30, 2016 and 2015, respectively. The barter trade was trading granite for land acquired in 2014.

The Company generated higher gain from through barter trade in 2015 as compared to 2016 as outstanding balance owed were paid off in 2015. The barter trade was trading granite for land acquired in 2014. The granite traded was at market sales price. The gross margin on affiliated entities barter trade are higher under normal circumstances as compared to third party sales due to different grade of granite at lower cost.

	Barter Trade Gain
	For the Three Months Ended
	June 30,	June 30,
	2016	2015
Affiliated entities	-	2,646,204
Third parties	-	10
Total	-	2,646,214

As a result, during the three months ended June 30, 2016, the Company posted operating income of $12,068,756 and net income of $12,071,272 as compared to operating income of $5,235,702 and net income of $7,882,036 for the three months ended June 30, 2015.

Discussion of Six Months ended June 30, 2016 and 2015

The Company generated revenues from sales of products of $27,526,216 and $14,830,360 during the six months ended June 30, 2016 and 2015, respectively, an increase of approximately 85.6% on a year-over-year basis. As the Company granite business steadies, there was an increase of customers and therefore sales orders have increased. According to the increase in market and customer demand, the Company’s revenues generated from granite increased. The Company also started generating sales revenues from the cooperative operation agreement to filter and sort gold sands or gold dust from the gold mine tailings for the three months ended June 30, 2016.

Gross margin for the six months ended June 30, 2016 was $16,918,378 or approximately 61.5% of revenues as compared to $7,177,861 or approximately 48.4% of revenues for the same period in 2015, representing an increase in gross margin. The gross margin was effected by the quality of the granite blocks received by the Company from the supplier. The Company received delivery of granite blocks in batches from the supplier and the granite blocks were in better-quality in 2016 than in 2015. The imperfect granites blocks were included as part of the cost of the inventory which resulted in a lower profit margin in 2015.

The Company commenced gold trading activities only in October 2015 and therefore sales revenues of $187,989 reflect only a portion of the year.

In 2015, the Company purchased gold bars from the supplier for $238,036 and sold them for $187,989, which generated a loss of $50,047.

The Company bought gold bars from the supplier with the intention to resell to jewelry or gold stores. In 2015, The Company purchased the gold bars based on the quoted commodity exchange price at the time of the transaction. The Company experienced a loss because the gold price index fell before the gold bars were sold.

The Company has experienced a rise in gold revenues in 2016 primarily from an increase in the sale of gold dust. For the six months ended June 30, 2016, the Company sold 8,506 tons of gold dust from mine tailings which generated revenues of $7,833,543 with a cost of $4,700,126 resulting in a gross profit of $3,133,417. Additionally, during the same period, the Company purchased approximately 20,964.44 grams of gold bars for $683,662 and sold them for $797,047 resulting in a gross profit of $113,385.

At the end of 2015, the Company entered into an agreement with a mine owner whereby the Company will filter and sort gold mine tailings from discarded mine materials. The contract stipulates that the sorting function would be outsourced to a third party on a profit share basis with the distribution of profits as follows: 40% to the Company, 35% to the labor party for supplying labors for sorting and filtering and the tools (the "Labor Party"), and 25% to the mine owner. Subsequent to the execution of a contract with a mine owner, a contract will be executed with the filtering and sorting party (labor party) to do the actual filtering and sorting, to provide laborers, knowledge and tools at their cost. The time it takes from sorting and filtering of gold mine tailings to completing a sale is about 7 to 10 working days.

The Company’s primary customers for gold bars are jewelry and gold shops. The Company’s primary customers for filtered tailings are gold dust trading companies and gold refining companies. The gold market is more of a seller's market than a buyer's market. When available stock is made known to the market, which is a very close community, a gold buyer will contact the seller. Through word of mouth and introductions, the Company has established and built relationships with many buyers. Buyers will arrange for pick up and delivery of the gold at their cost and the Labor Party will package and load the gold for the buyers.

The Company plans to consolidate and expand its gold bar trading and its gold mine tailings sorting and filtering business. The Company intends to seek gold mine tailings sorting and filtering opportunities with other mine owners.

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The sales revenues and cost of sales as follows:

	Revenues		Cost of Sales		Margin %
	For the Six Months Ended		For the Six Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015	2016	2015
Granite Blocks	13,962,955	7,024,556	2,031,573	2,664,529	85.5%	72.0%
Granite Slabs	4,372,655	7,805,804	2,638,187	4,987,970	40.6%	35.8%
Graphite	280,008	-	276,464	-	1.3%	0.0%
Fluorite	280,008	-	277,826	-	0.8%	0.0%
Gold	8,630,590	-	5,383,788	-	37.6%	0.0%
Total	27,526,216	14,830,360	10,607,838	7,652,499	61.5%	48.4%

Operating expenses increased 130% from $333,315 in the six months ended June 30, 2015 to $1,152,792 in the same period of 2015. The increase in these costs was primarily attributable to professional fees, motor vehicle expenses and travel expenses

	For the Six Months Ended
	June 30,	June 30,
	2016	2015
Selling, general and administrative expenses
Employees’ wages and salaries	512,540	194,549
Rent expense	30,602	38,301
Professional fees	173,759	5,714
Motor vehicle expenses	55,373	1,621
Travel expenses	176,748	18,007
Other SG&A expenses	203,770	75,323
Total	1,152,792	333,315

The Company’s motor vehicle expenses increased as a result of new car leases obtained by the Company for its officers in 2016. The Company also incurred additional travel expenses and professional fees being a public reporting company. The Company also incurred additional travel expenses to visit suppliers and customers for graphite and fluorite.

In late 2015, the Company started operation of trading gold, graphite, and fluorite, as well as sorting and filtering gold mine tailing activities which continued into 2016. Sorting and filtering activities of gold mine tailing required the Company to incur additional expenses such as hiring additional workers - supervisors, technical experts, mining advisors— and purchasing some basic tools and supplies. As a result, wages and salaries were higher in 2016.

Total Other income generated were $2,519 in the six months ended June 30, 2016 as compared to other income of $4,892,866 in the same period of 2015. The Company incurred interest expenses of $nil and $1,339 for the six months ended 2016 and 2015, respectively, for trade financing loans that were paid off in Jan 2015. The Company received $nil and $34,544 in the six months ended June 30, 2016 and 2015, respectively in government rebates which were mainly for export and insurance incentives that occurred in 2014 for export sales by the Company. The Company generated gain from barter trade of $nil and $4,859,661 for the six months ended June 30, 2016 and 2015, respectively. The barter trade was trading granite for land acquired in 2014.

The Company generated higher gain from through barter trade in 2015 as compared to 2016 as outstanding balance owed were paid off in 2015. The barter trade was trading granite for land acquired in 2014. The granite traded was at market sales price. The gross margin on affiliated entities barter trade are higher under normal circumstances as compared to third party sales due to different grade of granite at lower cost.

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	Barter Trade Gain
	For the Six Months Ended
	June 30,	June 30,
	2016	2015
Affiliated entities	-	4,856,396
Third parties	-	3,265
Total	-	4,859,661

During the six months ended June 30, 2016, the Company posted operating income of $15,765,586 and net income of $15,768,105 as compared to operating income of $6,844,346 and net income of $11,737,212 for the six months ended June 30, 2015.

Related Party Transactions

From time to time, the Company receives advances from related parties as working capital to fund for its operations which consist of the following. These advances are due on demand, unsecured and non-interest bearing.

	June 30,	December 31,
	2016	2015
Receivables/(Payables)
Mr. Tan Lin	$-	$(1,227,280)
Mr. Wu Xiao Bin	(27,142)	(778,449)
Mr. Yang Yuan Xi	-	(539,389)
Mr. Wu Zhong Chen	-	(539,389)
Ms. Lynn Lee	(252,538)	(547,114)
Total Receivables/(Payables)	$(1,311,287)	$(3,631,621)

On March 2016, the Company mistakenly paid Ms. Lynn Lee in the amount of $486,387 as expenses reimbursements which was repaid previously. This amount was returned by Ms. Lynn Lee to the Company in April 2016.

Mr. Xiaobin Wu, was the Manager Director of Fuda Investment from 2009 to 2012 and worked as trading manager at Winner International from 2007 to 2009. Mr. Wu is no longer an officer or employee of either company. Each of these entities also holds a small (under 5%) interest in the Company which are considered affiliated entities.

In 2014, the Company acquired lands from Fuda Investment for RMB 127,424,700, and from Winner International for RMB 65,965,000. In addition, Fuda Investment and Winner International has executed sales agreements to purchase granite from the Company. Any revenues and cost of sales for these entities is shown separately on the Statement of Operation as Revenue and Cost of Sales from Affiliated Entities. The purchase price of the land (corresponding outstanding payables) was to be paid off by fair market sales price of the granite as a barter trade exchange. (Refer to “Barter Trade Exchange” Footnote)

Sales revenues from affiliated entities were $nil and $nil, and the corresponding cost of sales from affiliated entities were $nil and $nil for the six months ended June 30, 2016 and 2015, respectively.

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MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors, officers and management.

Name	Age	Position	Year Commenced with Company

Xiaobin Wu	47	Director, President, Chief Executive Office and Chief Financial Officer	2015
Weiguo Lang	56	Chief Operating Officer	2015
Bin Li	48	Company Secretary and Legal Adviser	2015
Jimmy Lee	33	Deputy Accounting Manager	2015
Mihir Sangani	53	Marketing and Investor Relations	2015
Lynn Lee	44	Personal Assistant and People Officer	2015

Xiaobin Wu

Xiaobin Wu serves as Chief Executive Officer, President and Chief Financial Officer of the Company, and sole director of the Company. From 2012 to the present, Mr. Wu has been the Managing Director of Liaoning Fuda Mining Co. Ltd. based in Dandong, China. Mr. Wu is also the Managing Director of Marvel Investment Corporation Limited based in Hong Kong, China since 2009. Mr. Wu received a Master of Business Administration degree in 2012 from Peking University in Beijing, China. Mr. Wu has extensive commercial and entrepreneur experience and a wide network of contacts.

Mr. Wu’s career spans 30 years in a variety of entrepreneur ventures in China, Hong Kong, Singapore, Australia, Sri Lanka, Japan and New Zealand. His vast entrepreneurship experience, both domestic and international, provides him with the fiscal, strategic and operational leadership skills to succeed in uniquely challenging situations. Mr. Wu is s dynamic, results-oriented leader with a strong performance track record and excellent corporate and government relationships.

As founder and Chairman of Liaoning Fuda Mining Co., Ltd, he took the company from the discovery stage through to commercial production in less than three years. Putting his management skills and visionary business acumen into numerous feasibility studies, mine evaluation, mine development, production, marketing, mergers and acquisitions into the building of Liaoning Fuda Mining Co.

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As a result of his entrepreneur exposure and sharp management skills and business acumen, he has been interviewed by management magazines and has been invited as a speaker in various forums.

Weiguo Lang

Weiguo Lang was appointed Chief Operating Officer in August 2015. Dr. Lang has published greater than 20 academic papers and reports. He has significant engineering and operational experience in the mining industry.

In the past, Dr. Lang has been Chief Executive Officer of Ultra Lithium Inc. since August 2015. Dr. Lang serves as an Executive Partner of China Mining United Fund, where Mr. Lang is responsible for fund investment, capital operation, and related management. Dr. Lang has been the President of Can Tech & Trade International Corp. since March 1993. He serves as an Advisor to various Chinese private and government companies involved in mining and mining finance sectors worldwide. Dr. Lang has been an Executive Officer at TTM Resources Inc. since October 2009. He served as the President of HOST International Holdings Inc. He has many years of experiences in mining project development and capital operations. Dr. Lang served as the President of Qinnet Holdings Corp. He served as the Chief Executive Officer of Q-Net Technologies, Inc. since August 2002 and its President from October 26, 1999 to August 10, 2001. Dr. Lang served as an Interim President of Q-Net Technologies Inc. since August 15, 2002. Since January 2003, he served as the President and a Director of Tianjin Chinaquantum Investment and Trade Co., Ltd. In 1997, Dr. Lang established the first Internet service provider operation in Chengdu. Since then, he has pursued and researched various Internet opportunities in China. Dr. Lang served as the President of Internet Corporation of America Inc. since October 26, 1999. From 1995 to 1998, he served as the President of Agro International. From 1993 to 1994, Dr. Lang served as a Senior Consultant of International Business for the Canadian international trade & development businesses. Prior to moving to Canada to further his education, he served as a Division Manager in Heilongjiang Province, China from 1984 to 1987. Most of his work was related to computer programming and mathematical modeling and simulation. Dr. Lang was an Executive at Dominion Minerals. He serves as the Chairman of the Board of Q-Net Technologies Inc. Dr. Lang served as the Chairman of Savoy Resources Corp. from July 15, 2004 to April 2, 2005. He has been the vice chairman of the board of directors of Shandong Ishine since November 2010. He serves as a Director of Fortuneshine Investment and SMI. He has been a Director of Can Tech & Trade International Corp. since March 1993. He has been Director of Ultra Lithium Inc. since June 10, 2015. He has been an Executive Director at China Zhongsheng Resources Holdings Limited since April 2012. He serves as a Member of the Advisory Board at TTM Resources Inc. Dr. Lang served as a Director of Klondex Mines Ltd. from October 2009 to July 2010. He also served as a Director of Qinnet Holdings. Dr. Lang served as a Director of Vendtek Systems Inc. from January 22, 2003 to August 2008. He served as a Director of Qinnet.Com Inc. and Internet Corporation of America Inc. since October 26, 1999. Dr. Lang served as a Director of Savoy Resources Corp. since July 15, 2004 and Zhongrun (Tianjin) Mining Development Co., Ltd. from 2007 to 2011.

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Dr. Lang holds an Ph.D. and MSc. degrees in Engineering from the University of Saskatchewan, Canada in 1993 and 1989, respectively and a BSc degree in Engineering from Agriculture University of Heilongjiang in 1982.

Bin Li

Bin Li was appointed as Company Secretary and Legal Adviser in October 2015. Mr. Li finished his Master’s Degree and Doctor of Jurisprudence Degree in the United States.  Mr. Li is licensed by the State Bar of California.   Mr. Li graduated from Fudan University, a renowned institution, in China with his college degree.

As a managing attorney of Law Offices of Bin Li & Associates, PLC since 2002 to the present, Mr. Li has focused in corporate law, mergers and acquisitions, business litigation and guided the steady growth of the firm for the past dozen years continuing to date. As a trial attorney, Bin Li has represented hundreds of corporate clients in lawsuits, mediations, or arbitrations arising from commercial debt collection matters, shareholder disputes, intellectual property infringements, contract disputes. As a corporate lawyer, Mr. Li has represented corporate clients in international mergers and acquisitions, intellectual property prosecution and litigation, contract drafting and negotiation. Representative merger and acquisition clients include Intel’s Fab 23 in Colorado in 2007, 3H Coal Mine in Tennessee in 2011, Glassair Aviation, LLC in 2012, Torrance Marriott Hotel in 2013, and Eagle Mountain Iron Ore Mine in 2013.

Jimmy Lee

Jimmy Lee was appointed as Deputy Accounting Manager in June 2015. He is a qualified well versed with both the US and Asian markets and has deep knowledge about auditing, financial, reporting, consulting, taxation and financial planning. He is also a licensed CPA.

Since 2008, Jimmy has worked for RaySync Consulting Ltd. and has been involved in various private business entities in China where he has led many audit and advisory projects for private placements and IPO listings on the United States stock exchange and listing services, such as Nasdaq, NYSE, Amex, OTCQB, etc. He has more than 10 years of experience in public accounting, serving domestic and international publicly traded and privately held clients, ranging from development stage companies to mature enterprises, representing manufacturing, construction, services, and trading industries. He combines his skill in bridging cultural gaps with practical, business-oriented advice to help clients to reach their objectives.

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Mihir Sangari

Mihir Sangari was appointed as Director of Sales and Marketing in 2015. He has significant global marketing & business development along with investor relation exposure. Mr. Sangani has expertise includes early stage company capital restructuring, debt financing, capital introductions, and mergers and acquisitions.

From September 2013 continuing to July 2015, Mr. Sangari has worked with AXA Advisors LLC in Asset and Portfolio Management. During his tenure, he was an associate with top 10 producer ranking of the firm managing $200 million portfolio in area of investment and asset management, securities trading of equities, ETFs, options trading, risk profiling, asset allocation and rebalancing of portfolios. He holds securities licenses (7 and 66) and provides financial planning to clients in areas of cash management, risk management, investment needs, financial independence strategies, wealth preservation, estate planning needs and customer profiling. Mr. Sangari previously worked with Blue Capital Securities Inc. in New York from November 2010 to May 2011. He also worked for T3 Trading LLC, in New York from March /2012 to May 2013.

Lynn Lee

Lynn Lee was appointed Personal Assistant and People Officer since 2014. She has many years of working experience in international locations with various industries in both public and private sectors -MNCs and local companies. She has extensive people management experience and organization planning and development experience. She coordinates many Special Projects as assigned by the President. Prior to joining the Company, Ms. Lee was the Personal Assistant to Director of Networks for Singtel Optus Pty Ltd. from 2007 to 2013. She also provides overall team experience in terms of Human Resource, Administration, Finance, Purchasing, IT and Communications.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's Board of Directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that the Company has no independent directors. The Company anticipates that it may appoint one or more directors primarily to serve as an independent director. In such event, the Company will file a Form 8-K.

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Committees and Terms

The Board of Directors has not established any committees of the Board.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

None of the officers and directors of the Company are presently involved in material legal proceedings. Moreover, during the past ten years, none of the officers and directors of the Company have been involved in material legal proceedings of the nature described in Item 401(f) of Regulation S-K)

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

				Aggregate
		Annual	Annual	Accrued				All	Annual
		Earned	Payments	Salary Since		Stock and	Compensation	Other	Compensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	Compensation	Total

Xiaobin Wu	2015	$19,271
President, Chief Executive Officer, Chief Financial Officer	2014

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Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company until such time as the Company is profitable, experiences positive cash flow or obtains additional financing.

However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Director Compensation

Any officer, employee, consultant or advisor of the Company or any subsidiary who also serves as a director does not receive additional compensation for service as a director. Directors who are not officers, employees, consultants or advisors of the Company or any of its subsidiaries (non-employee directors) may receive cash and equity-based compensation for service as a director.

Employment and Consulting Agreements

The Company enters into various employment agreements, where necessary, in the standard course of its business operations. The Company also utilizes consultants as part of its management team.

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The Company has executive employment agreements with the following:

Xiaobin Wu – President, Chief Executive Officer and Chief Financial Officer. Mr. Wu has an employment agreement with Liaoning Fuda Mining Co., Ltd., a subsidiary of the Company. The contract provides for a monthly salary of 10,000 Chinese Yuan Renminbi (approximately USD 1500). Pursuant to the contract, Mr. Wu acts as managing director of Liaoning Fuda Mining. He is entitled to a car and driver and reimbursement of all expenses, including travel and mobile telecommunications.

Li Bin - Legal Consultant. The agreement with Mr. Bin is for legal services, as necessary, at $400 per hour. Mr. Bin also serves as the corporate secretary for the Company.

Jimmy Lee – Deputy Accounting Manager. The Company entered into a two year employment agreement with Mr. Lee commencing June 2015 at an annual salary of $24,000. Mr. Lee’s duties are for the preparation of required the public reporting requirements including Reports on Form 10-Q and Form 10-K. The agreement has a three month termination notice provision.

Mihir Sangari – Marketing and Business Development. The Company entered into a one year employment agreement with Mr. Sangari commencing August 2015 at an annual salary of $36,000 plus commissions based on business development and new clients obtained by Mr. Sangari. The agreement has a one month termination notice provision.

Lang Wei Guo - Chief Operating Officer. The Company entered into a two year employment agreement with Mr. Guo commencing June 2015 at an monthly salary of $5,000. The agreement has a three month termination notice provision.

Lynn Lee - Personal Assistant and People Officer. The Company entered into a two year employment agreement with Ms. Lee at an annual salary of $24,000. Ms. Lee handles all administrative duties and human resource work. The agreement has a one month termination notice provision.

Anticipated Officer and Director Remuneration

The Company intends to pay annual salaries to all of its employees and an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities (i.e. a public offering raising capital for the Company). At such time, the Company anticipates offering cash and non-cash compensation to other employees and directors. In addition, the Company may also offer additional benefits to employees in its sole and absolute discretion.

83

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percentage of Class After Offering(2)
			Before	if 100%	if 50%	if 10%
Name and Position	Shares Owned		Offering	Sold	Sold	Sold

Xiaobin Wu	53,218,000	(3)	50%	34.1%	40.6%	50.2%
Director, President, CFO
Weiguo Lang	0		0	0	0	0
Chief Operating Officer
Bin Li	0		0	0	0	0
Secretary and Legal Advisor
Mihir Sangari	*		*	*	*	*
Marketing & Investor Relations
Lynn Lee	5,207,000		4.9%	3.3%	3.9%	4.4%
Personal Assistant and People Officer
Jimmy Lee	0		0	0	0	0
Deputy Accounting Manager
Xiao Lin Li	0		0	0	0	0

Total owned by all officers and directors (7 persons)	58,425,000		55.1%		44.6%	50.3%

* Less than 1%

(1)	Based upon 105,954,309 shares outstanding as of the date of this offering.

84

(2)	Assumes sale, respectively, of 50,000,000 shares (100%) resulting in 155,954,309 outstanding; of 25,000,000 shares (50%) resulting in 130,954,309 outstanding, and 10,000,000 shares (20%) resulting in 115,954,309 outstanding.

(3)	Includes 25,420,000 shares held by Marvel and 20,500,000 shares held by Fuda UK which shares may be deemed to be beneficially owned by Mr. Wu.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a shareholder of the Company, is the sole owner and director of Tiber Creek Corporation which received consulting fees from Company for its services.

James Cassidy and James McKillop were officers and directors of the Company prior to the change in control. As the organizers and developers of Spruce Valley, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisitions. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Neither James Cassidy nor James McKillop, the prior president and vice president of the Company respectively, had any relationship or ownership interest nor held any office in any of the Acquisition companies.

The current President and sole director of the Company, Xiaobin Wu, is the Managing Director of Marvel and its subsidiary Liaoning Fuda. Mr. Xiaobin Wu, was the Manager Director of Fuda Investment from 2009 to 2012 and worked as trading manager at Winner International from 2007 to 2009. Mr. Wu is no longer an officer or employee of either company, each of these entities also holds a small (under 5%) interest in the Company.

There are certain family relationships between shareholders and Xiaobin Wu, the Company’s President and director: Zhong Chen Wu, Father

From time to time, the Company receive advances from related parties as working capital to fund for its operations which consist of the following. These advances are due on demand, unsecured and non-interest bearing.

	December 31,	December 31,
	2015	2014
Mr. Tan Lin	$(1,227,280)	$-
Mr. Wu Xiao Bin	(778,449)	-
Mr. Yang Yuan Xi	(539,389)	(1,548)
Mr. Wu Zhong Chen	(539,389)	-
Ms. Lynn Lee	(547,115)	-
Total	$(3,631,621)	$(1,548)

85

Mr. Xiaobin Wu, was the Manager Director of Fuda Investment from 2009 to 2012 and worked as trading manager at Winner International from 2007 to 2009. Mr. Wu is no longer an officer or employee of either company. Revenue and Cost of Sales for these entities is shown separately on the Income statement as Revenue and Cost of Sales from Affiliated Entities.

In 2014, the Company acquired land from Fuda Investment for RMB 127,424,700; and from Winner International for RMB 65,965,000. The purchase price of the land was to be paid by stones in a barter trade exchange.

The land purchased was recorded at appraised value per the purchase price of the lands (assets received) as indicated on the agreement instead of the market price of the granite to be traded in the future (“fair value”) because the fair value of the stones to be delivered was not determinable as the earning process was not completed at the time of the exchange and therefore gain or loss cannot be computed. The barter trade transactions were initially recognized as a land asset and as accounts payable to the sellers. As stones were delivered to the sellers when ordered, the fair market sales price of the stones delivered were recognized against the outstanding amount owed to the sellers. The differences between the fair market sales price of the stones delivered and the cost of the stones delivered were recognized as gain or loss from barter trade.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 105,954,309 shares of common stock outstanding of which 53,218,000 shares are owned (in the aggregate) by officers, directors and 5% shareholders of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

86

LEGAL MATTERS

Cassidy & Associates, Newport Beach, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

EXPERTS

BF Borgers CPA, PC, an independent registered public accounting firm, has audited the consolidated balance sheets of Fuda Group (USA) Corporation as of December 31, 2015 and December 31, 2014, and the related statements of operations, in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2015 and December 31, 2014, respectively. The Company has included such financial statements in reliance on the report of April 14, 2016, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

87

FINANCIAL STATEMENTS

88

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Fuda Group (USA) Corporation:

We have audited the accompanying consolidated balance sheets of Fuda Group (USA) Corporation (“the Company”) as of December 31, 2015 and 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Fuda Group (USA) Corporation, as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

/s/ B F Borgers CPA PC

BF Borgers CPA PC
Lakewood, CO
April 14, 2016

F-1

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$18,178,550	$466
Accounts receivable, net	475,041	260,624
Inventory	-	3,843
Prepaid rent	28,254	65,058
Security deposits to suppliers	996,166	1,985,178
Other receivables	6,380	387,142
Total Current Assets	19,684,391	2,702,311
Land, property & equipment (net)	49,478,802	52,286,087
Other assets	46,233	48,872
Total Assets	$69,209,426	$55,037,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$29,014	$8,420,643
Taxes payable	-	224
Due to related parties	3,631,621	1,548
Other payables	-	11,472
Trade financing loans	-	1,893,264
Advances from customers	6,164	-
Total Current Liabilities	3,666,799	10,327,151
Total Liabilities	3,666,799	10,327,151

Commitments & contingencies	-	-

Stockholders' Equity
Common stock, $0.0001 par value, 480,000,000 shares authorized; 105,954,309 shares at December 31, 2015 and 8,200,000 shares at December 31, 2014, respectively	10,595	820
Additional paid-in capital	9,579,682	9,564,907
Subscriptions receivable	-	(2,000)
Accumulated other comprehensive income	(3,188,494)	220,712
Statutory reserve	5,990,116	3,493,474
Accumulated earnings (unrestricted)	53,150,728	31,432,206
Total stockholders' equity	65,542,627	44,710,119
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$69,209,426	$55,037,270

The accompanying notes are an integral part of these financial statements

F-2

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended
	December 31,	December 31,
	2015	2014
Sales	$30,144,145	$12,966,742
Cost of sales	11,936,036	5,243,149
Gross margin	18,208,109	7,723,593

Operating expenses
Selling, general & administrative expenses	1,765,257	1,231,036
Total operating expenses	1,765,257	1,231,036

Income (Loss) from operation	16,442,852	6,492,557

Other income (expenses)
Interest income (expenses), net	(1,276)	(346,110)
Government rebate	138,427	343,477
Other income	229	-
Gain on barter trade	7,634,923	20,524,546
Total other income (expenses)	7,772,312	20,521,913

Income before income tax	24,215,164	27,014,470

Income tax	-	-

Net income	24,215,164	27,014,470

Foreign currency translation adjustment	(3,414,934)	(73,259)

Comprehensive income	$20,800,230	$26,941,211

Common Shares Outstanding, basic and diluted	87,430,953	2,201,644

Net income per share
Basic and diluted	$0.28	$12.27

The accompanying notes are an integral part of these financial statements

F-3

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

For the years ended December 31, 2014 and December 31, 2015

					Accumulated
	Common Stock		Additional		Other
	$0.0001 Par Value		Paid-in	Subscriptions	Comprehensive	Accumulated	Statutory
	Shares	Amount	Capital	Receivable	Income	Earnings	Reserves	Totals
Balance, September 25, 2014 (Inception)	-	$-	$-	$-	$-	$-	$-	$-
Issuance of common stock	8,200,000	820	1,180	(2,000)				-
Expenses paid by stockholder and contributed as capital			1,698					1,698
Issuance of common stock for acquisition of subsidiaries			9,602,706		293,971	7,119,353	791,857	17,807,887
Capital withdrawal from owners			(40,677)					(40,677)
Net loss						24,312,853	2,701,617	27,014,470
Cumulative translation adjustment					(73,259)			(73,259)
Balances at December 31, 2014	8,200,000	$820	$9,564,907	$(2,000)	$220,712	$31,432,206	$3,493,474	$44,710,119
Cancellation of common stock	(7,995,000)	(800)	(1,150)	1,950				-
Issuance of common stock for cash	123,615,000	12,362	17,788	(30,150)				-
Cancellation of common stock	(123,615,000)	(12,362)	(17,788)	30,150				-
Issuance of common stock for cash	59,794,309	5,979	8,605	(14,584)				-
Issuance of common stock for acquisition	45,920,000	4,592	6,608	-				11,200
Issuance of common stock for Compensation	35,000	4	-	-				4
Expenses paid by stockholder and contributed as capital			712					712
Stock subscribed converted to stock compensation	-	-	-	14,634				14,634
Net income						21,718,522	2,496,642	24,215,164
Cumulative translation adjustment					(3,409,206)			(3,409,206)
Balances at December 31, 2015	105,954,309	$10,595	$9,579,682	$-	$(3,188,494)	$53,150,728	$5,990,116	$65,542,627

The accompanying notes are an integral part of these financial statements

F-4

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities
Net income	$24,215,164	$27,014,470
Adjustments to reconcile net income to net cash provided by or used in operating activities:
Bad debt expense	261,847	15,130
Shares to be used and issued for compensation	14,638	-
Depreciation and amortization	4,702	4,199
Gain on barter trade	(7,634,932)	(20,524,546)
Expenses paid by stockholder and contributed as capital	712	1,698
Changes in operating assets and liabilities:
Accounts receivable	(474,909)	1,055,131
Inventory	3,838	5,598,542
Prepaid rent	35,541	109,480
Other receivables	380,039	(52,514)
Security deposits to suppliers	955,957	2,715,958
Accounts payable and accrued expenses	(637,532)	(16,775,644)
Taxes payable	1,016	224
Other payables	(11,459)	11,451
Advances from customers	6,424	-
Other assets	-	(48,815)
Net cash provided by operating activities	17,121,270	(875,236)

Cash flows from financing activities
Capital withdrawal from owners	-	(40,677)
Proceeds from issuance of common stock	-	-
Proceeds/(Repayment) to related party, net	3,743,217	(21,059)
Proceeds/(Repayments) from trade financing loans, net	(1,891,048)	(2,082,415)
Net cash used in financing activities	1,852,169	(2,144,151)

Cash flows from investing activities
Purchase of land, property and equipment	(20,776)	(3,359)
Net cash used in investing activities	(20,776)	(3,359)

Effect of exchange rate changes	(774,579)	(89,316)

NET INCREASE (DECREASE) IN CASH	18,178,084	(3,112,062)

CASH
Beginning of period	466	3,112,528
End of period	$18,178,550	$466

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$1,345	$346,110
Income Taxes	$-	$-

NON-CASH INVESTING & FINANCING ACTIVITIES:
Acquisition of land through barter trade	$-	$31,630,426

The accompanying notes are an integral part of these financial statements

F-5

FUDA GROUP (USA) CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Fuda Group (USA) Corporation (“Fuda USA”) was incorporated on September 25, 2014 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On September 28, 2015, Fuda USA entered into stock-for-stock acquisition agreements with each of Fuda Gold (UK) Limited (“Fuda UK”) and Marvel Investment Corporation Limited (“Marvel”). As a result of the Acquisitions, each of Fuda UK and Marvel has been acquired by Fuda USA, and now each has become a wholly owned subsidiary of Fuda USA. Fuda USA, as the surviving entity from the Acquisitions, has taken over the respective operations and business plans of each of both Fuda UK and Marvel (and also of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda). Refer to “Principal of Consolidation” under Note 2 Summary of Significant Accounting Policies

Fuda UK a private company organized under the laws of England and Wales was incorporated in May 20, 2015. Since its inception, Fuda UK has conducted minimal business operations but has started to purchase gold stones and powder and wholesale trading of gold bars. Fuda UK has executed a cooperative operation agreement to filter and sort gold sands or gold dust from the gold mine tailings and to sell the goods under a profit sharing ratio.

Marvel Investment Corporation Limited was incorporated on October 28, 2009 under the laws of Hong Kong, PRC. The Company was established to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Marvel has conducted limited business operations in trading graphite and fluorite.

On February 28, 2015, Marvel entered into an Equity Interest Transfer Agreement with Liaoning Fuda Mining Co., Ltd (“Liaoning Fuda”) whereas Marvel agreed to acquire 100% equity interest in Liaoning effective June 30, 2015. Both Marvel and Liaoning Fuda are under common control of the same shareholder and no consideration was given in exchange for the equity interest in Liaoning Fuda. The acquisition was done to position Liaoning Fuda in a more favorable tax position under the laws of Hong Kong, PRC. Refer to “Principal of Consolidation” under Note 2 Summary of Significant Accounting Policies

Liaoning Fuda was established in August 2012 in Dandong City, Liaoning Province, China (“PRC”) with authorized capital of 60 million Chinese Yuan. Liaoning Fuda is a natural resource trading company that consists of raw blocks, stone carvings, slabs, pavers and wall claddings.

Fuda USA and its subsidiaries Marvel, Fuda UK, and Liaoning Fuda shall be collectively known as the “Company”.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The Company’s financial statements are expressed in U.S. dollars.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported net income or losses.

The Company has netted certain “Sales and Cost of Sales” and reclassified as “Gain/(Loss) from barter trade” on the Consolidated Statements of Operations with no effect on reported not income or losses as follows:

F-6

Consolidated Statement of Operations

	Sales		Cost of Sales		Gross Margin
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Regular Trade-Affiliated entities	8,257,534	23,100,627	625,571	7,250,258	7,631,963	15,850,369
Regular Trade-Third parties	30,147,357	19,417,843	11,936,279	7,020,073	18,211,078	12,397,770
Total	38,404,891	42,518,470	12,561,850	14,270,331	25,843,041	28,248,139

	Sales Price (Fair Value)		Cost of Goods (Fair Value)		Gain/(Loss) on Barter Trade
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Barter Trade-Affiliated enitites	-	-	-	-	-	-
Barter Trade-Third parties	-	-	-	-	-	-
Total	-	-	-	-	-	-

Form S-1 Amendment #5 - Consolidated Statement of Operations

	Sales		Cost of Sales		Gross Margin
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Regular Trade-Affiliated entities	-	-	-	-	-	-
Regular Trade-Third parties	30,147,357	19,417,843	11,936,279	7,020,073	18,211,078	12,397,770
Total	30,147,357	19,417,843	11,936,279	7,020,073	18,211,078	12,397,770

	Sales Price (Fair Value)		Cost of Goods (Fair Value)		Gain/(Loss) on Barter Trade
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Barter Trade-Affiliated enitites	8,257,534	23,100,627	625,571	7,250,258	7,631,963	15,850,369
Barter Trade-Third parties	-	-	-	-	-	-
Total	8,257,534	23,100,627	625,571	7,250,258	7,631,963	15,850,369

Explanation: Certain "Sales and Cost of sales" amounts from affiliated entities on Consolidated Statement of Operations of Form S-1 Amendment #4 were netted and reclassified as "Gain/(Loss) from barter trade" on Consolidated Statement of Operations of Form S-1 Amendment #5 which had no effect on reported net income or loss.

F-7

Form S-1 Amendment #6 - Consolidated Statement of Operations

	Sales		Cost of Sales		Gross Margin
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Regular Trade-Affiliated entities	-	-	-	-	-	-
Regular Trade-Third parties	30,144,145	12,966,742	11,936,036	5,243,149	18,208,109	7,723,593
Total	30,144,145	12,966,742	11,936,036	5,243,149	18,208,109	7,723,593

	Sales Price (Fair Value)		Cost of Goods (Fair Value)		Gain/(Loss) on Barter Trade
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Barter Trade-Affiliated enitites	8,257,534	23,100,645	625,571	7,133,522	7,631,963	15,967,123
Barter Trade-Third parties	3,212	6,451,083	243	1,893,660	2,969	4,557,423
Total	8,260,746	29,551,728	625,814	9,027,182	7,634,932	20,524,546

Explanation: Certain "Sales and Cost of sales" amounts from third parties on Consolidated Statement of Operations of Form S-1 Amendment #5 were netted and reclassified as "Gain/(Loss) from barter trade" on Consolidated Statement of Operations of Form S-1 Amendment #6 which had no effect on reported net income or loss.

Form S-1 Amendment #7 - Consolidated Statement of Operations

	Sales		Cost of Sales		Gross Margin
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Regular Trade-Affiliated entities	-	-	-	-	-	-
Regular Trade-Third parties	30,144,145	12,966,742	11,936,036	5,243,149	18,208,109	7,723,593
Total	30,144,145	12,966,742	11,936,036	5,243,149	18,208,109	7,723,593

	Sales Price (Fair Value)		Cost of Goods (Fair Value)		Gain/(Loss) on Barter Trade
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Barter Trade-Affiliated enitites	-	23,100,645	625,571	7,133,522	7,631,963	15,967,123
Barter Trade-Third parties	3,212	6,451,083	243	1,893,660	2,969	4,557,423
Total	3,212	29,551,728	625,814	9,027,182	7,634,932	20,524,546

Explanation: There was not any changes made on Consolidated Statement of Operations of Form S-1 Amendment #7 as compared to Consolidated Statement of Operations of Form S-1 Amendment #6.

F-8

Principal of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Acquisition of Fuda UK and Marvel by Fuda USA

The acquisition was accounted under US GAAP as a business combination under common control with Fuda USA being the acquirer and Fuda UK and Marvel being the acquirees because all entities were controlled directly or indirectly by the same majority shareholder.. The consolidated financial statements have been presented at historical costs and on a retroactive basis to reflect the capital structure of Fuda UK and Marvel as a recapitalization. The share exchange transaction was completed and effective on September 28, 2015 and Fuda UK and Marvel became subsidiaries of Fuda USA.

Acquisition of Liaoning Fuda by Marvel

The acquisition was accounted under US GAAP as a business combination under common control with Marvel being the acquirer as both entities were owned by the same shareholder. The consolidated financial statements have been presented at historical costs and on a retroactive basis. No purchase price or reverse merger accounting methods were used. The business combination transaction was completed and effective on June 30, 2015 and Liaoning became a subsidiary of Marvel.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consist of net income (loss) and foreign currency translation adjustments.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

F-9

-         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of the balance sheet date.

Foreign Currency Translation

The reporting currency of Fuda Group (USA) Corporation is the US Dollar (“US$”).

The functional currency of Liaoning Fuda is the Chinese Renminbi (“RMB”).

The functional currency of Marvel is the Chinese Renminbi (“RMB”) and translated to the local currency Hong Kong Dollar (“HK$”).

The functional currency of Fuda UK is Chinese Renminbi (“RMB”) and translated to the local currency British Pounds (“GBP”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items and cash flows items are translated at the weighted average exchange rate during the period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

	December 31,	December 31,
RMB to US$	2015	2014
Period end spot rate	0.15411	0.16291
Average periodic rate	0.16059	0.16272

HKD to US$
Period end spot rate	0.12903	0.12891
Average periodic rate	0.12899	0.12895

GBP to US$
Period end spot rate	1.48258	N/A
Average periodic rate	1.52832	N/A

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

F-10

Bad debt expenses were $261,847 and $15,130 for the years ended December 31, 2015 and 2014, respectively.

Inventories

Inventories, which are primarily comprised of goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, at original cost, over the estimated useful lives of the assets as follows:

Machinery	5 years
Office equipment	5 years
Motor Vehicle	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Security deposits

Security deposits are paid by Liaoning Fuda to its suppliers in order to ensure ample, constant supply and prompt delivery of goods. The security deposits can be used to offset against purchases of inventory by the Company.

Security deposits are paid by Fuda UK to its suppliers to establish a purchase commitment.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

Liaoning Fuda Direct Domestic Sales

The Company recognizes product sales revenue when customers pick up and pay for the goods at once. The customer is responsible for losses when occurred. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

F-11

Liaoning Fuda Direct International Sales

The Company recognizes product sales revenue when bill of lading is received from shipping company. Although the title does not formally transfer until the goods have reach its destination port, the customer has a binding agreement for the goods; and is obligated to purchase them because a deposit has been made by the customer on the purchased goods. The Company is responsible for losses in case of a shipping issue, but in all cases the Company has purchased insurance to cover for such loss. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Liaoning Fuda Agency International Sales

The Company recognizes product sales revenue at gross amount in accordance to ASC 605-45-45 as a principal when bill of lading is received from shipping company although the title does not transfer until the goods have reached its destination port. The Company is responsible for losses when occurred which the Company has a blanket insurance to cover for such loss and reimburse the Company at the gross sales price. The Company agent prepares the terms and conditions of the sales contract and deals directly with customers.

The Company is the principal in the sales transactions because the Company is the primary obligator. The Company selects and deals directly with the suppliers of the products, and has the general inventory risk as well as credit risk. The Company purchases the products from the supplier and ships the product to the customer and is responsible to collect the full invoice amount plus commission charged from the agent. The Company remains the primary obligator, keeps general inventory risk when inventory is held, has the ability in setting the prices charged to the customers, has full discretion in supplier selection and has both physical loss of inventory risk and credit risk. Risk is mitigated by insurance but the Company holds the risk and would have to get reimbursed by insurance in case of any issues.

Marvel Sales

The Company derives its revenues from trading graphite and fluorite. The Company recognizes sales of graphite and fluorite revenue when the goods are delivered to destination designated by the customer. Customer is allowed to return the goods or cancel the order subject to a penalty. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Fuda UK Sales

The Company derives its revenues from trading gold stones, gold sand, or gold bars. The Company recognizes sales of gold stones, gold sand, or gold bars revenue when the goods are delivered to destination designated by the customer. Sales price of the goods are to be negotiated between Fuda UK and the customer, and accepted by the customer after a third party inspection report for quality and weight is obtained prior to arrival at the destination of the customer. In case of finding irregularity or discrepancy in weight or purity of the goods, the customer is allowed to claim from Fuda UK to deduct the corresponding amount and any cost within 7 days upon receipt of the actual goods. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Fuda UK Cooperative Operation

The Company derives its revenues from trading gold sands or gold dust filtered and sorted from the gold mine tailings owned by the Chinese government under a cooperative profit sharing agreement. The cooperative agreement indicated the profit sharing is based on the gross sales price for the products sold and the ratios are to be 25% to mine owner, 35% to mine workers, and 40% to the Company. The Company shall collect payments from the customers for the goods sold and distribute the gross amount upon payment from the customers. The Company is responsible for managing the day to day operation activities in providing labor, tools, and equipment. At Sale, the Company is only entitled to 40% of the proceeds when the goods are sold similar to a royalty interest or net smelter interest, and the payments are only legally owed when the goods are sold while nothing is owed to the Company until completion of the sale.

As of December 31, 2015, the Company has not generated any revenues from such operation.

F-12

Nonmonetary Transactions

The Company recognizes nonmonetary transactions in accordance to ASC 845-10-30 which in general, that nonmonetary transactions should be based on the fair values of the assets (or services) involved, which is the same basis as that used in monetary transactions. Thus, the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered to obtain it, and a gain or loss shall be recognized on the exchange. The fair value of the asset received shall be used to measure the cost if it is more clearly evident than the fair value of the asset surrendered. Similarly, a nonmonetary asset received in a nonreciprocal transfer shall be recorded at the fair value of the asset received. A transfer of a nonmonetary asset to a stockholder or to another entity in a nonreciprocal transfer shall be recorded at the fair value of the asset transferred and a gain or loss shall be recognized on the disposition of the asset.”

Value added taxes

The Company is subject to Value Added Taxes (“VAT”) at a rate of 17% on proceeds received from customers, and are entitled to a refund for VAT already paid or borne on the goods purchased by it that have generated the gross sales proceeds. The VAT balance is recorded in other payables on the balance sheets. For the Years ended December 31, 2015 and 2014 there are no amounts recorded because the Company received a VAT tax holiday from the government that will expire in 2017.

Advertising

The Company expenses advertising costs as incurred and are included in selling expenses.

Government Subsidies

The Company recognizes government grants that are non-operating in nature and with no further conditions to be met as other income when received. The Company recognizes government grants that contain certain operating conditions as liabilities when received, and as a reduction of the related costs for which the grants are intended to compensate when the conditions are met.

The government subsidies or rebates received by the Company as other income was an incentive to the Company to support export trade were $138,427 and $343,477 for the years ended December 31, 2015 and 2014, respectively.

Stock Based Compensation

The Company recognizes stock based compensation in accordance to ASC718 which requires companies to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Refer to Footnote 11 Stock Based Compensation for additional information.

F-13

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Segment Information

The standard, “Disclosures about Segments of an Enterprise and Related Information,” codified with ASC-280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment (China), as all of the Company’s current operations are carried in China.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

F-14

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

3.	ACCOUNTS RECEIVABLES

Accounts receivables consist of the following:

	December 31,	December 31,
	2015	2014
Accounts receivables	$736,888	$275,754
Less: allowance for doubtful accounts	(261,847)	(15,130)
Net	475,041	260,624

Bad debt expenses were $261,847 and $15,130 for the years ended December 31, 2015 and 2014, respectively.

4.	SECURITY DEPOSITS TO SUPPLIERS

Security deposits paid by Liaoning Fuda were to maintain its relationship with the suppliers in order to ensure ample, constant supply and prompt delivery of goods. The security deposits can be used to offset against purchases of inventory by the Company.

Security deposits paid by Fuda UK was a purchase commitment upon execution of the contract

Security deposits to suppliers consist of the following:

	December 31,	December 31,
	2015	2014
Liaoning Fuda - Supplier A	$-	$765,986
Liaoning Fuda - Supplier B	-	358,720
Liaoning Fuda - Supplier C	-	860,472
Fuda UK - Supplier D	996,166	-
Total	$996,166	$1,985,178

5.	LAND, PROPERTY & EQUIPMENT

Land, property & equipment consist of the following:

	December 31,	December 31,
	2015	2014
Depreciable assets
Office equipment	$8,281	$8,754
Motor vehicle	14,386	15,207
Machinery	20,154	-
Total	42,821	23,961
Less: accumulated depreciation	(10,049)	(5,841)
Net	32,772	$18,120
Non-depreciable assets
Land	49,446,030	52,267,967
Total	$49,478,802	$52,286,087

F-15

The depreciation expense charged to general and administrative expenses were $3,156 and $2,755 for the years ended December 31, 2015 and 2014, respectively.

The Company would review the historical cost of the land to evaluate if there is an impairment loss to be recognized. Impairment loss was $nil and $nil for the years ended December 31, 2016 and 2015, respectively.

The difference in land, motor vehicle, and office equipment value is due to currency exchange rate fluctuations.

6.	OTHER ASSETS

Other assets consist of the following:

	December 31,	December 31,
	2015	2014
Rent Security Deposits	$46,233	$48,872
Total	$46,233	$48,872

7.	TRADE FINANCING LOANS

The Company has executed short term accounts receivables factoring agreements with the banks with maturity from one to three months. The bank would advance the Company a contracted discount percentage of 70%-85% of the accounts receivables invoices factored up front (the “Discount”) and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced until the loan is repaid in full. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are to be repaid. The Company has also purchased insurance for the full invoiced amount. The trade financing loans are unrelated to security deposits paid to suppliers and the related purchasing of inventory.

The trade financing loans are unrelated to security deposits paid to suppliers and the related purchasing of inventory.

The outstanding amount of trade financing loans were $nil and $1,893,264 as of December 31, 2015 and December 31, 2014, respectively. The shareholders of the Company have repaid the outstanding trade financing loans on behalf of the Company which is included in Due to related parties.

The Discounts and interest expenses were $1,276 and $346,110 for the years ended December 31, 2015 and 2014, respectively.

8.	ADVANCES FROM CUSTOMERS

Advances from customers consist of amounts received from a customer as a security deposit for a machinery equipment sales commitment contract.

The outstanding amount of advances from customers were $6,164 and $nil as of December 31, 2015 and 2014, respectively.

9.	RELATED PARTY TRANSACTIONS

The Company has an outstanding payable amount of $539,389 and $1,548 to Mr. Yang Yuan Xi, the Company’s legal representative, as of December 31, 2015 and December 31, 2014, respectively.

The Company has an outstanding payable amount of $539,389 and $nil to Mr. Zhong Chen Wu, father of Mr. Xiao Bin Wu and a shareholder of the Company, as of December 31, 2015 and December 31, 2014, respectively.

The Company has an outstanding payable amount of $778,449 and $nil to Mr. Xiao Bin Wu, the Company’s officer, director, and majority shareholder, as of December 31, 2015 and December 31, 2014, respectively.

F-16

The Company has an outstanding payable amount of $547,115 and $nil to Ms. Lynn Lee, the Company’s officer, as of December 31, 2015 and December 31, 2014, respectively.

The Company has an outstanding payable amount of $1,227,280 and $nil to Mr. Tan Lin, the Fuda UK’s officer and shareholder of the Company, as of December 31, 2015 and December 31, 2014, respectively.

The amounts above are advances received from related parties from time to time as working capital to fund for its operations. These advances are due on demand, unsecured and non-interest bearing.

Mr. Xiaobin Wu, was the Manager Director of Fuda Investment from 2009 to 2012 and worked as trading manager at Winner International from 2007 to 2009. Mr. Wu is no longer an officer or employee of either company. Each of these entities holds a small (under 5%) interest in the Company which are considered affiliated entities.

Sales revenues from affiliated entities were $nil and $nil, and the corresponding cost of sales from affiliated entities were $nil and $nil for the years ended December 31, 2015 and 2014, respectively.

In 2014, the Company acquired lands from Fuda Investment for RMB 127,424,700 and from Winner International for RMB 65,965,000. In addition, Fuda Investment and Winner International has executed sales agreements to purchase granite from the Company. Any revenues and cost of sales for these entities is shown separately on the Statement of Operation as Revenue and Cost of Sales from Affiliated Entities. The purchase price of the land (corresponding outstanding payables) was to be paid off by fair market sales price of the stones as a barter trade exchange. (Refer to “Barter Trade Exchange” Footnote)

Barter trade revenues from affiliated entities were $8,260,746 and $23,100,645, and the corresponding cost of sales from affiliated entities were $625,571 and $7,133,522 for the years ended December 31, 2015 and 2014, respectively. Gains from barter trade were $7,631,963 and $15,967,123 for the years ended December 31, 2015 and 2014, respectively.

10.	BARTER TRADE EXCHANGE

In 2013, the Company acquired lands from Beijing Huanda Renewal Resources Recycling Co. Ltd. (“Beijing Huanda”) (non-related party) for RMB 55,944,000. In addition, Beijing Huanda is also a customer of the Company who has executed sales agreements to purchase granite from the Company. The purchase price of the land (its corresponding outstanding payables) were partially paid off in cash as well as in a barter trade exchange which the fair market sales price of the stones were used to offset the outstanding payables.

In 2014, the Company acquired lands from Fuda Investment (affiliated entity) for RMB 127,424,700, and from Winner International (affiliated entity) for RMB 65,965,000. In addition, Fuda Investment and Winner International has executed sales agreements to purchase granite from the Company. The purchase price of the land (its corresponding outstanding payables) was to be paid off by fair market sales price of the stones as a barter trade exchange.

In accordance to ASC 845-10-05-6, the transactions above are considered nonmonetary transaction because the transactions involve exchange of products held for sale in the ordinary course of business (inventory) for other productive assets (lands) as a means of selling the product (inventory) to a customer.

In accordance to ASC 845-10-30, the lands purchased were recorded at the purchase price of the lands (assets received) as indicated on the agreement because the costs to acquire the stones from the suppliers; and the types, the sales price, and the quantity of stones to be delivered was not determinable at the time of the exchange. As a result, the earning process was not completed at the time of the exchange and therefore gain or loss cannot be computed at the time of the exchange.

The Company could not record the exchange of land for stones at historical costs because the stones to be delivered to the land sellers are based on fair market sales price in the future, and is not based on the costs of the stones paid by the Company. The sales to relieve the accounts payable were not needed immediately as the exchange wasn’t instant and the stones in inventory at the time weren’t all going to relieve this debt. The agreement was to provide stones in barter when the land sellers needed the stones. The transaction would have been completed when the lands were transferred if all of the stones were immediately delivered from inventory and extinguished but instead the stones were delivered as required and “sold” or bartered at fair market value of the stones in the future which can changed considerably over the period of the barter where there was no fixed or historical price that could be utilized.

The “Sales Agreement” and the “Land Purchase and Sale Agreements” are two separate agreements.

The Sales Agreement includes a total sales amount equal to the purchase price of the granite and provides that payment may be made by cash or land. The Sales Agreement also includes the name, type and grade of granite and a unit sales price for each granite product based on the fair market value on the day of execution of the Sales Agreement. However, the actual sales price to be paid is the fair market value of that product on the date of the purchase order. Such price fluctuation is usually no greater than 10% (higher or lower) and is typically acceptable to both the purchaser and seller. In addition, the Sales Agreements also indicate the acceptable quality of the granite block, the delivery terms, and penalty clauses for breach of contract.

The Land Purchase and Sale agreements indicate the sales price of the land, the size of the land, and the unit sales price per mu/acre but do not contain payment terms or maturity date.

In 2013, the Company and Beijing Huanda (the land seller) executed a “Land Purchase and Sales Agreement” for approximately 621.6mu (102.4 acre) at a price of RMB90,000 (approximately $14,645) per mu. Initial payment was due on transfer of the land title which the Company paid in cash to Beijing Huanda. Subsequently, Beijing Huanda experienced a need for granite and entered into a sales agreement with the Company to purchase granite from the Company. The parties also agreed to use granite to reduce the remaining amount due on Land Purchase and Sales Agreement.

In 2014, Fuda Investment and Winner International (the “Land Sellers”) executed a series of “Sales Agreement” and “Land Purchase and Sale Agreement” with the Company for an aggregate of approximately 1,415.83mu (233.24 acre) for an average price of RMB90,000 (approximately $14,645) per mu, and approximately 607.1mu (100.0 acre) for an average price of RMB108,656 (approximately $17,680) per mu, respectively. As the Company desired to acquire land from the Land Sellers, and the Land Sellers desired to purchase granite from the Company, the parties agreed to trade the land for granite. Thereafter, each executed a Sales Agreement and a Land Purchase and Sales Agreement with the Company. The transaction is considered an arms-length transaction as the purchase price of the land is determined based on appraised value and the price of granite is based on normal sales price without any special consideration or discount or conditions.

The land debts above were treated as Accounts Payable and Accrued expenses classified as a current liability on the balance sheet as there were no payment terms or maturity date.

F-17

The Company initially recognized land assets and its corresponding payables to the sellers at purchase price of the lands as indicated on the agreement. When stones were delivered to the sellers as ordered, the fair market sales price of the stones delivered were recognized against the outstanding amount owed to the sellers. The differences between the fair market sales price of the stones delivered and the cost of the stones purchased by the Company in inventory were recognized as gain or loss from barter trade. Accordingly, the Company netted the barter trade sales and cost of sales and recorded as gain or loss on barter trade, no revenue or cost of sales are recorded related to these barter trades.

	Sales Price (Fair Value)		Cost of Goods (Fair Value)		Gain/Loss
	For the Years Ended		For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014	2015	2014
Barter Trade-Affiliated parties	8,257,534	23,100,627	625,571	7,133,522	7,631,963	15,967,123
Barter Trade-Third parties	3,212	6,451,083	243	1,893,660	2,969	4,557,423
Total	8,260,746	29,551,710	625,814	9,027,182	7,634,932	20,524,546

The Company reviewed ASC 845-10-30-4 and determined that the barter trade exchange transactions above are in the normal course of business and have commercial substance because the Company’s future cash flows are expected to significantly change as a result of the exchange. The Company’s future cash flows are expected to significantly change because the configuration (risk, timing, and amount) of the future cash flows of the asset(s) received differs significantly from the configuration of the future cash flows of the asset(s) transferred. In the normal course of business, the Company purchase granite, sell to customers for profit and receive cash payment from the customers which has commercial substance. In the normal course of business, the Company purchase granite, sell to customers for profit and receive cash payment from the customers which has commercial substance. In the barter trade exchange, the Company purchased granites stones and sold to the land sellers as customers and received land as payment. The future cash flows of the lands received differs significantly from the configuration of the future cash flows of the granite transferred. If the Company did not acquire lands from these customers, the Company would receive cash from these customers as payment. In contrary, if the Company did not sell granite to these land sellers as customers, the Company would pay cash to these land sellers for the lands as payment.

11.	STOCKHOLDERS' EQUITY

The Company is authorized to issue 480,000,000 shares of common stock and 20,000,000 shares of preferred stock.

On September 25, 2014 the Company issued 8,200,000 founders common stock at $0.0001 per share for a total of $820 for cashto two directors and officers of which 7,995,000 shares were cancelled on February 20, 2015 at $0.0001 per share for a total of $800. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On February 21, 2015, the Company issued 123,615,000 shares of its common stock at $0.0001 per share for cash which all 123,615,000 shares were cancelled between July 1, 2015 and September 7, 2015. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

Between July 1, 2015 and September 7, 2015, the Company issued 59,794,309 shares of its common stock at $0.0001 per share for a total of $5,979 for cash. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On September 28, 2015, pursuant to the Acquisition Agreements, the Company acquires each of Fuda UK and Marvel through the exchange of (i) all of the outstanding shares of Fuda UK for 20,500,000 shares of common stock of the Company, and (ii) all of the outstanding shares of Marvel for 25,420,000 shares of common stock of the Company. Accordingly, a total of 45,920,002 shares were issued at $0.0001 per share for a total of $4,592 for the acquisitions. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

F-18

In October 2015, the Company adopted an amendment to its certificate of incorporation effecting a reverse share split on a forty-one (41) for one hundred (100) basis, such that each one hundred (100) shares of common stock outstanding held by a stockholder were converted into only forty-one (41) shares of common stock outstanding. All outstanding shares of common stock were so converted in October when such amendment was filed in the State of Delaware. The action was duly approved by the board of directors and shareholders of the Company. As a result of the reverse share split, the total number of outstanding shares of common stock of the Company decreased from 258,339,773 shares outstanding to 105,954,309 shares outstanding at such time. All references to common stock and per share amounts for all prior periods presented have been retroactively presented to reflect the reverse share split.

On October 1, 2015, the Company issued 35,000 shares of its common stock at $0.0001 as compensation to various employees for a total of $4. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

From time to time, the Company’s majority shareholder has paid expenses on behalf of the Company that are recorded as contribution to paid-in capital. The amounts contributed to paid-in capital were $712 and $1,698 for the years ended December 31, 2015 and 2014, respectively.

12.	STOCK-BASED COMPENSATION

On October 1, 2015, the Company issued 35,000 shares of its common stock at $0.0001 as compensation to various employees for a total of $4. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On December 31, 2015, the Company converted 59,999,037 shares of its previously unpaid common stock subscriptions to compensation expense as it has become unlikely that this subscription receivable will be paid back to the company and needed to be written off for a total of $14,634. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

13.	GOVERNMENT CONTRIBUTION PLAN

Pursuant to the laws applicable to PRC law, the Company is required to participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

14.	STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, the Company must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

The PRC regulations also restrict the ability of the Company to make dividend and other payments to offshore entities or individuals. The PRC legal restrictions permit payments of dividend by the Company only out of its accumulated after-tax profits, if any, determined in accordance with PRC GAAP and regulations. Any limitations on the ability of the Company to transfer funds could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the Company’s business, pay dividends and otherwise fund and conduct the Company’s business.

F-19

15.	INCOME TAXES

United States

Fuda USA is established in the State of Delaware in United States and is subject to Delaware State and US Federal tax laws. Fuda USA has approximately $614,625 of unused net operating losses (“NOLs”) available for carry forward to future years for U.S. federal income tax reporting purposes. The benefit from the carry forward of such NOLs will begin expiring during the year ended December 31, 2034. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

United Kingdom

Fuda UK is established in United Kingdom and its income is subject to a 20% profit tax rate for income sourced within the country. During the years ended December 31, 2015 and 2014, Fuda UK did not earn any income derived in United Kingdom, and therefore was not subject to United Kingdom Profits Tax.

Hong Kong

Marvel is established in Hong Kong and its income is subject to a 16% profit tax rate for income sourced within the country. During the years ended December 31, 2015 and 2014, Marvel did not earn any income derived in Hong Kong, and therefore was not subject to Hong Kong Profits Tax.

China, PRC

Liaoning Fuda established in China and its income is subject to income tax rate of 25%. But has received an income tax holiday from the government for three years that will expire in 2017.

The reconciliation of effective income tax rate as follows:

	For the Years ended
	December 31,	December 31,
	2015	2014
PRC Statutory income tax rate	25%	25%
Less: Income tax holiday	-25%	-25%
Total	-	-

The provision for income tax on earnings as follows:

	For the Years ended
	December 31,	December 31,
	2015	2014
PRC income tax at statutory rate	6,241,606	6,754,042
Less: Income tax subject to tax holiday	(6,241,606)	(6,754,042)
Total	-	-

F-20

16.	COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

The Company has executed lease agreements for office space and dormitory for Liaoning Fuda in Dandong, China which expires in December 2022.

The Company has executed a car lease for Liaoning Fuda that expires in June 2016.

The total future minimum lease payments under the operating leases as follows:

Periods	Amounts
For year ended December 31, 2016	$72,264
For year ended December 31, 2017	64,235
For year ended December 31, 2019	64,235
For year ended December 31, 2019	64,235
Thereafter	385,413
Total	$650,382

Rent expenses for office space and dormitory were $74,838 and $125,505 for the years ended December 31, 2015 and 2014, respectively.

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in China, which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company depends on a limited number of suppliers for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy our customers’ orders, which could materially and adversely affect revenues.

17.	BUSINESS SEGMENTS

The revenues and cost of goods sold from operation consist of the following:

	Revenues		Cost of Sales
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Granite blocks	$17,646,868	11,773,147	4,565,530	4,608,419
Granite slabs	11,834,426	1,193,595	6,757,547	634,730
Graphite	224,936	-	199,957	-
Fluorite	249,926	-	174,966	-
Gold	187,989	-	238,036	-
Total	30,144,145	12,966,742	11,936,036	5,243,149

18.	SUBSEQUENT EVENTS

Management has evaluated all events subsequent to year end through the date of this filing, noting that none materially impacted the financial statements.

F-21

19.	CONDENSED PARENT COMPANY FINANCIAL INFORMATION

Basis of Presentation

The ability of the Company’s subsidiaries operating in China to pay dividends, royalties, management fees, etc may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. A majority of our revenue being earned and currency received are denominated in RMB, which is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars. Accordingly, the funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations.

Foreign exchange transactions under the capital account are subject to limitations and require registration with or approval by the relevant PRC governmental authorities. In particular, if the Company finances the Company’s subsidiaries by foreign currency loans, those loans cannot exceed certain statutory limits and must be registered with the SAFE, and if the Company finance the Company’s PRC subsidiaries by capital contributions, then those capital contributions must be approved by the Ministry Of Commerce or its local agency. In addition, because of the regulatory issues related to foreign currency loans to, and foreign investment in, domestic PRC enterprises, the Company may not be able to finance its operations by loans or capital contributions.

The restricted net assets of consolidated subsidiaries as of December 31, 2015 and 2014 were $66,251,944 and $44,710,119, respectively.

The condensed parent company financial information has been prepared in accordance with Rule 4-08(e) of Regulation S-X, as the net assets of the subsidiaries of Fuda Group (USA) Corp (the “Registrant”) exceed 25% of the consolidated net assets of the Registrant.

The condensed parent company financial information has been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements, with the only exception being that the parent company accounts for its subsidiaries using the equity method. Refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to the financial information.

F-22

Fuda Group (USA) Corporation and Subsidiaries

Condensed Parent Company Balance Sheets

	December 31,	December 31,
	2015	2014

ASSETS
Current Assets
Cash and cash equivalents	$-	$-
Total Current Assets	-	-
Investment in subsidiaries, at equity in net assets	66,162,085	44,710,119
Total Assets	$66,162,085	$44,710,119

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$-	$-
Due to related parties	613,294
Total Current Liabilities	619,458	-
Total Liabilities	619,458	-

Commitments & contingencies	-	-

Stockholders' Equity
Common stock, $0.0001 par value, 480,000,000 shares authorized; 105,954,309 shares at December 31, 2015 and 8,200,000 shares at December 31, 2014, respectively	10,595	820
Additional paid-in capital	9,579,682	9,564,907
Subscriptions receivable	-	(2,000)
Accumulated other comprehensive income	(3,188,494)	220,712
Statutory reserve	5,990,116	3,493,474
Accumulated earnings (unrestricted)	53,150,728	31,432,206
Total stockholders' equity	65,542,627	44,710,119
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$66,162,085	$44,710,119

The accompanying notes are an integral part of these financial statements

F-23

Fuda Group (USA) Corporation and Subsidiaries

Condensed Parent Company Statements of Operations

	For the Years Ended
	December 31,	December 31,
	2015	2014
Revenues	$-	$-
Cost of sales	-	-
Gross margin	-	-

Operating expenses
Selling, general & administrative expenses	628,551	712
Total operating expenses	628,551	712

Income (Loss) from operation	(628,551)	(712)

Other income (expenses)
	-	-
Equity in undistributed income of subsidiaries	24,843,715	27,015,182
Total other income (expenses)	24,843,715	27,015,182

Income before income tax	24,215,164	27,014,470

Income tax	-	-

Net income	24,215,164	27,014,470

The accompanying notes are an integral part of these financial statements

F-24

Fuda Group (USA) Corporation and Subsidiaries

Condensed Parent Company Statements of Cash Flows

	For the Years Ended
	December 31,	December 31,
	2015	2014

Cash flows from operating activities
Net income	$24,215,164	$27,014,470
Adjustments to reconcile net income to net cash provided by or used in operating activities:
Equity in undistributed income of subsidiaries	(24,843,715)	(27,015,182)
Bad debt expense
Shares to be ussed and issued for services	14,638
Expenses paid by stockholder and contributed as capital	619	712
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	-	-
Net cash used in operating activities	(613,294)	-

Cash flows from financing activities
Proceeds/(Repayment) to related party, net	613,294	-
Net cash provided by financing activities	613,294	-

Cash flows from investing activities
Purchase of land, property and equipment	-	-
Net cash used in investing activities	-	-

Effect of exchange rate changes	-	-

NET INCREASE (DECREASE) IN CASH	-	-

CASH
Beginning of period	-	-
End of period	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

F-25

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-26

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$23,129,245	$18,178,550
Accounts receivable, net	2,059,194	475,041
Inventory	176	-
Prepaid rent	65,221	28,254
Security deposits to suppliers	6,343,194	996,166
Other receivables	6,231	6,380
Total Current Assets	31,603,261	19,684,391
Land, property & equipment (net)	48,318,718	49,478,802
Other assets	45,153	46,233
Total Assets	$79,967,132	$69,209,426

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$119,323	$29,014
Due to related parties	279,680	3,631,621
Advances from customers	63,963	6,164
Total Current Liabilities	462,966	3,666,799
Total Liabilities	462,966	3,666,799

Commitments & contingencies	-	-

Stockholders' Equity
Common stock, $0.0001 par value, 480,000,000 shares authorized;
105,954,309 shares at March 31, 2016 and December 31, 2015, respectively	10,595	10,595
Additional paid-in capital	9,579,682	9,579,682
Accumulated other comprehensive income	(4,995,060)	(3,188,494)
Statutory reserve	7,275,298	5,990,116
Accumulated earnings (unrestricted)	67,633,651	53,150,728
Total stockholders' equity	79,504,166	65,542,627
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,967,132	$69,209,426

The accompanying notes are an integral part of these financial statements

F-27

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Sales	$22,440,841	$9,902,672	$27,526,216	$14,830,360
Cost of sales	9,587,583	4,493,506	10,607,838	7,652,499
Gross margin	12,853,258	5,409,166	16,918,378	7,177,861

Operating expenses
Selling, general & administrative expenses	784,502	173,464	1,152,792	333,515
Total operating expenses	784,502	173,464	1,152,792	333,515

Income (Loss) from operation	12,068,756	5,235,702	15,765,586	6,844,346

Other income (expenses)
Interest income (expenses), net	-	14	-	(1,339)
Government rebate	-	106	-	34,544
Other income	2,516	-	2,519	-
Gain/(Loss) from barter trade	-	2,646,214	-	4,859,661
Total other income (expenses)	2,516	2,646,334	2,519	4,892,866

Income before income tax	12,071,272	7,882,036	15,768,105	11,737,212

Income tax	-	-	-	-

Net income	12,071,272	7,882,036	15,768,105	11,737,212

Foreign currency translation adjustment	(2,085,677)	-	(1,806,566)	435,248

Comprehensive income	$9,985,595	$7,882,036	$13,961,539	$12,172,460

Common Shares Outstanding, basic and diluted	105,954,309	123,820,000	105,954,309	91,197,818

Net income per share
Basic and diluted	$0.11	$0.06	$0.15	$0.13

The accompanying notes are an integral part of these financial statements

F-28

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2016	2015
Cash flows from operating activities
Net income	$15,768,105	$11,737,212
Adjustments to reconcile net income to
net cash provided by or used in operating activities:
Depreciation and amortization	3,559	2,120
Expenses paid by stockholder and contributed as capital	-	619
Gain from barter trade	-	(4,859,661)
Changes in operating assets and liabilities:
Accounts receivable	(1,618,501)	48,698
Inventory	(179)	(908,672)
Prepaid rent	(38,252)	38,087
Other receivables	-	(489,442)
Security deposits to suppliers	(5,421,694)	1,982,855
Accounts payable and accrued expenses	92,489	1,989
Accounts payable-related parties	-	(398,333)
Other payables	-	87
Advances from customers	58,905	120,969
Other assets	-	(160)
Net cash provided by operating activities	8,844,432	7,276,368

Cash flows from financing activities
Proceeds/(Repayment) to related party, net	(3,376,947)	5
Proceeds/(Repayments) from trade financing loans, net	-	(1,891,048)
Net cash used in financing activities	(3,376,947)	(1,891,043)

Cash flows from investing activities
Purchase of land, property and equipment	-	-
Net cash used in investing activities	-	-

Effect of exchange rate changes	(516,790)	34,888

NET INCREASE (DECREASE) IN CASH	4,950,695	5,420,213

CASH
Beginning of period	18,178,550	466
End of period	$23,129,245	$5,420,679
Less: cash and cash equivalents of discontinued operations at end of year	-	-
CASH AT END OF PERIOD	$23,129,245	$5,420,679

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$1,363
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

F-29

FUDA GROUP (USA) CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Fuda Group (USA) Corporation (“Fuda USA”) was incorporated on September 25, 2014 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On September 28, 2015, Fuda USA entered into stock-for-stock acquisition agreements with each of Fuda Gold (UK) Limited (“Fuda UK”) and Marvel Investment Corporation Limited (“Marvel”). As a result of the Acquisitions, each of Fuda UK and Marvel has been acquired by Fuda USA, and now each has become a wholly owned subsidiary of Fuda USA. Fuda USA, as the surviving entity from the Acquisitions, has taken over the respective operations and business plans of each of both Fuda UK and Marvel (and also of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda). Refer to “Principal of Consolidation” under Note 2 Summary of Significant Accounting Policies

Fuda UK a private company organized under the laws of England and Wales was incorporated in May 20, 2015. Since its inception, Fuda UK has conducted minimal business operations but has started to purchase gold stones and powder and wholesale trading of gold bars. Fuda UK has executed a cooperative operation agreement to filter and sort gold sands or gold dust from the gold mine tailings and to sell the goods under a profit sharing ratio.

Marvel Investment Corporation Limited was incorporated on October 28, 2009 under the laws of Hong Kong, PRC. The Company was established to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Marvel has conducted limited business operations in trading graphite and fluorite.

On February 28, 2015, Marvel entered into an Equity Interest Transfer Agreement with Liaoning Fuda Mining Co., Ltd (“Liaoning Fuda”) whereas Marvel agreed to acquire 100% equity interest in Liaoning effective June 30, 2015. Both Marvel and Liaoning Fuda are under common control of the same shareholder and no consideration was given in exchange for the equity interest in Liaoning Fuda. The acquisition was done to position Liaoning Fuda in a more favorable tax position under the laws of Hong Kong, PRC. Refer to “Principal of Consolidation” under Note 2 Summary of Significant Accounting Policies

Liaoning Fuda was established in August 2012 in Dandong City, Liaoning Province, China (“PRC”) with authorized capital of 60 million Chinese Yuan. Liaoning Fuda is a natural resource trading company that consists of raw blocks, stone carvings, slabs, pavers and wall claddings.

Fuda USA and its subsidiaries Marvel, Fuda UK, and Liaoning Fuda shall be collectively known as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The Company’s financial statements are expressed in U.S. dollars.

Interim Financial Information

The accompanying consolidated balance sheet as of December 31, 2015, which has been derived from the Company's audited financial statements as of that date, and the unaudited condensed financial information of the Company as of June 30, 2016 and for the three and six months ended June 30, 2016, has been prepared in accordance with the instructions to Form 10-Q and Article8-03 of Regulation S-X for interim financial information.

F-30

In the opinion of management, such financial information includes all adjustments considered necessary for a fair presentation of the Company's financial position at such date and the operating results and cash flows for such periods. Operating results for the interim period ended June 30, 2016 are not necessarily indicative of the results that may be expected for the entire year. Certain information and footnote disclosure normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the United States Securities and Exchange Commission ("SEC").

These unaudited financial statements should be read in conjunction with our audited financial statements and accompanying notes included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2015 filed on April 22, 2016.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported net income or losses.

Principal of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Acquisition of Fuda UK and Marvel by Fuda USA

The acquisition was accounted under US GAAP as a business combination under common control with Fuda USA being the acquirer and Fuda UK and Marvel being the acquirees because all entities were controlled directly or indirectly by the same majority shareholder. The consolidated financial statements have been presented at historical costs and on a retroactive basis to reflect the capital structure of Fuda UK and Marvel as a recapitalization. The share exchange transaction was completed and effective on September 28, 2015 and Fuda UK and Marvel became subsidiaries of Fuda USA.

Acquisition of Liaoning Fuda by Marvel

The acquisition was accounted under US GAAP as a business combination under common control with Marvel being the acquirer as both entities were owned by the same shareholder. The consolidated financial statements have been presented at historical costs and on a retroactive basis. No purchase price or reverse merger accounting methods were used. The business combination transaction was completed and effective on June 30, 2015 and Liaoning became a subsidiary of Marvel.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consist of net income (loss) and foreign currency translation adjustments.

F-31

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

-         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of the balance sheet date.

Foreign Currency Translation

The reporting currency of Fuda Group (USA) Corporation is the US Dollar (“US$”).

The functional currency of Liaoning Fuda is the Chinese Renminbi (“RMB”) and its local currency is Chinese Renminbi (“RMB”).

The functional currency of Marvel is the Chinese Renminbi (“RMB”) and its local currency is Hong Kong Dollar (“HK$”).

The functional currency of Fuda UK is Chinese Renminbi (“RMB”) and its local currency is British Pounds (“GBP”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

	June 30,	June 30,	December 31,
RMB to US$	2016	2014	2015
Period end spot rate	0.15051	0.16424	0.15411
Average periodic rate	0.15301	0.16325	N/A

F-32

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

Bad debt expenses were $nil and $nil for the three and six months ended June 30, 2016 and 2015, respectively.

Inventories

Inventories, which are primarily comprised of goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, at original cost, over the estimated useful lives of the assets as follows:

Machinery	5 years
Office equipment	5 years
Motor Vehicle	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

Liaoning Fuda Direct Domestic Sales

The Company recognizes product sales revenue when customers pick up and pay for the goods at once. The customer is responsible for losses when occurred. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

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Liaoning Fuda Direct International Sales

The Company recognizes product sales revenue when bill of lading is received from shipping company. Although the title does not formally transfer until the goods have reach its destination port, the customer has a binding agreement for the goods; and is obligated to purchase them because a deposit has been made by the customer on the purchased goods. The Company is responsible for losses in case of a shipping issue, but in all cases the Company has purchased insurance to cover for such loss. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Liaoning Fuda Agency International Sales

The Company recognizes product sales revenue at gross amounts in accordance to ASC 605-45-45 as a principal when bill of lading is received from the shipping company although the title does not transfer until the goods have reach its destination port. The Company is responsible for losses when occurred which the Company has a blanket insurance to cover for such loss and reimburse the Company at the gross sales price. The Company Agent prepares the terms and conditions of the sales contract and deals directly with customers.

The Company is the principal in the sales transactions because the Company is the primary obligator. The Company selects and deals directly with the suppliers of the products, and has the general inventory risk as well as credit risk. The Company purchases the products from the supplier and ships the product to the customer and is responsible to collect the full invoice amount plus commission charged from the agent. The Company remains the primary obligator, keeps general inventory risk when inventory is held, has the ability in setting the prices charged to the customers, has full discretion in supplier selection and has both physical loss of inventory risk and credit risk. Risk is mitigated by insurance but the Company holds the risk and would have to get reimbursed by insurance in case of any issues.

Marvel Sales

The Company derives its revenues from trading graphite and fluorite. The Company recognizes sales of graphite and fluorite revenue when the goods are delivered to destination designated by the customer. Customer is allowed to return the goods or cancel the order subject to a penalty. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Fuda UK Sales

The Company derives its revenues from trading gold stones, gold sand, or gold bars. The Company recognizes sales of gold stones, gold sand, or gold bars revenue when the goods are delivered to destination designated by the customer. Sales price of the goods are to be negotiated between Fuda UK and the customer, and accepted by the customer after a third party inspection report for quality and weight is obtained prior to arrival at the destination of the customer. In case of finding irregularity or discrepancy in weight or purity of the goods, the customer is allowed to claim from Fuda UK to deduct the corresponding amount and any cost within 7 days upon receipt of the actual goods. The Company sets out the terms and conditions of the sales contract and deals directly with customers. The Company has not made any reserves on claims for irregularity and discrepancy as the Company believe the amount will be minimal,

Fuda UK Cooperative Operation

The Company derives its revenues from trading gold sands or gold dust filtered and sorted from the gold mine tailings owned by the Chinese government under a cooperative profit sharing agreement. The cooperative agreement indicated the profit sharing is based on the gross sales price for the products sold and the ratios are to be 25% to mine owner, 35% to mine workers, and 40% to the Company. The Company shall collect payments from the customers for the goods sold and distribute the gross amount upon payment from the customers. The Company is responsible for managing the day to day operation activities in providing labor, tools, and equipment. At Sale, the Company is only entitled to 40% of the proceeds when the goods are sold similar to a royalty interest or net smelter interest, and the payments are only legally owed when the goods are sold while nothing is owed to the Company until completion of the sale.

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Nonmonetary Transactions

The Company recognizes nonmonetary transactions in accordance to ASC 845-10-30 which in general, that nonmonetary transactions should be based on the fair values of the assets (or services) involved, which is the same basis as that used in monetary transactions. Thus, the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered to obtain it, and a gain or loss shall be recognized on the exchange. The fair value of the asset received shall be used to measure the cost if it is more clearly evident than the fair value of the asset surrendered. Similarly, a nonmonetary asset received in a nonreciprocal transfer shall be recorded at the fair value of the asset received. A transfer of a nonmonetary asset to a stockholder or to another entity in a nonreciprocal transfer shall be recorded at the fair value of the asset transferred and a gain or loss shall be recognized on the disposition of the asset.”

Value added taxes

The Company is subject to Value Added Taxes (“VAT”) at a rate of 17% on proceeds received from customers, and are entitled to a refund for VAT already paid or borne on the goods purchased by it that have generated the gross sales proceeds. The VAT balance is recorded in other payables on the balance sheets. For the six months ended June 30, 2016 and 2015 there are no amounts recorded because the Company received a VAT tax holiday from the government that will expire in 2017.

Advertising

The Company expenses advertising costs as incurred and are included in selling expenses.

Government Subsidies

The Company recognizes government grants that are non-operating in nature and with no further conditions to be met as other income when received. The Company recognizes government grants that contain certain operating conditions as liabilities when received, and as a reduction of the related costs for which the grants are intended to compensate when the conditions are met.

The government subsidies or rebates received by the Company as other income was an incentive to the Company to support export trade were $nil and $34,544 for the six months ended June 30, 2016 and 2015, respectively.

Stock Based Compensation

The Company recognizes stock based compensation in accordance to ASC718 which requires companies to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Refer to Footnote 11 Stock Based Compensation for additional information.

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Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Segment Information

The standard, “Disclosures about Segments of an Enterprise and Related Information,” codified with ASC-280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment (China), as all of the Company’s current operations are carried in China.

Recent Accounting Pronouncements

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the Company’s consolidated results of operations and financial condition.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. The standard requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. We will adopt the standard no later than July 1, 2019. The Company is currently assessing the impact that the new standard will have on the Company’s consolidated results of operations and financial condition.

In March 2016, the FASB issued ASU 2016-09, “Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The standard amends several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. We will adopt the standard no later than July 1, 2017. The Company is currently assessing the impact of the new standard, and do not expect the new guidance to have a material impact on the Company’s consolidated results of operations and financial condition.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

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The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

3. ACCOUNTS RECEIVABLES

Accounts receivables consist of the following:

	June 30,	December 31,
	2016	2015
Accounts receivables	$2,059,194	$736,888
Less: allowance for doubtful accounts	-	(261,847)
Net	$2,059,194	$475,041

Bad debt expenses were $nil and $nil for the six months ended June 30, 2016 and 2015, respectively.

4. SECURITY DEPOSITS TO SUPPLIERS

Security deposits paid by Liaoning Fuda were to maintain its relationship with the suppliers in order to ensure ample, constant supply and prompt delivery of goods. The security deposits can be used to offset against purchases of inventory by the Company.

Security deposits paid by Fuda UK was a purchase commitment upon execution of the contract

Security deposits to suppliers consist of the following:

	June 30,	December 31,
	2016	2015
Liaoning Fuda - Supplier A	$1,580,342	$-
Liaoning Fuda - Supplier B	1,429,834	-
Liaoning Fuda - Supplier C	1,388,444	-
Fuda UK - Supplier D	1,944,574	996,166
Total	$6,343,194	$996,166

5. LAND, PROPERTY & EQUIPMENT

Land, property & equipment consist of the following:

	June 30,	December 31,
	2016	2015
Depreciable assets
Office equipment	$8,087	$8,281
Motor vehicle	14,050	14,386
Machinery	19,705	20,154
Total	41,842	42,821
Less: accumulated depreciation	(13,328)	(10,049)
Net	$28,514	$32,772
Non-depreciable assets
Land	48,290,204	49,446,030
Total	$48,318,718	$49,478,802

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The depreciation expense charged to general and administrative expenses were $2,607 and $2,120 for the six months ended June 30, 2016 and 2015, respectively.

The Company would review the historical cost of the land to evaluate if there is an impairment loss to be recognized. Impairment loss was $nil and $nil for the six months ended June 30, 2016 and 2015, respectively.

The difference in land, motor vehicle, machinery, and office equipment value is due to currency exchange rate fluctuations.

6. OTHER ASSETS

Other assets consist of the following:

	June 30,	December 31,
	2016	2015
Rent Security Deposits	$45,153	$46,233
Total	$45,153	$46,233

7. TRADE FINANCING LOANS

The Company has executed short term accounts receivables factoring agreements with the banks with maturity from one to three months. The bank would advance the Company a contracted discount percentage of 70%-85% of the accounts receivables invoices factored up front (the “Discount”) and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced until the loan is repaid in full. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are to be repaid. The Company has also purchased insurance for the full invoiced amount.

The trade financing loans are unrelated to security deposits paid to suppliers and the related purchasing of inventory.

The outstanding amount of trade financing loans were $nil and $nil as of June 30, 2016 and December 31, 2015, respectively. The shareholders of the Company have repaid the outstanding trade financing loans on behalf of the Company which is included in Due to related parties.

The Discounts and interest expenses were $nil and $1,367 for the six months ended June 30, 2016 and 2015, respectively.

8. ADVANCES FROM CUSTOMERS

Advances from customers consist of amounts received from a customer as a security deposit for a machinery equipment sales commitment contract in the amount of $6,164 as of December 31, 2015, and from a customer as deposit for goods to be delivered in the future by the Company in the amount of $63,963 as of June 30, 2016.

The Company acquired and sold the machinery equipment to the customer and recognized $2,295 as other income for the six months ended June 30, 2016.

9. RELATED PARTY AND AFFILIATED ENTITIES TRANSACTIONS

Related parties’ receivables/(payables) consist of the following:

	June 30,	December 31,
	2016	2015
Receivables/(Payables)
Mr. Tan Lin	$-	$(1,227,280)
Mr. Wu Xiao Bin	(27,142)	(778,449)
Mr. Yang Yuan Xi	-	(539,389)
Mr. Wu Zhong Chen	-	(539,389)
Ms. Lynn Lee	(252,538)	(547,114)
Total Receivables/(Payables)	$(1,311,287)	$(3,631,621)

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The relationships of the related parties above as follows:

Name	Relationship
Mr. Tan Lin	Shareholder and General Manager of Fuda UK
Mr. Wu Xiao Bing	CEO, Director, Majority Shareholder of the Company
Mr. Yang Yuan Xi	Legal Representative of Liaoning Fuda
Mr. Wu Zhong Chen	Father of Mr Wu Xiao Bin, Shareholder of the Company
Ms. Lynn Lee	Officer of the Company

The amounts payable to parties above are advances received from related parties from time to time as working capital to fund for its operations. These advances are due on demand, unsecured and non-interest bearing.

On March 2016, the Company mistakenly paid Ms. Lynn Lee in the amount of $486,387 as expenses reimbursements which was repaid previously. This amount has been returned by the Ms. Lynn Lee to the Company on April 2016.

Mr. Wu was the Manager Director of Fuda Investment from 2009 to 2012 and worked as trading manager at Winner International from 2007 to 2009. Mr. Wu is no longer an officer or director of either company. Each of these entities holds a small (under 5%) interest in the Company which are considered affiliated entities.

Sales revenues from affiliated entities were $nil and $nil, and the corresponding cost of sales from affiliated entities were $nil and $nil for the six months ended June 30, 2016 and 2015, respectively.

In 2014, the Company acquired lands from Fuda Investment for RMB 127,424,700, and from Winner International for RMB 65,965,000. In addition, Fuda Investment and Winner International has executed sales agreements to purchase granite from the Company. Any revenues and cost of sales for these entities is shown separately on the Statement of Operation as Revenue and Cost of Sales from Affiliated Entities. The purchase price of the land (corresponding outstanding payables) was to be paid off by fair market sales price of the granite as a barter trade exchange. (Refer to “Barter Trade Exchange” Footnote)

Barter trade revenues from affiliated entities were $nil and $5,254,729, and the corresponding cost of sales from affiliated entities were $nil and $398,333 for the six months ended June 30, 2016 and 2015, respectively.

10. BARTER TRADE EXCHANGE

In 2013, the Company acquired lands from Beijing Huanda Renewal Resources Recycling Co. Ltd. (“Beijing Huanda”) (non-related party) for RMB 55,944,000. In addition, Beijing Huanda is also a customer of the Company who has executed sales agreements to purchase granite from the Company. The purchase price of the land (its corresponding outstanding payables) were partially paid off in cash as well as in a barter trade exchange which the fair market sales price of the granite were used to offset the outstanding payables.

In 2014, the Company acquired lands from Fuda Investment (affiliated entity) for RMB 127,424,700, and from Winner International (affiliated entity) for RMB 65,965,000. In addition, Fuda Investment and Winner International has executed sales agreements to purchase granite from the Company. The purchase price of the land (its corresponding outstanding payables) was to be paid off by fair market sales price of the granite as a barter trade exchange.

In accordance to ASC 845-10-05-6, the transactions above are considered nonmonetary transaction because the transactions involve exchange of products held for sale in the ordinary course of business (inventory) for other productive assets (lands) as a means of selling the product (inventory) to a customer.

In accordance to ASC 845-10-30, the lands purchased were recorded at the purchase price of the lands (assets received) as indicated on the agreement because the costs to acquire the stones from the suppliers, and the types, the sales price, and the quantity of stones to be delivered was not determinable at the time of the exchange. As a result, the earning process was not completed at the time of the exchange and therefore gain or loss cannot be computed at the time of the exchange.

The Company could not record the exchange of land for stones at historical costs because the stones to be delivered to the land sellers are based on fair market sales price in the future, and is not based on the costs of the stones paid by the Company. The sales to relieve the accounts payable were not needed immediately as the exchange wasn’t instant and the stones in inventory at the time weren’t all going to relieve this debt. The agreement was to provide stones in barter when the land sellers needed the stones. The transaction would have been completed when the lands were transferred if all of the stones were immediately delivered from inventory and extinguished but instead the stones were delivered as required and “sold” or bartered at fair market value of the stones in the future which can changed considerably over the period of the barter where there was no fixed or historical price that could be utilized.

The “Sales Agreement” and the “Land Purchase and Sale Agreements” are two separate agreements.

The Sales Agreement includes a total sales amount equal to the purchase price of the granite and provides that payment may be made by cash or land. The Sales Agreement also includes the name, type and grade of granite and a unit sales price for each granite product based on the fair market value on the day of execution of the Sales Agreement. However, the actual sales price to be paid is the fair market value of that product on the date of the purchase order. Such price fluctuation is usually no greater than 10% (higher or lower) and is typically acceptable to both the purchaser and seller. In addition, the Sales Agreements also indicate the acceptable quality of the granite block, the delivery terms, and penalty clauses for breach of contract.

The Land Purchase and Sale agreements indicate the sales price of the land, the size of the land, and the unit sales price per mu/acre but do not contain payment terms or maturity date.

In 2013, the Company and Beijing Huanda (the land seller) executed a “Land Purchase and Sales Agreement” for approximately 621.6mu (102.4 acre) at a price of RMB90,000 (approximately $14,645) per mu. Initial payment was due on transfer of the land title which the Company paid in cash to Beijing Huanda. Subsequently, Beijing Huanda experienced a need for granite and entered into a sales agreement with the Company to purchase granite from the Company. The parties also agreed to use granite to reduce the remaining amount due on the Land Purchase and Sales Agreement.

In 2014, Fuda Investment and Winner International (the “Land Sellers”) executed a series of “Sales Agreement” and “Land Purchase and Sale Agreement” with the Company for an aggregate of approximately 1,415.83mu (233.24 acre) for an average price of RMB90,000 (approximately $14,645) per mu, and approximately 607.1mu (100.0 acre) for an average price of RMB108,656 (approximately $17,680) per mu, respectively. As the Company desired to acquire land from the Land Sellers, and the Land Sellers desired to purchase granite from the Company, the parties agreed to trade the land for granite. Thereafter, each executed a Sales Agreement and a Land Purchase and Sales Agreement with the Company. The transaction is considered an arms-length transaction as the purchase price of the land is determined based on appraised value and the price of granite is based on normal sales price without any special consideration or discount or conditions.

The land debts above were treated as Accounts Payable and Accrued expenses classified as a current liability on the balance sheet as there were no payment terms or maturity date.

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The Company initially recognized land assets and its corresponding payables to the sellers at purchase price of the lands as indicated on the agreement. When stones were delivered to the sellers as ordered, the fair market sales price of the stones delivered were recognized against the outstanding amount owed to the sellers. The differences between the fair market sales price of the stones delivered and the cost of the stones purchased by the Company in inventory were recognized as gain or loss from barter trade. Accordingly, the Company netted the barter trade sales and cost of sales and recorded as gain or loss on barter trade, no revenue or cost of sales are recorded related to these barter trades.

For Beijing Huanda, the Company delivered stones with fair market sales price of $3,265 that cost the Company $247 to purchase the stones in inventory from the suppliers, as a result the Company recognized gain on barter trade of $3,018 for the six months ended June 30, 2015. Outstanding payable to Beijing Huanda was reduced by $3,265 through barter exchange.

For Fuda Investment, the Company delivered stones with fair market sales price of $3,100,956 that cost the Company $234,921 to purchase the stones in inventory from the suppliers, as a result the Company recognized gain on barter trade of $2,866,035 for the six months ended June 30, 2015. Outstanding payable to Fuda Investment was reduced by $3,100,956 through barter exchange.

For Winner International, the Company delivered stones with fair market sales price of $2,153,773 that cost the Company $163,165 to purchase the stones in inventory from the suppliers, as a result the Company recognized gain on barter trade of $1,990,608 for the six months ended June 30, 2015. Outstanding payable to Winner International was reduced by $2,153,773 through barter exchange.

The Company reviewed ASC 845-10-30-4 and determined that the barter trade exchange transactions above are in the normal course of business and have commercial substance because the Company’s future cash flows are expected to significantly change as a result of the exchange. The Company’s future cash flows are expected to significantly change because the configuration (risk, timing, and amount) of the future cash flows of the asset(s) received differs significantly from the configuration of the future cash flows of the asset(s) transferred. In the normal course of business, the Company purchase granite, sell to customers for profit and receive cash payment from the customers which has commercial substance. In the barter trade exchange, the Company purchased granites stones and sold to the land sellers as customers and received land as payment. The future cash flows of the lands received differs significantly from the configuration of the future cash flows of the granite transferred. If the Company did not acquire lands from these customers, the Company would receive cash from these customers as payment. In contrary, if the Company did not sell granite to these land sellers as customers, the Company would pay cash to these land sellers for the lands as payment.

11. STOCKHOLDERS' EQUITY

The Company is authorized to issue 480,000,000 shares of common stock and 20,000,000 shares of preferred stock.

On September 25, 2014 the Company issued 8,200,000 founders common stock at $0.0001 per share for a total of $820 for cash to two directors and officers of which 7,995,000 shares were cancelled on February 20, 2015 at $0.0001 per share for a total of $800. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On February 21, 2015, the Company issued 123,615,000 shares of its common stock at $0.0001 per share for cash which all 123,615,000 shares were cancelled between July 1, 2015 and September 7, 2015. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

Between July 1, 2015 and September 7, 2015, the Company issued 59,794,309 shares of its common stock at $0.0001 per share for a total of $5,979 for cash. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On September 28, 2015, pursuant to the Acquisition Agreements, the Company acquires each of Fuda UK and Marvel through the exchange of (i) all of the outstanding shares of Fuda UK for 20,500,000 shares of common stock of the Company, and (ii) all of the outstanding shares of Marvel for 25,420,000 shares of common stock of the Company. Accordingly, a total of 45,920,002 shares were issued at $0.0001 per share for a total of $4,592 for the acquisitions. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

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In October 2015, the Company adopted an amendment to its certificate of incorporation effecting a reverse share split on a forty-one (41) for one hundred (100) basis, such that each one hundred (100) shares of common stock outstanding held by a stockholder were converted into only forty-one (41) shares of common stock outstanding. All outstanding shares of common stock were so converted in October when such amendment was filed in the State of Delaware. The action was duly approved by the board of directors and shareholders of the Company. As a result of the reverse share split, the total number of outstanding shares of common stock of the Company decreased from 258,339,773 shares outstanding to 105,954,309 shares outstanding at such time. All references to common stock and per share amounts for all prior periods presented have been retroactively presented to reflect the reverse share split.

On October 1, 2015, the Company issued 35,000 shares of its common stock at $0.0001 as compensation to various employees for a total of $4. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

From time to time, the Company’s majority shareholder has paid expenses on behalf of the Company that are recorded as contribution to paid-in capital. The amounts contributed to paid-in capital were $nil and $619 for the six months ended June 30, 2016 and 2015, respectively.

12. STOCK-BASED COMPENSATION

On October 1, 2015, the Company issued 35,000 shares of its common stock at $0.0001 as compensation to various employees for a total of $4. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On December 31, 2015, the Company converted 59,999,037 shares of its previously unpaid common stock subscriptions to compensation expense as it has become unlikely that this subscription receivable will be paid back to the company and needed to be written off for a total of $14,634. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

13. GOVERNMENT CONTRIBUTION PLAN

Pursuant to the laws applicable to PRC law, the Company is required to participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

14. STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, the Company must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

The PRC regulations also restrict the ability of the Company to make dividend and other payments to offshore entities or individuals. The PRC legal restrictions permit payments of dividend by the Company only out of its accumulated after-tax profits, if any, determined in accordance with PRC GAAP and regulations. Any limitations on the ability of the Company to transfer funds could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the Company’s business, pay dividends and otherwise fund and conduct the Company’s business.

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15. INCOME TAXES

United States

Fuda USA is established in the State of Delaware in United States and is subject to Delaware State and US Federal tax laws. Fuda USA has approximately $953,154 of unused net operating losses (“NOLs”) available for carry forward to future years for U.S. federal income tax reporting purposes. The benefit from the carry forward of such NOLs will begin expiring during the year ended December 31, 2034. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

United Kingdom

Fuda UK is established in United Kingdom and its income is subject to a 20% profit tax rate for income sourced within the country. During the six months ended June 30, 2016 and 2015, Fuda UK did not earn any income derived in United Kingdom, and therefore was not subject to United Kingdom Profits Tax.

Hong Kong

Marvel is established in Hong Kong and its income is subject to a 16% profit tax rate for income sourced within the country. During the six months ended June 30, 2016 and 2015, Marvel did not earn any income derived in Hong Kong, and therefore was not subject to Hong Kong Profits Tax.

China, PRC

Liaoning Fuda established in China and its income is subject to income tax rate of 25%, but has received an income tax holiday from the government for three years that will expire in 2017.

The reconciliation of effective income tax rate as follows:

	For the Six Months Ended
	June 30,	June 30,
	2016	2015

PRC Statutory income tax rate	25%	25%
Less: Income tax holiday	-25%	-25%
Total	-	-

The provision for income tax on earnings as follows:

	For the Six Months Ended
	June 30,	June 30,
	2016	2015

PRC income tax at statutory rate	$3,212,954	$2,934,458
Less: Income tax subject to tax holiday	(3,212,954)	(2,934,458)
Total	$-	$-

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16. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

The Company has executed lease agreements for office space and dormitory for Liaoning Fuda in Dandong, China which expires in October 2018.

The Company has executed various car lease for Liaoning Fuda that expires in June 2016 and December 2016.

The total future minimum lease payments under the operating leases as follows:

Periods	Amounts
For year ended December 31, 2016	$67,325
For year ended December 31, 2017	61,204
For year ended December 31, 2018	61,204
For year ended December 31, 2019	-
Thereafter	-
Total	$189,733

Rent expenses for office space and dormitory were $30,602 and $38,301 for the six months ended June 30, 2016 and 2015, respectively.

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in China, which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company depends on a limited number of suppliers for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy our customers’ orders, which could materially and adversely affect revenues.

17. BUSINESS SEGMENTS

The revenues and cost of goods sold from operation consist of the following:

	Revenues		Cost of Sales
	For the Three Months Ended		For the Three Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Granite Blocks	$9,463,911	$5,141,868	$1,424,295	$1,438,074
Granite Slabs	3,864,258	4,760,804	2,297,047	3,055,432
Graphite	280,008	-	276,464	-
Fluorite	280,008	-	277,826	-
Gold	8,552,656	-	5,311,951	-
Total	$22,440,841	$9,902,672	$9,587,583	$4,493,506

	Revenues		Cost of Sales
	For the Six Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Granite Blocks	$13,962,955	$7,024,556	$2,031,573	$2,664,529
Granite Slabs	4,372,655	7,805,804	2,638,187	4,987,970
Graphite	280,008	-	276,464	-
Fluorite	280,008	-	277,826	-
Gold	8,630,590	-	5,383,788	-
Total	$27,526,216	$14,830,360	$10,607,838	$7,652,499

F-43

18. CONDENSED PARENT COMPANY FINANCIAL INFORMATION

Basis of Presentation

The ability of the Company’s Chinese Subsidiary-Liaoning Fuda to pay dividends, royalties, management fees, etc may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. A majority of our revenue being earned and currency received are denominated in RMB, which is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars. Accordingly, Liaoning Fuda funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations.

Foreign exchange transactions under the capital account are subject to limitations and require registration with or approval by the relevant PRC governmental authorities. In particular, if the Company finances the Company’s PRC subsidiaries by foreign currency loans, those loans cannot exceed certain statutory limits and must be registered with the SAFE, and if the Company finance the Company’s PRC subsidiaries by capital contributions, then those capital contributions must be approved by the Ministry Of Commerce or its local agency. In addition, because of the regulatory issues related to foreign currency loans to, and foreign investment in, domestic PRC enterprises, the Company may not be able to finance its operations by loans or capital contributions.

The restricted net assets of consolidated subsidiary Liaoning Fuda as of June 30, 2016 and December 31, 2015 were $77,345,031 and $66,251,944, respectively.

The condensed parent company financial information has been prepared in accordance with Rule 4-08(e) of Regulation S-X, as the net assets of the subsidiaries of Fuda Group (USA) Corp (the “Registrant”) exceed 25% of the consolidated net assets of the Registrant.

The condensed parent company financial information has been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements, with the only exception being that the parent company accounts for its subsidiaries using the equity method. Refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to the financial information.

F-44

Fuda Group (USA) Corporation and Subsidiaries

Condensed Parent Company Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$-	$-
Total Current Assets	-	-
Investment in subsidiaries, at equity in net assets	79,844,531	66,155,921
Total Assets	$79,844,531	$66,155,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	-	-
Due to related parties	276,402	613,294
Total Current Liabilities	340,365	613,294
Total Liabilities	340,365	613,294

Commitments & contingencies	-	-

Stockholders' Equity
Common stock, $0.0001 par value, 480,000,000 shares authorized;
105,954,309 shares at March 31, 2016 and December 31, 2015, respectively	10,595	10,595
Additional paid-in capital	9,579,682	9,579,682
Subscriptions receivable	-	-
Accumulated other comprehensive income	(4,995,060)	(3,188,494)
Statutory reserve	7,275,298	5,990,116
Accumulated earnings (unrestricted)	67,633,651	53,150,728
Total stockholders' equity	79,504,166	65,542,627
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,844,531	$66,155,921

The accompanying notes are an integral part of these financial statements

F-45

Fuda Group (USA) Corporation and Subsidiaries

Condensed Parent Company Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenues	$-	$-	$-	$-
Cost of sales	-	-	-	-
Gross margin	-	-	-	-

Operating expenses
Selling, general & administrative expenses	214,261	(93)	323,891	619
Total operating expenses	214,261	(93)	323,891	619

Income (Loss) from operation	(214,261)	93	(323,891)	(619)

Other income (expenses)
	-	-	-	-
Equity in undistributed income of subsidiaries	12,285,533	7,881,943	16,091,996	11,737,831
Total other income (expenses)	12,285,533	7,881,943	16,091,996	11,737,831

Income before income tax	12,071,272	7,882,036	15,768,105	11,737,212

Income tax	-	-	-	-

Net income	12,071,272	7,882,036	15,768,105	11,737,212

The accompanying notes are an integral part of these financial statements

F-46

Fuda Group (USA) Corporation and Subsidiaries

Condensed Parent Company Statements of Cash Flows

(unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2016	2015

Cash flows from operating activities
Net income	$15,768,105	$11,737,212
Adjustments to reconcile net income to
net cash provided by or used in operating activities:
Equity in undistributed income of subsidiaries	(16,091,996)	(11,737,831)
Bad debt expense
Shares to be ussed and issued for services	-
Expenses paid by stockholder and contributed as capital	-	619
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	-	-
Net cash used in operating activities	(323,891)	-

Cash flows from financing activities
Proceeds from/(Repayment) to related party, net	(336,892)	-
Proceeds from/(Repayment) to subsidiary	660,783	-
Net cash provided by financing activities	323,891	-

Cash flows from investing activities
Purchase of land, property and equipment	-	-
Net cash used in investing activities	-	-

Effect of exchange rate changes	-	-

NET INCREASE (DECREASE) IN CASH	-	-

CASH
Beginning of period	-	-
End of period	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

F-47

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

 The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction for which the director derived an improper personal benefit.

Under Delaware corporate law and code sections (and specifically, without limitation, Section 145 of the Delaware General Corporation Law), the Company provides limitation of liability protection to officers and directors through indemnification. Generally, Delaware law provides a favorable forum for the indemnification of corporate officers and directors and the resulting limitation of their respective personal liabilities for acts and omissions.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

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Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

No underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On September 25, 2014, the Company issued the following shares of its common stock:

James Cassidy	10,000,000 pre-split	(4,100,000 post-split)
James McKillop	10,000,000 pre-split	(4,100,000 post-split)

(2) Of these shares on February 20, 2015, an aggregate of 19,500,000 pre-split shares (7,995,000 post-split) was redeemed pro rata at par resulting in 250,000 pre-split shares (102,500 post-split) held by each of the named shareholders.

(3) On February 21, 2015, the Company issued 301,500,000 pre-split shares at par (123,615,000 post-split) as follows:

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	Pre-split	(Post-Split)
Liaoning Fuda Mining Co., LTD	61,000,000	25,010,000

Dandong Hao Han Mining Co., LTD	58,000,000	23,780,000

Xiaobin Wu	51,500,000	21,115,000

B. Square Pty LTD	48,000,000	19,680,000

JFL International Group Private Limited	35,000,000	14,350,000

Lina Wu	35,000,000	14,350,000

Lihua Sun	13,000,000	5,330,000

(4) The shareholders determined that the initial share ownership established at the time of the change in control was not optimally structured for their corporate purposes. On July 1, 2015 all the shareholders agreed to the redemption at par of the 301,500,000 (pre-split) shares issued on February 21, 2015.

(5) Simultaneously on July 1, 2015 the Board of Directors authorized the issuance of 257,339,733 (pre-split; 105,509,290 post-split) shares 59,794,307 pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Company in conducting the offering. The total consideration involved in these transactions was $14,584 (pre-split dollars).

(6) On September 28, 2015, the Company redeemed 112,000,000 pre-split (45,920,000 post-split) shares from Xiaobin Wu. Mr. Wu had earlier on July 1, 2015, been issued shares by the Company with the understanding that he would use some of those shares to effect the Acquisitions. Upon consideration, the Company determined it was better for the shares for the Acquisition to be issued directly from the Company. Mr. Wu agreed to the redemption. After such redemption, Mr. Wu retained 17,800,000 pre-split (7,298,000 post-split) shares.

(7)  On September 28, 2015, to effect the stock-for-stock acquisitions, the Board of Directors authorized the issuance of 62,000,000 pre-split (25.420,000 post-split) shares to Marvel Investment Corporation Limited and 50,000,000 pore-split (20,500,000 post-split) shares to Fuda Gold (UK) Limited. These were not arm’s-length transactions as Mr. Wu is the controlling shareholder of Marvel Investment Corporation and the stock owned by it may be deemed beneficially owned by Mr. Wu.

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(8) On October 1, 2015, the Company effectuated a 41-for-100 reverse stock split of its 258,339,733 shares outstanding stock resulting in a 105,919,290 post-split shares and simultaneously issued an additional 18 post-split shares to Lan Yu Xiu resulting in ownership by Mr. Lan of an aggregate of 100 post-split shares. The resultant outstanding post-shares was 105,919,309 (any variance due to rounding)

(9) On October 1, 2015, the Company issued 100 shares each to 350 individuals as compensation to key suppliers and/or contract workers for an aggregate of 35,000.

The Company has a resultant 105,954,309 (post-split) shares outstanding at the time of this offering.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1+	Agreement and Plan of Reorganization
2.2+	Agreement and Plan of Reorganization
2.3+	Equity Transfer Agreement
3.1++	Certificate of Incorporation
3.2++	By-laws
3.3++	[split document]
4.0+++	Sample subscription agreement
5.0**	Opinion of Counsel on legality of securities being registered
23.1	Consent of Accountants
23.3**	Consent of Attorney (as part of Exhibit 5.0)

**	To be filed

+	Previously filed with Form 8-K on October 1, 2015 (File No. 000-55307) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed with Form 10-12G on November 3, 2014 (File No. 000-55307) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference herein by this reference.

+++	Previously filed with Amendment No 5 on July 25, 2016.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in on October 25, 2016.

FUDA GROUP (USA) CORPORATION
(formerly Spruce Valley Acquisition Corporation)

Date: October 25, 2016	By:	/s/ Xiaobin Wu
Title: Chief Executive Officer (principal executive officer)

Date: October 25, 2016	By:	/s/ Xiaobin Wu
Title: Chief Financial Officer (principal financial officer)

Date: October 25, 2016	By:	/s/ Xiaobin Wu
Title: Chief Financial Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Xiaobin Wu	Director	October 25, 2016

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